Exhibit 99.3

PRO FORMA VALUATION REPORT

MINDEN BANCORP, INC.
Minden, Louisiana

PROPOSED HOLDING COMPANY FOR:
MBL BANK
Minden, Louisiana

Dated As Of:
August 26, 2010

Prepared By:

RP® Financial, LC.
1100 North Glebe Road
Suite 1100
Arlington, Virginia 22201

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

                                        August 26, 2010

Boards of Directors
Minden Mutual Holding Company
Minden Bancorp, Inc.
MBL Bank
100 MBL Bank Drive
Minden, Louisiana  71055

Members of the Boards of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

This Appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”), and applicable regulatory interpretations thereof.

Description of Plan of Conversion and Reorganization

On September 14 2010, the respective Boards of Directors of Minden Mutual Holding Company (the “MHC”), Minden Bancorp, Inc. (“MDNB”) and MBL Bank, Minden, Louisiana (the “Bank”) adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) whereby the MHC will convert to stock form.  As a result of the conversion, MDNB, which currently owns all of the issued and outstanding common stock of the Bank, will be succeed by a Louisiana corporation with the name of Minden Bancorp, Inc. (“Minden Bancorp” or the “Company”).  Following the conversion, the MHC will no longer exist.  For purposes of this document, the existing consolidated entity will hereinafter be referred to as Minden Bancorp or the Company.  As of June 30, 2010, the MHC had a majority ownership interest in, and its principal asset consisted of, approximately 58.60% of the common stock (the “MHC Shares”) of MDNB.  The remaining 41.40% of MDNB’s common stock is owned by public stockholders.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Boards of Directors
August 26, 2010

It is our understanding that Minden Bancorp will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Minden Bancorp’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale in a community offering and/or a syndicated community offering to the public at large.  Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of MDNB will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form.  The background and experience of RP Financial is detailed in Exhibit V-1.  We believe that, except for the fee we will receive for our appraisal, we are independent of the Company, the Bank, the MHC and the other parties engaged by the Bank or the Company to assist in the stock conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the OTS and the Securities and Exchange Commission (“SEC”).  We have conducted a financial analysis of the Company, the Bank and the MHC that has included a review of audited financial information for the years ended December 31, 2005 through December 31, 2009 and a review of various unaudited information and internal financial reports through June 30, 2010, and due diligence related discussions with the Company’s management; Heard McElroy & Vestal, LLP, the Company’s independent auditor; Elias, Matz, Tiernan & Herrick L.L.P., the Company’s conversion counsel; and Sandler O’Neill & Partners, L.P., the Company’s marketing advisor in connection with the stock offering.  All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions.  In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable.  While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

Boards of Directors
August 26, 2010

We have investigated the competitive environment within which Minden Bancorp operates and have assessed Minden Bancorp’s relative strengths and weaknesses.  We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Minden Bancorp and the industry as a whole.  We have analyzed the potential effects of the stock conversion on Minden Bancorp’s operating characteristics and financial performance as they relate to the pro forma market value of Minden Bancorp.  We have analyzed the assets held by the MHC, which will be consolidated with Minden Bancorp’s assets and equity pursuant to the completion of the second-step conversion.  We have reviewed the economic and demographic characteristics of the Company’s primary market area.  We have compared Minden Bancorp’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies.  We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues, initial public offerings by thrifts and thrift holding companies, and second-step conversion offerings.  We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Minden  Bancorp’s representation that the information contained in the regulatory applications and additional information furnished to us by Minden Bancorp and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete.  We did not independently verify the financial statements and other information provided by Minden Bancorp, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Minden Bancorp.  The valuation considers Minden Bancorp only as a going concern and should not be considered as an indication of Minden Bancorp’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for Minden Bancorp and for all thrifts and their holding companies.  Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Minden Bancorp’s’ stock alone.  It is our understanding that there are no current plans for selling control of Minden Bancorp following completion of the second-step conversion.  To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Minden Bancorp’s common stock, immediately upon completion of the second-step stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Boards of Directors
August 26, 2010

Valuation Conclusion

It is our opinion that, as of August 26, 2010, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of MDNB – was $22,183,280 at the midpoint, equal to 2,218,328 shares at $10.00 per share.  The resulting range of value and pro forma shares, all based on $10.00 per share, are as follows:  $18,855,790 or 1,885,579 shares at the minimum; $25,510,770, or 2,551,077 shares at the maximum; and $29,337,390 or 2,933,739 shares, at the supermaximum (also known as “maximum, as adjusted”).

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $13,000,000, equal to 1,300,000 shares at $10.00 per share.  The resulting offering range and offering shares, all based on $10.00 per share, are as follows:  $11,050,000, or 1,105,000 shares, at the minimum; $14,950,000 or 1,495,000 shares at the maximum; and $17,192,500 or 1,719,250 shares, at the supermaximum.

Establishment of the Exchange Ratio

OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company.  The Boards of Directors of the MHC, MDNB and the Bank have independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders.  The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the offering and the final appraisal.  Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 1.6248 shares of the Company for every one public share held by public shareholders.  Furthermore, based on the offering range of value, the indicated exchange ratio is 1.3811 at the minimum, 1.8685 at the maximum and 2.1488 at the supermaximum.  RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

Boards of Directors
August 26, 2010

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover, because such valuation is determined in accordance with applicable OTS regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion offering, or prior to that time, will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.  The appraisal reflects only a valuation range as of this date for the pro forma market value of Minden Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the second-step conversion.

RP Financial’s valuation was based on the financial condition, operations and shares outstanding of Minden Bancorp as of June 30, 2010, the date of the financial data included in the prospectus.  The proposed exchange ratio to be received by the current public stockholders of MDNB and the exchange of the public shares for newly issued shares of Minden Bancorp’s common stock as a full public company was determined independently by the Boards of Directors of the MHC, MDNB and the Bank.  RP Financial expresses no opinion on the proposed exchange ratio to public stockholders or the exchange of public shares for newly issued shares.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

Boards of Directors
August 26, 2010

This valuation will be updated as provided for in the conversion regulations and guidelines.  These updates will consider, among other things, any developments or changes in the financial performance and condition of Minden Bancorp, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues.  These updates may also consider changes in other external factors which impact value including, but not limited to:  various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates.  Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made.  The reasons for any such adjustments will be explained in the update at the date of the release of the update.  The valuation will also be updated at the completion of Minden Bancorp’s stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

/s/ Ronald S. Riggins
Ronald S. Riggins
President and Managing Director

/s/ Gregory E. Dunn
Gregory E. Dunn
Director

RP® Financial, LC.	TABLE OF CONTENTS
i

TABLE OF CONTENTS
MINDEN BANCORP, INC.
MBL BANK
Minden, Louisiana

DESCRIPTION		PAGE NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

	Introduction	I.1
	Plan of Conversion and Reorganization	I.2
	Strategic Overview	I.2
	Balance Sheet Trends	I.6
	Income and Expense Trends	I.10
	Interest Rate Risk Management	I.14
	Lending Activities and Strategy	I.15
	Asset Quality	I.18
	Funding Composition and Strategy	I.19
	Subsidiaries	I.20
	Legal Proceedings	I.20

CHAPTER TWO	MARKET AREA

	Introduction	II.1
	National Economic Factors	II.1
	Market Area Demographics	II.7
	Local Economy	II.9
	Unemployment Trends	II.10
	Market Area Deposit Characteristics and Competition	II.10

CHAPTER THREE	PEER GROUP ANALYSIS

	Peer Group Selection	III.1
	Financial Condition	III.6
	Income and Expense Components	III.9
	Loan Composition	III.12
	Interest Rate Risk	III.14
	Credit Risk	III.16
	Summary	III.16

RP® Financial, LC.	TABLE OF CONTENTS
ii

TABLE OF CONTENTS
MINDEN BANCORP, INC.
MBL BANK
Minden, Louisiana
(continued)

DESCRIPTION			PAGE NUMBER

CHAPTER FOUR		VALUATION ANALYSIS

Introduction			IV.1
Appraisal Guidelines			IV.1
RP Financial Approach to the Valuation			IV.1
Valuation Analysis			IV.2
1.	Financial Condition		IV.3
2.	Profitability, Growth and Viability of Earnings		IV.4
3.	Asset Growth		IV.7
4.	Primary Market Area		IV.7
5.	Dividends		IV.8
6.	Liquidity of the Shares		IV.9
7.	Marketing of the Issue		IV.10
	A.	The Public Market	IV.10
	B.	The New Issue Market	IV.17
	C.	The Acquisition Market	IV.18
	D.	Trading in Minden Bancorp’s Stock	IV.21
8.	Management		IV.22
9.	Effect of Government Regulation and Regulatory Reform		IV.22
Summary of Adjustments			IV.23
Valuation Approaches:			IV.23
1.	Price-to-Earnings (“P/E”)		IV.25
2.	Price-to-Book (“P/B”)		IV.26
3.	Price-to-Assets (“P/A”)		IV.28
Comparison to Recent Offerings			IV.28
Valuation Conclusion			IV.29
Establishment of the Exchange Ratio			IV.30

RP® Financial, LC.	LIST OF TABLES
iii

LIST OF TABLES
FEDFIRST FINANCIAL CORPORATION
FIRST FEDERAL SAVINGS BANK
Monessen, Pennsylvania

TABLE NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheet Data	I.7
1.2	Historical Income Statements	I.11

2.1	Summary Demographic Data	II.8
2.2	Primary Market Area Employment Sectors	II.9
2.3	Unemployment Trends	II.10
2.4	Deposit Summary	II.11
2.5	Market Area Deposit Competitors	II.12

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.7
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.10
3.4	Loan Portfolio Composition and Related Information	III.13
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.15
3.6	Credit Risk Measures and Related Information	III.17

4.1	Market Area Unemployment Rates	IV.8
4.2	Pricing Characteristics and After-Market Trends	IV.19
4.3	Market Pricing Comparatives	IV.20
4.4	Public Market Pricing	IV.27

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.1

I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction

MBL Bank (the Bank) is a Louisiana-chartered stock building and loan association organized in 1910 as Minden Building and Loan Association. The Bank serves north-central Louisiana through its main office and one branch office, which are both located in Minden, Louisiana.  Minden is part of Webster Parish.  A map of the Bank’s branch office locations is provided in Exhibit I-1.  The Bank is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (“FDIC”).

Minden Bancorp, Inc. (“MDNB”) is the federally-chartered mid-tier holding company of the Bank.  MDNB owns 100% of the outstanding common stock of the Bank.  Since being formed in 2002, MDNB has engaged primarily in the business of holding the common stock of the Bank.  MDNB completed its initial public offering in July 2002, pursuant to which it sold 654,638 shares or 45% of its outstanding common stock to the public and issued 800,112 shares or 55% of its common stock outstanding to Minden Mutual Holding Company (the “MHC”), the mutual holding company parent of MDNB.  Since the initial public offering, MDNB has completed a number of stock repurchases of the public shares.  As of June 30, 2010, MDNB held 89,434 shares in treasury.  Accordingly, as of June 30, 2010 shares held by public stockholders equaled 565,204 or 41.40% of MDNB’s common stock outstanding and the 800,112 shares held by the MHC equaled 58.60% of MDNB’s common stock outstanding.  The MHC and MDNB are savings and loan holding companies subject to regulation by the OTS.  At June 30, 2010, MDNB had total assets of $199.6 million, deposits of $175.1 million and equity of $23.3 million, or 11.68% of total assets.  MDNB’s audited financial statements for the most recent period are included by reference as Exhibit I-2.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.2

Plan of Conversion and Reorganization

On September 14, 2010, the respective Boards of Directors of the MHC, MDNB and the Bank adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) whereby the MHC will convert to stock form.  As a result of the conversion, MDNB, which currently owns all of the issued and outstanding common stock of the Bank, will be succeed by a Louisiana corporation with the name of Minden Bancorp, Inc. (“Minden Bancorp” or the “Company”).  Following the conversion, the MHC will no longer exist.  For purposes of this document, the existing consolidated entity will hereinafter be referred to as Minden Bancorp or the Company.  As of June 30, 210, the MHC’s ownership interest in MDNB approximated 58.60% and the public stockholders’ ownership interest in MDNB approximated 41.40%.

It is our understanding that Minden Bancorp will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Minden Bancorp’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and/or a syndicated community offering.  Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of MDNB will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

Strategic Overview

Minden Bancorp maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base.  The Company has pursued a growth strategy in recent years, in which asset growth has been sustained primarily through loan growth.  Retail deposits have been the primary funding source for the Company’s asset growth.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.3

Historically, Minden Bancorp’s operating strategy has been fairly reflective of a traditional thrift operating strategy in which 1-4 family residential mortgage loans and retail deposits have constituted the principal components of the Company’s assets and liabilities, respectively.  In more recent years, the Company has pursued a strategy of placing more of an emphasis on diversifying into other types of lending that generally earn higher yields and are more rate sensitive than 1-4 family permanent mortgage loans.  Beyond 1-4 family permanent mortgage loans, commercial real estate loans constitute the most significant are of lending diversification for the Company followed by consumer loans, commercial business loans, land loans and construction loans.  The Company’s current strategic plan is to continue to pursue recent growth strategies, in which lending diversification will emphasize growth of commercial real estate and commercial business loans.  Pursuant to targeting growth of commercial loans, the Company is also placing an emphasis on growing commercial deposit accounts through establishing full service banking relationships with its commercial borrowers.  The origination of 1-4 family permanent mortgage loans is expected to remain as the Company’s primary lending activity, but growth of the 1-4 family loan portfolio will be somewhat limited by the Company’s current philosophy of selling some of its longer term fixed rate 1-4 family loan production to a correspondent bank for purposes of interest rate risk management.

Investments serve as a supplement to the Company’s lending activities for purposes of facilitating management of interest rate risk and liquidity.  In 2008, the Company significantly increased its holdings of investment securities reflecting redeployment of excess liquidity resulting from a significant increase in deposits recorded during 2008.  Most of the growth of the investment portfolio has consisted for U.S. Government and agency obligations.  For the year ended December 31, 2009, the Company recognized a $2.8million impairment charge on investments deemed other than temporarily impaired (“OTTI”).  The OTTI charge was related to the Company’s investment in a mutual fund  As of June 30, 2010, the market value of the Company’s mutual fund investment equaled $7.4 million versus a book value of $7.3 million.  As of June 30, 2010, U.S. Government and agency obligations comprised the largest portion of the Company’s investment portfolio.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.4

The Company’s lending and investment strategies have generally supported management of credit risk exposure, as evidenced by favorable credit quality measures for non-performing assets.  Minden Bancorp is not a subprime lender and does not hold any investments in high risk collateralized debt obligations (“CDOs”).

Retail deposits have consistently served as the primary interest-bearing funding source for the Company.  Transaction and savings accounts constituted approximately 57% of the Company’s deposits at June 30, 2010 and has constituted the primary source of deposit growth for the Company in recent years.  Growth of transaction and savings accounts deposits has primarily been driven by growth of money market account deposits and, to a lesser extent, checking account deposits reflecting the Company’s emphasis on marketing and cross-selling those accounts and, in particular, developing full servicing banking relationships with its commercial loan customers.  In the past, the Company has utilized borrowings as a supplemental funding source to facilitate management of funding costs and interest rate risk.  Deposit growth in 2008 adequately funded asset growth as well as the pay-off of borrowings and  as of June 30, 2010, the Company did not hold any borrowings.

Minden Bancorp’s earnings base is largely dependent upon net interest income and operating expense levels.  Overall, the Company’s operating strategy has provided for a relatively strong net interest margin, which has been supported by loan growth, including growth of higher yielding types of loans, and increasing the concentration of deposits maintained in lower yielding transaction and saving account deposits.  Recent growth strategies have served to leverage operating expenses to a relatively low level of average assets.  Revenues derived from non-interest income sources have been somewhat of a limited contributor to the Company’s earnings, with such income consisting mostly of loan fees and service charges generated from transaction deposit accounts.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.5

The post-offering business plan of the Company is expected to continue to focus on operating and growing a profitable institution serving retail customers and small businesses in local markets.  Accordingly, Minden Bancorp will continue to be an independent community-oriented financial institution with a commitment to meeting the retail and commercial banking needs of individuals and businesses in north-central Louisiana.  In addition, the Company’s business plan is to implement strategies that will facilitate growth of its franchise and increase earnings.

The Company’s Board of Directors has elected to complete a second-step conversion to improve the competitive position of Minden Bancorp.  The capital realized from the stock offering will increase the operating flexibility and overall financial strength of Minden Bancorp.  The additional capital realized from stock proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets.  Minden Bancorp’s higher capital position resulting from the infusion of stock proceeds will also serve to reduce interest rate risk, particularly through enhancing the Company’s interest-earning-assets-to-interest-bearing-liabilities (“IEA/IBL”) ratio.  The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Company’s future funding needs, which may facilitate a reduction in Minden Bancorp’s funding costs.  Additionally, Minden Bancorp’s higher equity-to-assets ratio will also better position the Company to take advantage of expansion opportunities as they arise.  Such expansion would most likely occur through the establishment or acquisition of additional branch offices that would support expansion into desired growth markets.  The Company will also be better positioned to pursue growth through acquisition of other financial service providers following the stock offering, given its strengthened capital position and increased capacity to offer stock as consideration.  At this time, the Company has no specific plans for expansion.  The projected uses of proceeds are highlighted below.

o
Minden Bancorp, Inc.  The Company is expected to retain up to 50% of the net offering proceeds.  At present, funds at the Company level, net of the loan to the ESOP, are expected to be primarily invested initially into liquid funds held as a deposit at the Bank and short-term investment grade securities.  Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.6

o
MBL Bank.  Approximately 50% of the net stock proceeds will be infused into the Bank in exchange for all of the Bank’s newly issued stock.  Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to be primarily utilized to fund loan growth over time.

Overall, it is the Company’s objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Minden Bancorp’s operations.

Balance Sheet Trends

Table 1.1 shows the Company’s historical balance sheet data for the past five and one-half years.  From year end 2005 through June 30, 2010, Minden Bancorp’s assets increased at a 13.9% annual rate.  Asset growth was largely sustained by loan growth, which was primarily funded with deposit growth.  A summary of Minden Bancorp’s key operating ratios for the past three and one-half years is presented in Exhibit I-3.

Minden Bancorp’s loans receivable portfolio increased at a 13.8% annual rate from year end 2005 through June 30, 2010, with the loan portfolio exhibiting positive growth throughout the period covered in Table 1.1.  The Company’s slightly stronger asset growth rate compared to its loan growth rate provided for a very modest reduction in the loans-to-assets ratio from 63.0% at year end 2005 to 62.9% at June 30, 2010.  While 1-4 family permanent mortgage loans represent the largest concentration in the Company’s loan portfolio, Minden Bancorp’s emphasis on implementation of a diversified lending strategy is evidenced by recent trends in the loan portfolio.  Trends in the Company’s loan portfolio composition since year end 2005 show that the concentration of 1-4 family loans comprising total loans decreased from 53.6% of total loans at year end 2005 to 43.2% of total loans at June 30, 2010, while over the same time period commercial real estate loans increased from 13.5% of total loans to 15.1% of total loans, land loans increased from 3.9% of total loans to 8.6% of total loans and consumer loans increased from 9.5% of total loans to 19.2% of total loans.  Comparatively, from year end 2005 through June 30, 2010, commercial business loans decreased from 13.8% of total loans to 9.9% of total loans and construction loans decreased from 5.7% of total loans to 4.0% of total loans.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.7

Table 1.1
Minden Bancorp, Inc.
Historical Balance Sheet Data

													12/31/05-
													6/30/10
	At Year Ened December 31,										At June 30,		Annual.
	2005		2006		2007		2008		2009		2010		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)

Total Amount of:
Assets	$111,294	100.00%	$115,966	100.00%	$127,401	100.00%	$192,898	100.00%	$210,858	100.00%	$199,593	100.00%	13.86%
Cash and cash equivalents	4,032	3.62%	2,445	2.11%	4,434	3.48%	22,603	11.72%	33,514	15.89%	16,711	8.37%	37.16%
Investment securities	31,367	28.18%	29,319	25.28%	24,709	19.39%	49,482	25.65%	50,796	24.09%	47,905	24.00%	9.87%
Loans receivable, net	70,117	63.00%	74,963	64.64%	88,971	69.84%	111,313	57.71%	117,064	55.52%	125,603	62.93%	13.83%
FHLB /FNBB stock	1,370	1.23%	1,427	1.23%	568	0.45%	448	0.23%	448	0.21%	449	0.22%	-21.96%
Bank-owned life insurance	359	0.32%	400	0.34%	455	0.36%	495	0.26%	540	0.26%	553	0.28%	10.08%
		0
Deposits	$70,821	63.63%	$75,523	65.13%	$95,488	74.95%	$171,353	88.83%	$187,766	89.05%	$175,126	87.74%	22.29%
Borrowings	20,500	18.42%	19,000	16.38%	6,600	5.18%	0	0.00%	0	0.00%	0	0.00%	-100.00%

Equity	$19,018	17.09%	$20,160	17.38%	$20,801	16.33%	$20,103	10.42%	$21,902	10.39%	$23,311	11.68%	4.63%

Loans/Deposits		99.01%		99.26%		93.18%		64.96%		62.35%		71.72%

Full Service Banking Offices Open	1		1		1		1		2		2

(1)  Ratios are as a percent of ending assets.

 Sources:  Minden Bancorp’s prospectus, audited and unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.8

The intent of the Company’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Minden Bancorp’s overall credit and interest rate risk objectives.  It is anticipated that proceeds retained at the holding company level will primarily be invested into a deposit at the Bank.  Over the past five and one-half years, the Company’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 23.3% of assets at year end 2007 to a high of 40.2% of assets at year end 2009.  The shift towards a higher concentration of cash and investments from year end 2007 to year end 2009 reflects strong deposit growth being partially deployed into cash and investments.  Comparatively, cash and investments decreased to 32.6% of assets at June 30, 2010, as cash and investments funded deposit run-off as well as loan growth.

Investment securities held by the Company at June 30, 2010 consisted of U.S. Government and agency obligations ($26.0 million), mortgage-backed securities consisting entirely of pass-through certificates insured or guaranteed by Government Sponsored Enterprises ($14.3 million) mutual funds ($7.4 million), municipal bonds ($237,000), equity securities ($7,000) and FHLB/FNBB stock ($449,000).  As of June 30, 2010, all investment securities were maintained as available for sale except for $153,000 of mortgage-backed securities.  Exhibit I-4 provides historical detail of the Company’s investment securities portfolio.  As of June 30, 2010, the Company maintained a net unrealized gain of $698,000 on investment securities maintained as available for sale.  The Company also held cash and cash equivalents of $16.7 million or 8.4% of assets at June 30, 2010.

The Company also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of three individuals who are either a director or officer of the Company.  The purpose of the investment is to provide funding for the benefit plans of the covered individuals.  The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds.  As of June 30, 2010, the cash surrender value of the Company’s BOLI equaled $553,000.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.9

Over the past five and one-half years, Minden Bancorp’s funding needs have been largely addressed through retail deposits and internal cash flows, with supplemental funding provided by borrowings and retained earnings.  From year end 2005 through June 30, 2010, the Company’s deposits increased at an annual rate of 22.3%.  Positive deposit growth was sustained from year end 2005 through year end 2009, with the most significant deposit growth occurring in 2008.  Money market deposits were primary source of deposit growth in 2008.  Comparatively, deposits decreased during the six months ended June 30, 2010, with most of the decrease consist of non-interest bearing checking account deposits.  Deposits as a percent of assets ranged from a low of 63.6% at year end 2005 to a high of 89.1% at year end 2009.  As of June 30, 2010, the Company’s deposits totaled $175.1 million or 87.7% of assets.  Transaction and savings account deposits account for the largest concentration of the Company’s deposits and comprised 56.9% of the Company’s deposits at June 30, 2010, with money market deposits comprising the largest portion of the Company’s core deposits at June 30, 2010.  Certificate of deposits (“CDs”) comprised 43.1% of the Company’s deposits at June 30, 2010.

The Company’s utilization of borrowings declined from $20.5 million or 18.4% of assets at year end 2005 to a zero balance at year end 2008.  Since year end 2008, the Company has maintained a zero balance of borrowings.  The Company’s utilization of borrowings during the period covered in Table 1.1 has been limited to FHLB advances.

Since year end 2005, retention of earnings and the adjustment for accumulated other comprehensive income translated into an annual capital growth rate of 4.6% for the Company.  Capital growth did not keep pace with the Company’s asset growth rate, as Minden Bancorp’s equity-to-assets ratio decreased from 17.1% at year end 2005 to 11.7% at June 30, 2010.  All of the Company’s capital is tangible capital, and the Bank maintained capital surpluses relative to all of its regulatory capital requirements at June 30, 2010.  The addition of stock proceeds will serve to strengthen the Company’s capital position, as well as support growth opportunities.  At the same time, as the result of the significant increase that will be realized in the Company’s pro forma capital position, Minden Bancorp’s ROE can be expected to initially decline from current returns.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.10

Income and Expense Trends

Table 1.2 shows the Company’s historical income statements for the past five and one-half years.  The Company reported positive earnings over the past five and one-half years, ranging from a low of 0.07% of average assets during 2009 to a high of 1.25% of average assets during 2005.  For the twelve months ended June 30, 2010, the Company reported net income of $264,000 or 0.14% of average assets.  Earnings during 2009 and the twelve months ended June 30, 2010 were depressed by the $2.8 million OTTI charge recorded on the Company’s mutual funds investment.  Net interest income and operating expenses represent the primary components of the Company’s earnings.  Other revenues for the Company are largely derived from customer service fees, which have been somewhat of a limited contributor to the Company’s earnings in recent years.  Favorable credit quality measures have served to limit the amount of loan loss provisions the Company has established over the past five and one-half years.  Except for the OTTI charge recorded in 2009, gains and losses from the sale of assets have been a relatively minor factor in the Company’s earnings over the past five and one-half years.

Over the past five and one-half years, the Company’s net interest income to average assets ratio ranged from a low of 3.16% during 2009 to a high of 3.93% during 2005.  For the twelve months ended June 30, 2010, the Company’s net interest income to average assets ratio equaled 3.50%.  The downward trend in the net interest income ratio from 2005 through 2007 reflected a more significant increase in the interest expense ratio relative to the interest income ratio.  Comparatively, the decrease in the net interest income ratio from 2007 through 2009 reflected a more significant decrease in the interest income ratio compared to the interest expense ratio.  The decrease in the net interest income ratio during the 2007 to 2009 period was largely related to a shift in the Company’s interest-earning asset composition towards a higher concentration of cash and investments during a period of declining and low short-term interest rates that significantly reduced the overall yield earned on the Company’s interest-earning assets.  Comparatively, the increase in the Company’s net interest income ratio during the twelve months ended June 30, 2010 was supported by a shift in the Company’s interest-earning asset composition towards a higher concentration of loans, which supported an increase in the interest income ratio while the interest expense ratio continued to trend lower as rate sensitive liabilities continued to reprice lower.  Overall, the Company’s interest rate spread declined from 3.22% in 2007 to 2.81% in 2008 and for 2009 and the six months ended June 30, 2010 equaled 3.37% and 3.36%, respectively.  The Company’s interest rate spread for the six months ended June 30, 2009 equaled 3.29%.  The Company’s net interest rate spreads and yields and costs for the past three and one-half years are set forth in Exhibits I-3 and I-5.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.11

Table 1.2
Minden Bancorp, Inc.
Historical Income Statements

	For the Year Ended December 31,										For the 12 months
	2005		2006		2007		2008		2009		Ended 6/30/10
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest income	$6,437	5.89%	$7,423	6.53%	$8,283	6.81%	$8,789	5.48%	$8,864	4.38%	$8,747	4.60%
Interest expense	(2,143)	-1.96%	(3,229)	-2.84%	(3,767)	-3.10%	(3,295)	-2.06%	(2,447)	-1.21%	(2,096)	-1.10%
Net interest income	$4,294	3.93%	$4,194	3.69%	$4,516	3.71%	$5,494	3.43%	$6,417	3.16%	$6,651	3.50%
Provision for loan losses	0	0.00%	(95)	-0.08%	(77)	-0.06%	(210)	-0.13%	(60)	-0.03%	(90)	-0.05%
Net interest income after provisions	$4,294	3.93%	$4,099	3.61%	$4,439	3.65%	$5,284	3.30%	$6,357	3.14%	$6,561	3.45%

Other operating income	$322	0.29%	$744	0.65%	$994	0.82%	$1,045	0.65%	$692	0.34%	$661	0.35%
Operating expense	(2,575)	-2.36%	(2,944)	-2.59%	(3,750)	-3.08%	(4,296)	-2.68%	(4,190)	-2.07%	(4,041)	-2.13%
Net operating income	$2,041	1.87%	$1,899	1.67%	$1,683	1.38%	$2,033	1.27%	$2,859	1.41%	$3,181	1.67%

Non-Operating Income
Gain(loss) on sale of assets	($1)	0.00%	$103	0.09%	$0	0.00%	($13)	-0.01%	$73	0.04%	$3	0.00%
OTTI loss on securities	0	0.00%	0	0.00%	0	0.00%	0	0.00%	(2,822)	-1.40%	(2,822)	-1.48%
Gain on sale of foreclosed real estate	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Net non-operating income	($1)	0.00%	$103	0.09%	$0	0.00%	($13)	-0.01%	($2,749)	-1.36%	($2,819)	-1.48%

Net income before tax	$2,040	1.87%	$2,002	1.76%	$1,683	1.38%	$2,020	1.26%	$110	0.05%	$362	0.19%
Income tax provision	(678)	-0.62%	(667)	-0.59%	(555)	-0.46%	(695)	-0.43%	27	0.01%	(98)	-0.05%
Net income (loss)	$1,362	1.25%	$1,335	1.17%	$1,128	0.93%	$1,325	0.83%	$137	0.07%	$264	0.14%

Adjusted Earnings
Net income	$1,362	1.25%	$1,335	1.17%	$1,128	0.93%	$1,325	0.83%	$137	0.07%	$264	0.14%
Add(Deduct): Net gain/(loss) on sale	1	0.00%	(103)	-0.09%	0	0.00%	13	0.01%	2,749	1.36%	2,819	1.48%
Tax effect (2)	(0)	0.00%	35	0.03%	0	0.00%	(4)	0.00%	(935)	-0.46%	(958)	-0.50%
Adjusted earnings	$1,363	1.25%	$1,267	1.12%	$1,128	0.93%	$1,334	0.83%	$1,951	0.96%	$2,125	1.12%

Expense Coverage Ratio (3)	1.67		1.42		1.20		1.28		1.53		1.64
Efficiency Ratio (4)	55.9%		59.6%		68.1%		65.7%		59.0%		55.3%

(1)	Ratios are as a percent of average assets.
(2)	Assumes a 34.0% effective tax rate.
(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.
(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus other income (excluding net gains).

Sources:  Minden Bancorp’s prospectus, audited & unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.12

Non-interest operating income has generally been somewhat of a limited contributor to the Company’s earnings over the past five and one-half years, ranging from a low of 0.29% of average assets during 2005 to a high of 0.82% of average assets during 2007.  For the twelve months ended June 30, 2010, the Company recorded non-operating income of $661,000 or 0.35% of average assets.  The decrease in non-interest operating income since 2008 reflects the loss of insurance commission income, as the Company sold its insurance agency in 2009.  Customer service fees constitute the largest source of non-interest operating income for the Company, with other non-interest operating revenues derived from income earned on BOLI and miscellaneous other revenue sources.

Operating expenses represent the other major component of the Company’s earnings, ranging from a low of 2.07% of average assets during 2009 to a high of 3.08% of average assets during 2007.  For the twelve months ended June 30, 2010, the Company’s operating expenses equaled 2.13% of average assets.  The downward trend in the operating expense ratio since 2007 reflects leveraging of operating expenses through asset growth recorded in 2008 and 2009 and a slight decrease in operating expenses in 2009 and for the twelve months ended June 30, 2010.  Upward pressure will be placed on the Company’s operating expense ratio following the second-step offering due to additional stock benefit plan expenses.  At the same, the increase in capital realized from the stock offering will increase the Company’s capacity to leverage operating expenses through continuing to pursue its growth strategies.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.13

Overall, the general trends in the Company’s net interest margin and operating expense ratio since 2005 reflect core earnings stability, as indicated by the Company’s expense coverage ratio (net interest income divided by operating expenses).  Minden Bancorp’s expense coverage ratio equaled 1.67 times during 2005, versus a ratio of 1.64 times during the twelve months ended June 30, 2010.  Both the Company’s net interest income ratio and operating expense ratio were lower during the most recent twelve month period compared to 2005.  Similarly, Minden Bancorp’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income) of 55.9% during 2005 was consistent with the 55.3% efficiency ratio posted for the twelve months ended June 30, 2010.

Over the past five and one-half years, maintenance of generally favorable credit quality measures has generally served to limit the amount of loss provisions established during the period.  Loan loss provisions established by the Company ranged from a low of no loan loss provisions established during 2005 to a high of 0.13% of average assets during 2008.  For the twelve months ended June 30, 2010, loan loss provisions established by the Company amounted to $90,000 or 0.05% of average assets.  As of June 30, 2010, the Company maintained valuation allowances of $1.0 million, equal to 0.80% of net loans receivable and 159.0% of total non-accruing loans and accruing loans 90 days or more past due.  Exhibit I-6 sets forth the Company’s loan loss allowance activity during the past five and one-half years.

Non-operating income and losses over the past five and one-half years has been fairly limited, with the exception of the OTTI charge recorded in 2009.  Overall, the net earnings impact of non-operating income ranged from a loss of 1.48% of average assets for the twelve months ended June 30, 2010 to a gain of 0.09% of average assets in 2006.  The OTTI charge recorded on the Company’s mutual funds investment was $2.8 million, which impacted 2009 earnings as well as earnings for the twelve months ended June 30, 2010.  In general, the gains and losses recorded by Company were viewed as non-recurring income items.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.14

The Company’s effective tax rate ranged from a low of 24.55% during 2009 to a high of 34.41% during 2008.  As set forth in the prospectus, the Company’s marginal effective statutory tax rate is 34.0%.

Interest Rate Risk Management

The Company’s current balance sheet asset/liability sensitivity is approximately neutral in the short-term (less than one year) and, thus, the net interest margin should remain fairly stable during periods of both rising and declining interest rates.  As of June 30, 2010, the OTS Net Portfolio Value (“NPV”) analysis indicated that a 2.0% instantaneous and sustained increase in interest rates would result in a 1% increase in the Bank’s NPV (see Exhibit I-7).

The Company pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities.  The Company manages interest rate risk from the asset side of the balance sheet through selling originations of longer term 1-4 family fixed rate loans to the secondary market, originating 1-4 family fixed rate loans with three or five year balloon provisions which are held for investment, investing in U.S. Government and agency obligations with laddered maturities of four years or less, maintaining investment securities as available for sale, and diversifying into other types of lending beyond 1-4 family permanent mortgage loans which consists primarily of shorter term fixed rate loans.  As of June 30, 2010, of the Company’s total loans due after June 30, 2011, ARM loans comprised 30.3% of those loans (see Exhibit I-8).  On the liability side of the balance sheet, management of interest rate risk has been pursued through emphasizing growth of lower costing and less interest rate sensitive transaction and savings account deposits.  Transaction and savings account deposits comprised 56.9% of the Company’s deposits at June 30, 2010.

The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.15

Lending Activities and Strategy

Minden Bancorp’s lending activities have traditionally emphasized 1-4 family permanent mortgage loans and such loans continue to comprise the largest component of the Company’s loan portfolio.  Beyond 1-4 family loans, lending diversification by the Company has emphasized commercial real estate loans followed by consumer loans.  Other areas of lending diversification for the Company include commercial business loans, land loans and construction loans.  Going forward, the Company’s lending strategy is to continue to emphasize gradual diversification of the loan portfolio, particularly with respect to growth of commercial real estate and commercial business loans.  The origination of 1-4 family permanent mortgage loans is expected to remain an active area of lending for the Company, although growth of the 1-4 family loan portfolio will be limited as new loan production will be offset by loan sales of longer term fixed rate loan originations and repayments on the existing portfolio.  The Company’s general lending philosophy has been to limit its lending activities to local and familiar markets.  Exhibit I-9 provides historical detail of Minden Bancorp’s loan portfolio composition over the past five and one-half years and Exhibit I-10 provides the contractual maturity of the Company’s loan portfolio by loan type as of June 30, 2010.

Minden Bancorp originates fixed rate 1-4 family permanent mortgage loans with terms of up to 30 years.  Loans are generally underwritten to secondary market guidelines, as the Company’s current philosophy has been to sell most originations of fixed rate loans with terms of over 15 years.  Loans are sold on a servicing released basis.  Fixed rate loans are offered for terms ranging from 10 to 30 years, as well as with three and five year balloon provisions which are amortized for terms of up to 30 years.  Loans originated for the Company’s held for investment loan portfolio consist mostly of balloon loans and loans with terms of 15 years or less.  Residential loans are generated through the Company’s in-house lending staff, walk-ins, on-line banking and third party referrals.  As of June 30, 2010, the Company’s outstanding balance of 1-4 family loans equaled $55.5 million or 43.2% of total loans outstanding.

The Company’s 1-4 family lending activities include home equity loans and home equity lines of credit, which comprise a relatively small balance of the loan portfolio and are included in the balance of 1-4 family permanent mortgage loans.  Home equity loans are currently offered as amortizing loans for terms of up to five years and lines of credit for up to three year terms.  The Company will originate home equity loans and lines of credit up to a maximum loan-to value (“LTV”) ratio of 80.0%, inclusive of other liens on the property.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.16

Construction loans originated by the Company generally have consisted mostly of loans to finance the construction of 1-4 family residences.  The Company’s 1-4 family construction lending activities include construction loans that convert to permanent loans following the construction period, as well as loans that are extended to builders to finance the construction of single-family homes on a speculative basis.  Construction loans are interest only loans during the construction period and are originated up to a LTV ratio of 80.0%.  Commercial real estate construction loans generally require a commitment for permanent financing to be in place prior to closing the construction loan and are originated up to a LTV ratio of 75.0%.  At June 30, 2010, the largest outstanding construction loan commitment for the construction of a church was $1.8 million, of which $1.1 million had been disbursed.  This loan was performing in accordance with its terms at June 30, 2010.  As of June 30, 2010, Minden Bancorp’s outstanding balance of construction equaled $5.1 million or 4.0% of total loans outstanding.

Commercial real estate loans constitute the most significant area of lending diversification for the Company, which are collateralized by properties in the Company’s regional lending area.  Minden Bancorp generally originates commercial real estate loans up to a maximum LTV ratio of 80.0% and requires a minimum debt-coverage ratio of 1.20 times.  Commercial real estate loans are generally offered as balloon loans with balloon terms of three or five years, which are amortized for terms of up to 20 years.  Properties securing the commercial real estate loan portfolio include small office buildings, small retail establishments, restaurants, hotels and churches.  The largest commercial real estate loan in the Company’s loan portfolio at June 30, 2010 was a $2.1 million loan secured by a manufacturing plant and was performing in accordance with its terms at June 30, 2010.  As of June 30, 2010, the Company’s outstanding balance of commercial real estate loans equaled $19.4 million or 15.1% of total loans outstanding.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.17

Land loans consist substantially of properties that are secured by income producing properties, such as land utilized for growing timber or land used for farming.  To a lesser extent, land loans are for residential development.  Land loans are typically extended up to a LTV ratio of 80.0% and are generally offered as fixed rate loans for terms of up to 15 years with a balloon provision of three-to-five years.  As of June 30, 2010, the Company’s outstanding balance of land loans equaled $11.0 million or 8.6% of total loans outstanding.

Minden Bancorp’s diversification into non-mortgage loans consists primarily of consumer loans and, to a lesser extent, commercial business loans.  The consumer loan portfolio consists primarily of loans secured by deposits, which accounted for slightly more than half of the Company’s consumer loan portfolio at June 30, 2010.  Loans secured by deposits equaled $12.4 million at June 30, 2010 and approximately $9.2 million of the loans secured by deposits were related to commercial business lines of credit.  The balance of the consumer loan portfolio consists primarily of automobile and recreational vehicle loans followed by other types of installment loans.  As of June 30, 2010, the Company’s outstanding balance of consumer loans equaled $24.6 million or 19.2% of total loans outstanding.

  The commercial business loan portfolio is generated through extending loans to companies operating in the local market area.  Commercial business loans offered by the Company consist primarily of adjustable rate loans and, to a lesser extent, fixed rate loans, with loan terms generally three years or less.  Loans secured by business assets such as accounts receivable, inventory and equipment account for the major portion of the Company’s commercial loan portfolio, while the portfolio also includes a limited amount of unsecured loans.  Expansion of commercial business and commercial real estate lending activities are areas of lending emphasis for the Company, pursuant to which the Company is seeking to become a full service community bank to its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products.  As of June 30, 2010, Minden Bancorp’s outstanding balance of commercial business loans equaled $12.7 million or 9.9% of total loans outstanding.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.18

Exhibit I-11 provides a summary of the Company’s lending activities over the past two and one-half years.  Total loans originated decreased from $95.7 million in 2008 to $71.7 million, but then increased in the first half of 2010 to $42.0 million compared to $39.4 million in the first half of 2009.  Loans secured by 1-4 family properties comprised the largest source of originations during the past two and one-half years, followed by originations of consumer loans.  The Company sold $2.6 million of 1-4 family loan originations during the six months ended June 30, 2010.  The Company did not purchase any loans during the past two and one-half years.  Loan originations exceeded loans sold and principal repayments during the past two and one-half years, which provided for a positive trend in the loans receivable balance since year end 2007.  Overall, net loans receivable increased from $89.0 million at year end 2007 to $125.6 million at June 30, 2010.

Asset Quality

The Company’s historical 1-4 family lending emphasis, as well as generally stable real estate market conditions in the Company’s lending area, have supported the maintenance of relatively favorable credit quality measures during the past five and one-half years.  Over the past five and one-half years, Minden Bancorp’s balance of non-performing assets ranged from a low of 0.21% of assets at year end 2005 to a high of 0.97% of assets at year end 2007.  As shown in Exhibit I-12, non-performing assets at June 30, 2010 totaled $1.1 million or 0.54% of assets.  Non-performing assets held by the Company at June 30, 2010 consisted of $511,000 of non-accruing loans, $121,000 of accruing loans 90 days or more past due and $438,000 of real estate owned.  The largest portion of the non-performing loan balance at June 30, 2010 was secured by 1-4 family properties and 1-4 family properties accounted for the entire balance of real estate owned.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.19

To track the Company’s asset quality and the adequacy of valuation allowances, Minden Bancorp has established detailed asset classification policies and procedures which are consistent with regulatory guidelines.  Detailed asset classifications are reviewed monthly by senior management and the Board.  Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets.  As of June 30, 2010, the Company maintained valuation allowances of $1.0 million, equal to 0.80% of net loans receivable and 159.0% of non-accruing loans and accruing loans 90 days or more past due.

Funding Composition and Strategy

Deposits have consistently served as the Company’s primary funding source and at June 30, 2010 deposits accounted for the entire balance of the Company’s interest-bearing funds.  Exhibit I-13 sets forth the Company’s deposit composition for the past three and one-half years.  Transaction and savings account deposits constitute the largest component of the Company’s deposit composition.  Transaction and savings account deposits constituted 56.9% of total deposits at June 30, 2010, with recent trends showing the concentration of core deposits increasing over the past three and one-half years.  Comparatively, transaction and savings account deposits constituted 34.6% of total deposits at June 30, 2010.  The increase in the concentration of core deposits comprising total deposits since year end 2007 was primarily realized through growth of money market and checking account deposits  Money market and checking account deposits comprised 46.9% and 39.8% of the Company’s core deposits, respectively, at June 30, 2010.

The balance of the Company’s deposits consists of CDs, which equaled 43.1% of total deposits at June 30, 2010 compared to 65.4% of total deposits at December 31, 2007.  Minden Bancorp’s current CD composition reflects a higher concentration of short-term CDs (maturities of one year or less).  The CD portfolio totaled $75.5 million at June 30, 2010 and $67.1 million or 88.9% were scheduled to mature in one year or less.  Exhibit I-14 sets forth the maturity schedule of the Company’s CDs as of June 30, 2010.  As of June 30, 2010, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $34.1 million or 45.2% of total CDs.  The Company did not maintain any brokered CDs at June 30, 2010.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.20

In the past, the Company has utilized FHLB advances as an alternative funding source to deposits for purposes of managing funding costs and interest rate risk.  In 2008, deposit growth was more than adequate enough to fund asset growth as well as the pay-off of FHLB advances outstanding.  Since 2008, the Company has not utilized borrowings as a funding source.  Exhibit I-15 provides further detail of the Company’s borrowings activities during the past three and one-half years.

Subsidiaries

Minden Bancorp has one indirect subsidiary, Minden Service, Inc. (“Minden Service”), which is a wholly-owned subsidiary of the Bank.  Minden Service’s sole purpose is to own the excess real estate located on MBL Bank Drive in Minden, Louisiana with a carrying value of $175,000 at June 30, 2010.  This property is adjacent to the Bank’s headquarters office and is currently being marketed for sale.

Legal Proceedings

Minden Bancorp is not currently party to any pending legal proceedings that the Company’s management believes would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

RP® Financial, LC.	MARKET AREA II.1

II. MARKET AREA

Introduction

The Company is headquartered in the city of Minden, Louisiana.  In addition to the main office, the Company maintains one full service branch in Minden.  Minden is located in Webster Parish, which is in north-eastern Louisiana approximately 40 miles east of Shreveport.  The city of Minden contains a population of approximately 12,000.  Exhibit II-1 provides information on the Company’s office properties.

The Company’s primary market area is viewed as mostly rural in nature, as indicated by the low population density of Webster Parish. The primary market area economy is fairly diversified, with services, wholesale/retail trade and manufacturing constituting the basis of the primary market area economy.

Future growth opportunities for Minden Bancorp depend on the future growth and stability of the local and regional economy, demographic growth trends, and the nature and intensity of the competitive environment.  These factors have been briefly examined to help determine the growth potential that exists for the Company, the relative economic health of the Company’s market area, and the resultant impact on value.

National Economic Factors

The future success of the Company’s operations is partially dependent upon national economic factors and trends.  In assessing national economic trends over the past few quarters, economic data at the start of the fourth quarter of 2009 showed further signs of an economic recovery, even as the labor market continued to struggle.  U.S. manufacturing activity expanded for the third month in a row in October, while a net loss of 190,000 jobs in October pushed the October unemployment rate up to 10.2%.  Retail sales and the index of leading economic indicators both rose in October, while housing data was mixed raising doubts about the strength of the sector’s recovery.  New home starts tumbled in October, while sales of existing home showed a strong increase in October.  Signs of a slow and uneven economic recovery continued to be reflected in the November data.  Manufacturing activity continued to grow in November, while the service sector contracted in November after growing in October.  Employment data for November reflected the fewest number of job losses since December 2007, which reduced the unemployment rate to 10.0%.  The Federal Reserve’s “beige book” released in early-December showed the economy improving moderately, with consumer spending up but commercial real estate weakening.  Additional evidence that strength was returning to the economy included a healthy rise in November durable goods orders and manufacturing activity in December expanding at its fastest pace in more than three years.  Sales of existing homes were up solidly in November, although construction spending in November was down slightly.

RP® Financial, LC.	MARKET AREA II.2

Manufacturing activity expanded in December 2009 at its fastest pace in more than three years, while the service sector recorded only modest growth in December.  Job losses were significantly higher than expected in December, dashing hopes of a near term turnaround in employment.  Employers cut 85,000 jobs in December, while the December unemployment rate held steady at 10.0%.  The index of leading economic indicators rose 1.1% from November to December for its ninth straight month of gains, while housing data for December was less favorable with both new and existing home sales declining in December.  The decline in home sales in December was in part related to a surge in home sales during the fall, as first-time home buyers raced to take advantage of a tax credit before it expired.  Fourth quarter GDP increased at an annual rate of 5.7% (subsequently revised to 5.6%), although much of the growth was tied to companies replenishing low inventories that typically only provides a temporary bump in growth.

Manufacturing activity rose for a sixth straight month in January 2010, with the rate of expansion at its highest point since August 2004.  Comparatively, service sector activity remained stable in January.  Payrolls unexpectedly fell in January with the loss of 20,000 jobs, but the January unemployment rate surprisingly dropped to a five month low of 9.7%.  Retail sales were up in January, although consumer confidence fell in February.  Sales of existing homes fell in January and orders for durable goods showed weakness in January, underscoring the uneven progress of the U.S. recovery.  The manufacturing and service sectors both showed expansion in February, while the February unemployment rate remained unchanged at 9.7%.  The February unemployment report showed a loss of 36,000 jobs, which was fewer than expected.  New and existing home sales were lower in February compared to January, but retail sales continued to show an increase for February.  U.S. manufacturing and nonmanufacturing activity continued to grow in March, while the March unemployment rate held steady at 9.7%.  Employers added 162,000 jobs in March, but almost one-third of the jobs came from the government’s hiring for the census.  A surge in March retail sales and home construction increasing for a third straight month in March provided evidence that the economic recovery was gaining traction.  Other signs of the economy gaining momentum included an increase in March existing home sales and a healthy rise in the March index of leading economic indicators.  The initial estimate for first quarter GDP growth showed the economy expanded at an annualized rate of 3.2%, which was subsequently revised down to 2.7%.

RP® Financial, LC.	MARKET AREA II.3

Positive trends in the economic recovery continued in the second quarter of 2010, as manufacturing activity and retail sales were up in April.  The April employment report showed employers added 290,000 jobs, which was more than expected.  At the same time, the April unemployment rate increased to 9.9%.  Single-family housing starts surged in April, as builders stepped up production ahead of the April 30 deadline for sales qualifying for a federal tax credit.  Likewise, sales of existing and new homes showed healthy increases in April, which was also believed in a large part related to home buyers seeking to take advantage of the federal tax credit that was due to expire at the end April.  Orders for durable goods rose 2.9% in April, while consumer spending remained flat in April.  Manufacturing in the U.S. grew at a brisk pace in May and the service sector continued to expand in May as well.  However, the employment report for May was weaker than expected, as almost all of the new jobs added in May were due to census hiring.  The unemployment rate for May fell to 9.7%.  Housing data for May also suggested that the economic recovery was losing steam, as sales of new and existing homes declined in May following the expiration of a special tax credits for home buyers.  Retail sales and durable-goods orders also dropped in May.

Economic data for June 2010 generally showed more signs that the recovery was losing momentum.  Manufacturing activity and service sector growth moderated from May to June, while June employment data reflected job losses for the first time in 2010, as payrolls dropped after the government let 225,000 census workers go.  The June 2010 unemployment rate edged down to 9.5%, due to a net reduction in job seekers.  Wholesale and retail sales declined in June, which translated into a rise in inventories at both the wholesale and retail level.  With the expiration of tax credits for home buyers and weak job growth, the housing market stumbled in June.  Sales of existing homes fell in June, while new home sales rose in June but remained anemic.  Housing starts were down in June, as the inventory of unsold homes rose.  The composite index of leading economic indicators also slipped in June from May.  Durable goods orders declined in June and second quarter GDP growth slowed to an annual rate of 2.4%.

RP® Financial, LC.	MARKET AREA II.4

Economic data at the start of third quarter 2010 continued to show a mixed picture for the economy.  Growth in manufacturing activity slowed in July, while service sector activity expanded in July.  Employment data for July showed a loss of 131,000, while the unemployment rate held steady at 9.5%.  Retail sales and wholesale production were up slightly in July and the index of leading indicators was also showed a modest increase in July as well.  House starts were up in July, but single-family housing starts were down in July.  Sales of existing homes plunged to 15-year lows in July and new home sales were down sharply in July as well.  A weak reading for July durable goods order further underscored that the economy was losing momentum.

In terms of interest rates trends over the past few quarters, mixed economic data and no apparent threat of inflationary pressures supported a stable interest rate environment at the beginning of the fourth quarter of 2009, providing for the continuation of a relatively steep yield curve.  Interest rates remained stable through the balance of October, reflecting uncertainty over the sustainability of the economic recovery with consumer confidence declining for the second month in a row.  The Federal Reserve concluded its early-November meeting by keeping its target interest rate near zero, which along with the weaker than expected employment report for October sustained a stable interest rate environment into mid-November.  Long-term Treasury yields eased lower heading into the second half of November, following comments by the Federal Reserve Chairman that unemployment and troubles in commercial real estate would weigh on the recovery.  Long-term Treasury yields dipped in late-November following news of the credit crisis in Dubai.  A better than expected jobs report for November moved interest rates higher in early-December.  Following the Federal Reserve’s mid-December meeting and decision to hold its target interest rate steady, the spread between short-term and long-term Treasury yields widened further in the final weeks of 2009 as long-term Treasury yields edged higher amid signs that the U.S. economy was improving.

RP® Financial, LC.	MARKET AREA II.5

Interest rates stabilized at the start of 2010 and then edged lower heading into the second half of January, reflecting uncertainty over the strength of the recovery.  The Federal Reserve’s two day meeting in late-January concluded with no change in its key rate target, but offered a slightly rosier economic outlook in its statement.  A rise in January consumer confidence, along with the Federal Reserve’s more upbeat assessment of the economy, provided for a slight upward trend in long-term Treasury yields in late-January.  Worries that Greece’s debt woes were spreading across Europe and job losses reflected in the January employment report pushed Treasury yields lower in late-January and early-February.  Some positive economic data regarding home prices and industrial output pushed interest rates higher heading in mid-February.  Treasury yields rose in mid-February on the Federal Reserve’s decision to raise the discount rate, spurring thoughts of tighter credit for borrowers in general.  Weak economic data and indications from the Federal Reserve that short-term interest rates would remain near zero for at least several months pushed long-term Treasury yields lower at the close of February.  Comparatively, long-term Treasury yields eased higher during the first half of March, based on better-than-expected reports for February employment data and retail sales.  Interest rates stabilized in mid-March following the Federal Reserve’s mid-March meeting, as the Federal Reserve held its target rate steady and signaled that it would be at least several months before they raise short-term interest rates.  Weak demand for an auction of five year Treasury notes and debt worries translated into long-term Treasury yields edging higher at the close of the first quarter.

RP® Financial, LC.	MARKET AREA II.6

Signs of the economic recovery gaining traction pushed Treasury yields higher at the start of the second quarter of 2010, with the 10-year Treasury note yield increasing to 4.0% in early-April.  Treasury yields eased lower in mid-April and then were relatively stable for the balance of April, as the consumer price index for March indicated that inflation remained muted and the Federal Reserve concluded its late-April meeting with keeping its target interest rate near zero.  Investors fled to the safety of U.S. Treasury debt in early-May amid worries about possible ripple effects form Greece’s credit crisis, with the yield on the 10-year Treasury note moving below 3.5% during the first week of May.  April’s producer price index reflecting a low level of inflation at the wholesale level and concerns about the U.S. economy on news that mortgage delinquencies hit a record in the first quarter furthered the decline in long-term Treasury yields in mid-May.  The downward trend in long-term Treasury yields continued into late-May, as investors moved to the safety of Treasury bonds amid worries about the health of the global economy and growing tensions between North and South Korea.  After declining in early-June on the weak employment report for May, Treasury yields eased higher into mid-June as investors moved back into stocks.  Long-term Treasury yields trended lower in the second half of June, as concerns mounted that the economy might be in for a slowdown.  The Federal Reserve concluded its June meeting with a subdued assessment of the economy and affirmed that short-term rates interest rates would remain near zero for an “extended period”.  Yields on the 10-year Treasury note moved below 3.0% at the end of June, as investors gravitated toward U.S. debt amid growing concerns about the global economic outlook.

Signs of a slowing economy and tame inflation readings provided for a relatively stable interest rate environment through most of July 2010, while mortgage rates dropped to historic lows.  A weak employment report for July continued to support a downward trend in Treasury yields in early-August.  Treasury yields dropped to 16-month lows heading into mid-August, as investors bought Treasurys in a flight to safety amid worries over slowing growth.  More signs of slower growth continued a slight downward trend in long-term Treasury yields into late-August.  As of August 26, 2010, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 0.25% and 2.50%, respectively, versus comparable year ago yields of 0.45% and 3.44%.  Exhibit II-2 provides historical interest rate trends.

RP® Financial, LC.	MARKET AREA II.7

Based on the consensus outlook of 53 economists surveyed by The Wall Street Journal in August 2010, the economy is expected to grow at a pace below 3% through 2011.  GDP growth is not expected to make a significant dent in the unemployment rate, as the surveyed economists on average did not expect the unemployment rate to drop below 9% until June 2011.

Market Area Demographics

Demographic growth in the Company’s market area has been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Table 2.1.  Webster Parish experienced a slight decrease in population growth during the last decade, which was well below the comparable U.S. growth rate and slightly below Louisiana’s population growth rate.  The decline in population for Webster Parish is consistent with rural market areas in general, given the lack of employment opportunities in such markets.  Growth in the number of households paralleled population growth, as Webster Parish recorded a slightly lower rate of household growth during the past decade compared to Louisiana and a much lower growth rate compared to the U.S. growth rate.  Over the next five years, population and households for Webster Parish are projected to decline modestly.  Comparatively, Louisiana is projected to experience a pickup in population and household growth over the next five years, while the U.S. growth rates for population and households are projected to decrease slightly over the next five years.

Median household and per capita income measures in Webster Parish are lower than the comparable medians for Louisiana and the U.S., which is indicative of the market area’s more rural nature that provides for a lower cost of living relative to more densely populated markets.  Household income distribution measures further imply the more rural and lower cost of living characteristics of Webster Parish, as income distribution measures for Webster Parish show a lower earning population in comparison to Louisiana and the U.S.  Growth in median household income for Webster Parish is projected to be well below the projected growth rates for Louisiana and the U.S.

RP® Financial, LC.	MARKET AREA II.8

Table 2.1
Minden Bancorp, Inc.
Summary Demographic Data

	Year			Growth Rate
	2000	2010	2015	2000-2010	2010-2015
Population (000)
United States	281,422	311,213	323,209	1.0%	0.8%
Louisiana	4,469	4,507	4,672	0.1%	0.7%
Webster Parish	42	41	41	-0.2%	-0.2%

Households (000)
United States	105,480	116,761	121,360	1.0%	0.8%
Louisiana	1,656	1,698	1,769	0.2%	0.8%
Webster Parish	17	17	17	0.1%	-0.1%

Median Household Income ($)
United States	42,164	54,442	61,189	2.6%	2.4%
Louisiana	32,809	37,623	40,711	1.4%	2.5%
Webster Parish	28,307	30,936	32,482	0.9%	0.5%

Per Capita Income ($)
United States	21,587	26,739	30,241	2.2%	2.5%
Louisiana	16,912	19,150	19,654	1.3%	0.5%
Webster Parish	15,203	17,137	17,522	1.2%	0.4%

2009 HH Income Dist. (%)	Less Than $25,000	$25,000 to 50,000	$50,000 to 100,000	$100,000+
United States	20.8%	24.7%	35.7%	18.8%
Louisiana	34.0%	28.4%	28.2%	9.3%
Webster Parish	39.8%	31.5%	23.1%	5.6%

Source: SNL Financial.

RP® Financial, LC.	MARKET AREA II.9

Local Economy

Historically the economic climate of Webster Parish relied on its natural resources and the railroad system. However, the economy has since evolved and the economy of Minden is supported by the regions local businesses. Major employers in the area include Fibrebond Corporation, which manufactures concrete structures, and Madden Contracting, which is a general contractor for highway and street construction.

As shown in Table 2.2, service jobs represent the largest employment sector in Webster Parish, followed by employment in wholesale/retail trade and manufacturing. Total employment in Webster Parish increased modestly from 2001 through 2007, with most of job growth occurring in the private sector in the form of service jobs.  Webster Parish had a total employment base approximating 18,500 jobs in 2007.

Table 2.2
Minden Bancorp, Inc.
Primary Market Area Employment Sectors
(Percent of Labor Force)(1)

	Location
Employment Sector	Louisiana	Webster Parish
	(% of Total Employment)

Services	35.5%	28.0%
Government	15.6%	12.8%
Wholesale/Retail Trade	14.2%	16.2%
Construction	8.3%	9.1%
Finance/Insurance/Real Esate	6.8%	6.1%
Manufacturing	6.6%	14.5%
Transportation/Utility	4.2%	2.0%
Arts/Entertainment/Rec.	2.0%	0.9%
Agriculture	1.4%	2.2%
Other	5.6%	8.3%
Total	100.0%	100.0%

(1) As of 2007

Source: REIS DataSource.

RP® Financial, LC.	MARKET AREA II.10

Unemployment Trends

Comparative unemployment rates for Webster Parish, as well as for the U.S. and Louisiana, are shown in Table 2.3.  Webster Parish’s June 2010 unemployment rate of 9.2% was higher than the comparable Louisiana unemployment rate of 8.3% and lower than the national unemployment rate of 9.5%.  The June 2010 unemployment rate for Webster Parish was lower compared to a year ago, which was a positive trend compared to the national and state unemployment rate trends.

Table 2.3
Unemployment Trends (1)

	June 2009	June 2010
Region	Unemployment	Unemployment

United States	9.5%	9.5%
Louisiana	7.8	8.3
Webster Parish	9.6	9.2

Unemployment rates have not been seasonally adjusted.

Source: U.S. Bureau of Labor Statistics.

Market Area Deposit Characteristics and Competition

The Company’s retail deposit base is closely tied to the economic fortunes of Webster Parish and, in particular, the areas nearby to Minden Bancorp’s branch locations in Webster Parish.  Table 2.4 displays deposit market trends from June 30, 2005 through June 30, 2009 for Minden Bancorp, as well as for all commercial bank and savings institution branches located in Webster Parish and the state of Louisiana. The data indicates that deposits in Webster Parish increased at a 6.5% annual rate from June 30, 2005 through June 30, 2009, which was below the comparative 8.4% deposit growth rate posted by all Louisiana banks and thrifts.  Consistent with the state of Louisiana, commercial banks maintained a much larger market share of deposits than savings institutions in Webster Parish.  The larger deposit market share maintained by commercial banks was supported by their significantly larger branch presence.  During the period covered in Table 2.4, commercial banks experienced a slight increase in deposit market share in the state of Louisiana, but thrift deposits, which consisted solely of the Company’s deposits, gained deposit market share in Webster Parish.

RP® Financial, LC.	MARKET AREA II.11

Table 2.4
Minden Bancorp, Inc.
Deposit Summary

			As of June 30,
	2005			2009			Deposit
		Market	# of		Market	# of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2005-2009
	(Dollars in Thousands)						(%)

State of Lousiana	$57,069,000	100.0%	1,547	$78,828,000	100.0%	1,633	8.4%
Commercial Banks	53,477,000	93.7%	1,437	74,389,000	94.4%	1,502	8.6%
Savings Institutions	3,592,000	6.3%	110	4,439,000	5.6%	131	5.4%

Webster Parish	$528,521	100.0%	18	$680,837	100.0%	19	6.5%
Commercial Banks	458,818	86.8%	17	521,267	76.6%	17	3.2%
Savings Institutions	69,703	13.2%	1	159,570	23.4%	2	23.0%
Minden Bancorp, Inc.	69,703	13.2%	1	159,570	23.4%	2	23.0%

Source: FDIC.

Minden Bancorp’s two offices constitute the only thrift branches maintained in Webster Parish.  The Company’s $159.6 million of deposits at June 30, 2009 represented a 23.4% market share of the Webster Parish thrift and Company deposits.  Minden Bancorp’s deposits increased at a 23.0% annual rate from June 30, 2005 through June 30, 2009, which provided for an increase in the Company’s deposit market share from 13.2% at June 30, 2005 to 23.4% at June 30, 2009.

RP® Financial, LC.	MARKET AREA II.12

The Company faces notable competition in both deposit gathering and lending activities, including direct competition with several financial institutions that primarily have a local or regional presence.  Securities firms, credit unions and mutual funds also represent major sources of competition in raising deposits.  In many cases, these competitors are also seeking to provide some or all of the community-oriented services as Minden Bancorp.  With regard to lending competition, the Company encounters the most significant competition from the same institutions providing deposit services.  In addition, the Company competes with mortgage companies and independent mortgage brokers in originating mortgage loans.  Table 2.5 lists the Company’s largest competitors in Webster Parish, based on deposit market share as noted parenthetically.  As of June 30, 2009, the Company maintained a 23.4% market share of deposits in Webster Parish, which represented the 2nd largest market share of deposits in the Parish.

Table 2.5
Minden Bancorp, Inc.
Market Area Deposit Competitors

Location	Name

Webster Parish	Regions Company (38.2%)
Capital One NA (15.3%)
Citizens Bank & Trust. (11.1%)
Gibbsland Bank & Trust. (8.2%)
Webster Bancorp (23.4%) Rank 2 - 6
Source: SNL Financial.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III.  PEER GROUP ANALYSIS

This chapter presents an analysis of Minden Bancorp’s operations versus a group of comparable savings institutions (the “Peer Group”) selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines.  The basis of the pro forma market valuation of Minden Bancorp is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group.  Since no Peer Group can be exactly comparable to Minden Bancorp, key areas examined for differences are:  financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines.  Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions.  Institutions that are not listed on a national exchange or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value.  We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history.  A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally- or regionally-based institutions with comparable resources, strategies and financial characteristics.  There are approximately 142 publicly-traded institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics.  To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences.  Since Minden Bancorp will be a fully-converted public company upon completion of the offering, we considered only fully-converted public companies to be viable candidates for inclusion in the Peer Group.  In the selection process for Minden Bancorp’s Peer Group, we applied three “screens” to the universe of all public companies that were eligible for consideration:

o
Screen #1  Louisiana institutions with assets less than $500 million and tangible equity-to-assets ratios of greater than 6.0%.  Two companies met the criteria for Screen #1 and both were included in the Peer Group:  GS Financial Corp. and Louisiana Bancorp, Inc.  Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded Louisiana thrifts.

o
Screen #2  Southeast institutions other than Louisiana institutions with assets less than $500 million, tangible equity-to-assets ratios of greater than 6.0% and positive core earnings.  Two companies met the criteria for Screen #2 and one was included in the Peer Group:  First Advantage Bancorp of Tennessee.  Athens Bancshares, Inc. of Tennessee was excluded from consideration for the Peer Group, as the result of its recent conversion status.  Athens Bancshares completed its conversion on January 7, 2010.  Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded Southeast thrifts.

o
Screen #3  Midwest institutions with assets less than $525 million, tangible equity-to-assets ratios of greater than 6.0% and positive core earnings.  Seven companies met the criteria for Screen #2 and all seven were included in the Peer Group:  FFD Financial Corp. of Ohio, First Capital, Inc. of Indiana, First Savings Financial Group of Indiana, LSB Financial Corp. of Indiana, North Central Bancshares of Iowa, River Valley Bancorp of Indiana and Wayne Savings Bancshares of Ohio.  Exhibit III-4 provides financial and public market pricing characteristics of all publicly-traded Midwest thrifts.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1
Peer Group of Publicly-Traded Thrifts
August 26, 2010

			Primary Market	Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange		Strategy(1)	Assets(2)		Offices	Year	Date	Price	Value
										($)	($Mil)

FSFG	First Savings Financial Group of IN	NASDAQ	Clarksville, IN	Thrift	$501		7	09-30	12/08	$13.49	$33
FCAP	First Capital, Inc. of IN	NASDAQ	Corydon, IN	Thrift	$458		13	12-31	01/99	$15.00	$42
FFFD	North Central Bancshares of IA	NASDAQ	Fort Doge, IA	Thrift	$452		11	12-31	03/96	$15.27	$21
WAYN	Wayne Savings Bancshares of OH	NASDAQ	Wooster, OH	Thrift	$407		11	03-31	01/03	$8.00	$24
RIVR	River Valley Bancorp of IN	NASDAQ	Madison, IN	Thrift	$394		9	12-31	12/96	$15.00	$23
LSBI	LSB Financial Corp. of Lafayette IN	NASDAQ	Lafayette, IN	Thrift	$379		5	12-31	02/95	$9.78	$15
FABK	First Advantage Bancorp of TN	NASDAQ	Clarksville, TN	Thrift	$345		5	12-31	11/07	$10.72	$45
LABC	Louisiana Bancorp, Inc. of LA	NASDAQ	Metairie, LA	Thrift	$328		3	12-31	07/07	$14.75	$62
GSLA	GS Financial Corp. of LA	NASDAQ	Metairie, LA	Thrift	$274		6	12-31	04/97	$12.25	$15
FFDF	FFD Financial Corp. of Dover OH	NASDAQ	Dover, OH	Thrift	$199	M	5	06-30	04/96	$14.98	$15

NOTES:	(1) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified
and Ret.=Retail Banking.
(2) Most recent quarter end available (E=Estimated and P=Pro Forma).

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

Table 3.1 shows the general characteristics of each of the 10 Peer Group companies and Exhibit III-5 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies.  While there are expectedly some differences between the Peer Group companies and Minden Bancorp, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments.  The following sections present a comparison of Minden Bancorp’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date.

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Minden Bancorp’s characteristics is detailed below.

o
FFD Financial Corp. of Ohio.  Selected due to comparable asset size, limited similar net interest margin, limited earnings contribution from non-interest operating income and favorable credit quality measures.

o
First Advantage Bancorp of Tennessee.  Selected due to comparable interest-earning asset composition, relatively high equity-to-assets ratio, similar net interest margin, limited earnings contribution from non-interest operating income, comparable concentration of 1-4 family loans and mortgage-backed securities comprising assets and favorable credit quality measures.

o	First Capital, Inc. of Indiana. Selected due to similar interest-earning asset composition, similar net interest margin and similar concentration of mortgage-backed securities comprising assets.

o	First Savings Financial Group of Indiana. Selected due to similar interest-earning asset composition and similar concentration of mortgage-backed securities comprising assets.

o
GS Financial Corp. of Louisiana.  Selected due to Louisiana market area, comparable assets size, similar interest-earning asset composition, similar net interest margin, limited earnings contribution from non-interest operating income, comparable concentration of 1-4 family loans and mortgage-backed securities comprising assets and comparable degree of lending diversification into higher risk types of loans.

o	LSB Financial Corp. of Indiana. Selected due to similar concentration of 1-4 family loans and mortgage-backed securities comprising assets,

o
Louisiana Bancorp, Inc. of Louisiana.  Selected due to Louisiana market area, comparable size of branch network, relatively high equity-to-assets ratio, similar net interest margin, limited earnings contribution from non-interest operating income, relatively low level of operating expenses and favorable credit quality measures.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

o	North Central Bancshares of Iowa. Selected due to similar net interest margin and comparable degree of lending diversification into higher risk types of lending.

o
River Valley Bancorp of Indiana.  Selected due to similar interest-earning asset composition, relatively low level of operating expenses, similar concentration of mortgage-backed securities comprising assets and comparable degree of lending diversification into high risk types of loans.

o	Wayne Savings Bancshares of Ohio. Selected due to similar interest-earning asset composition, similar net interest margin and limited earning contribution from non-interest operating income.

In aggregate, the Peer Group companies maintained a slightly higher level of tangible equity than the industry average (11.5% of assets versus 10.9% for all public companies), generated higher core earnings as a percent of average assets (0.36% core ROAA versus a net loss of 0.23% for all public companies), and earned a higher core ROE (3.36% core ROE versus negative 0.63% for all public companies).  Overall, the Peer Group’s average P/TB ratio and average core P/E multiple were below and above the respective averages for all publicly-traded thrifts.

	All Publicly-Traded		Peer Group

Financial Characteristics (Averages)
Assets ($Mil)	$2,930		$374
Market capitalization ($Mil)	$311		$29
Tangible equity/assets (%)	10.90%		11.50%
Core return on average assets (%)	(0.23)		0.36
Core return on average equity (%)	(0.63)		3.36

Pricing Ratios (Averages)(1)
Price core/earnings (x)	17.69	x	19.20	x
Price/tangible book (%)	77.62%		71.62%
Price/assets (%)	8.10		8.10

(1)  Based on market prices as of August 26, 2010.

Ideally, the Peer Group companies would be comparable to Minden Bancorp in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies.  However, in general, the companies selected for the Peer Group were fairly comparable to Minden Bancorp, as will be highlighted in the following comparative analysis.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

Financial Condition

Table 3.2 shows comparative balance sheet measures for Minden Bancorp and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above.  The Company’s and the Peer Group’s ratios reflect balances as of June 30, 2010, unless indicated otherwise for the Peer Group companies.  Minden Bancorp’s equity-to-assets ratio of 11.7% approximated the Peer Group’s average net worth ratio of 11.8%.  However, the Company’s pro forma capital position will increase with the addition of stock proceeds, providing the Company with an equity-to-assets ratio that will exceed the Peer Group’s ratio.  Tangible equity-to-assets ratios for the Company and the Peer Group equaled 11.7% and 11.5%, respectively.  The increase in Minden Bancorp’s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs.  At the same time, the Company’s higher pro forma capitalization will initially depress return on equity.  Both Minden Bancorp’s and the Peer Group’s capital ratios reflected capital surpluses with respect to the regulatory capital requirements.  On a pro forma basis, the Company can be expected to maintain more significant regulatory capital surpluses relative to the Peer Group.

The interest-earning asset compositions for the Company and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Minden Bancorp and the Peer Group.  The Company’s loans-to-assets ratio of 62.9% was lower than the comparable Peer Group ratio of 70.6%.  Comparatively, the Company’s cash and investments-to-assets ratio of 32.6% was higher than the comparable ratio for the Peer Group of 24.3%.  Overall, Minden Bancorp’s interest-earning assets amounted to 95.5% of assets, which was similar to the comparable Peer Group ratio of 94.9%.  The Peer Group’s non-interest earning assets included bank-owned life insurance (“BOLI”) equal to 1.0% of assets and goodwill/intangibles equal to 0.3% of assets, while the Company maintained BOLI equal to 0.3% of assets and a zero balance for goodwill and intangibles.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Table 3.2
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of June 30, 2010

		Balance Sheet as a Percent of Assets
		Cash &	MBS &				Borrowed	Subd.	Net	Goodwill	Tng Net
		Equivalents	Invest	BOLI	Loans	Deposits	Funds	Debt	Worth	& Intang	Worth

Minden Bancorp, Inc.
June 30, 2010		8.4%	24.2%	0.3%	62.9%	87.7%	0.0%	0.0%	11.7%	0.0%	11.7%

All Public Companies
Averages		5.9%	20.5%	1.4%	67.2%	72.3%	14.2%	0.5%	11.7%	0.9%	10.9%
Medians		4.6%	18.4%	1.4%	68.6%	73.4%	12.6%	0.0%	10.3%	0.0%	9.4%

State of LA
Averages		4.3%	23.8%	1.0%	65.3%	70.7%	13.4%	0.0%	14.8%	0.2%	14.6%
Medians		4.3%	20.4%	0.9%	66.1%	75.0%	14.1%	0.0%	14.5%	0.1%	14.4%

Comparable Group
Averages		3.7%	20.6%	1.0%	70.6%	73.7%	13.6%	0.2%	11.8%	0.3%	11.5%
Medians		3.2%	21.9%	1.2%	68.4%	75.4%	13.5%	0.0%	10.4%	0.0%	9.2%

Comparable Group
FFDF	FFD Financial Corp. of Dover OH (1)	3.0%	5.4%	0.0%	88.6%	82.4%	7.6%	0.0%	9.1%	0.0%	9.1%
FABK	First Advantage Bancorp of TN	5.7%	23.3%	0.1%	66.4%	63.2%	16.4%	0.0%	19.7%	0.0%	19.7%
FCAP	First Capital, Inc. of IN	2.8%	23.5%	1.2%	67.4%	81.0%	8.2%	0.0%	10.5%	1.2%	9.2%
FSFG	First Savings Financial Group of IN	2.1%	22.4%	1.7%	68.7%	72.7%	16.1%	0.0%	10.7%	1.7%	9.0%
GSLA	GS Financial Corp. of LA	5.3%	21.3%	0.0%	68.2%	74.5%	14.2%	0.0%	10.4%	0.0%	10.4%
LSBI	LSB Financial Corp. of Lafayette IN	2.4%	4.1%	1.8%	88.1%	79.4%	10.8%	0.0%	9.1%	0.0%	9.1%
LABC	Louisiana Bancorp, Inc. of LA	3.4%	42.9%	0.0%	51.9%	57.2%	21.1%	0.0%	20.5%	0.0%	20.5%
FFFD	North Central Bancshares of IA	5.6%	9.3%	1.3%	78.2%	76.2%	12.1%	0.0%	10.8%	0.0%	10.8%
RIVR	River Valley Bancorp of IN	5.0%	20.7%	2.4%	68.8%	73.2%	16.2%	1.8%	8.1%	0.0%	8.1%
WAYN	Wayne Savings Bancshares of OH	2.0%	32.7%	1.7%	59.8%	77.0%	12.7%	0.0%	9.3%	0.5%	8.8%

		Balance Sheet Annual Growth Rates							Regulatory Capital
			MBS, Cash &			Borrows.	Net	Tng Net
		Assets	Investments	Loans	Deposits	&Subdebt	Worth	Worth	Tangible	Core	Reg.Cap.

Minden Bancorp, Inc.
June 30, 2010		2.30%	-7.03%	8.33%	1.46%	0.00%	10.29%	10.29%	10.94%	10.94%	20.06%

All Public Companies
Averages		4.44%	14.82%	1.12%	8.49%	-14.36%	2.36%	2.14%	10.93%	10.87%	18.26%
Medians		2.32%	7.69%	-0.76%	5.64%	-12.33%	1.97%	1.49%	9.57%	9.54%	15.71%

State of LA
Averages		9.16%	-3.87%	14.59%	13.75%	6.26%	-1.58%	-1.85%	12.62%	12.62%	23.02%
Medians		2.60%	-2.87%	15.05%	7.58%	3.75%	1.43%	0.70%	12.38%	12.38%	19.87%

Comparable Group
Averages		11.71%	11.57%	13.85%	16.42%	-16.11%	3.50%	1.99%	10.61%	10.61%	18.20%
Medians		1.74%	3.05%	4.11%	7.16%	-18.95%	2.00%	1.20%	9.48%	9.48%	15.20%

Comparable Group
FFDF	FFD Financial Corp. of Dover OH (1)	5.69%	-30.33%	10.12%	8.11%	-12.33%	1.49%	1.49%	NA	NA	NA
FABK	First Advantage Bancorp of TN	-1.48%	-29.11%	19.23%	4.82%	-18.95%	-2.44%	-2.44%	13.44%	13.44%	19.18%
FCAP	First Capital, Inc. of IN	1.92%	18.96%	-3.76%	4.98%	-20.17%	2.51%	3.03%	9.02%	9.02%	14.70%
FSFG	First Savings Financial Group of IN	104.20%	121.87%	93.45%	110.86%	NM	2.68%	-13.54%	7.78%	7.78%	12.06%
GSLA	GS Financial Corp. of LA	3.48%	-1.30%	4.39%	7.63%	-12.40%	0.91%	0.91%	9.87%	9.87%	17.45%
LSBI	LSB Financial Corp. of Lafayette IN	0.81%	-33.29%	3.84%	7.04%	-28.70%	0.47%	0.47%	9.10%	9.10%	13.00%
LABC	Louisiana Bancorp, Inc. of LA	1.72%	-17.19%	25.71%	7.53%	7.92%	-15.62%	-15.62%	17.43%	17.43%	39.03%
FFFD	North Central Bancshares of IA	-1.89%	69.32%	-10.09%	4.02%	-29.07%	3.40%	3.40%	10.00%	10.00%	15.70%
RIVR	River Valley Bancorp of IN	1.76%	9.33%	-1.22%	7.28%	-21.93%	32.94%	32.78%	NA	NA	NA
WAYN	Wayne Savings Bancshares of OH	0.84%	7.39%	-3.14%	1.88%	-9.38%	8.62%	9.46%	8.20%	8.20%	14.50%

(1)  Financial information is for the quarter ending March 31, 2010.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

Minden Bancorp’s funding liabilities reflected a funding strategy that was somewhat similar to that of the Peer Group’s funding composition.  The Company’s deposits equaled 87.7% of assets, which was above the Peer Group’s ratio of 73.7%.  Comparatively, the Company maintained a zero balance of borrowings versus a borrowings-to-assets ratio of 13.8% for the Peer Group.  Total interest-bearing liabilities maintained by the Company and the Peer Group, as a percent of assets, equaled 87.7% and 87.5%.

A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio.  Presently, the Company’s IEA/IBL ratio approximates the Peer Group’s ratio, based on IEA/IBL ratios of 108.9% and 108.5%, respectively.  The additional capital realized from stock proceeds should serve to provide Minden Bancorp with an IEA/IBL ratio that exceeds the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items.  Minden Bancorp’s growth rates are annualized growth rates for the 18 months ended June 30, 2010, while the Peer Group’s growth rates are based on annual growth for the twelve months ended June 30, 2010 or the most recent twelve month period available.  Minden Bancorp recorded asset growth of 2.2%, which was less than the Peer Group’s asset growth rate of 11.8%.  The Peer Group’s stronger asset growth was due to acquisition related growth, as First Savings Financial Group acquired a bank during the period.  Asset growth for Minden Bancorp was largely sustained through an 8.3% increase in loans, which was in part funded with cash and investments which declined by 7.0%.  Asset growth for the Peer Group was sustained by a combination of cash and investments and loans, which increased by 11.6% and 13.9%, respectively.

Asset growth for Minden Bancorp was largely funded with a 1.5% increase in deposits.  Similarly, deposit growth of 16.4% funded most of the Peer Group’s asset growth, as well as the pay down of borrowings, on average, with the exception of First Savings Financial Group which had a not meaningful (“NM”) borrowings growth rate due to acquisition related growth.  The Company’s capital increased at an annualized rate of 10.3% during the 18 month period, versus a 3.5% capital growth rate posted by the Peer Group.  The Company’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

Income and Expense Components

Table 3.3 displays statements of operations for the Company and the Peer Group.  The Company’s and the Peer Group’s ratios are based on earnings for the twelve months ended June 30, 2010, unless otherwise indicated for the Peer Group companies.  Minden Bancorp and the Peer Group reported net income to average assets ratios of 0.14% and 0.45%, respectively.  The Company’s lower return was largely due to the OTTI charge recorded on investment securities.  The Peer Group also maintained a higher level of non-interest operating income than the Company, while the Company maintained earnings advantages relative to the Peer Group in the areas of net interest income, operating expenses and loan loss provisions.

The Company’s stronger net interest margin was realized through maintenance of a lower interest expense ratio, which was partially offset by the Peer Group’ s higher interest income ratio.  The Peer Group’s higher interest income ratio was supported by maintaining a higher overall yield earned on interest-earning assets (5.33% versus 4.77% for the Company), which was partially offset by the slightly higher level of interest-earning assets maintained by the Company.  Likewise, the Company’s lower interest expense ratio was supported by maintaining a lower cost of funds (1.37% versus 2.06% for the Peer Group), while the Company and the Peer Group maintained comparable levels of interest-bearing liabilities as a percent of assets.  Overall, Minden Bancorp and the Peer Group reported net interest income to average assets ratios of 3.50% and 3.28%, respectively.

In another key area of core earnings strength, the Company maintained a lower level of operating expenses than the Peer Group.  For the period covered in Table 3.3, the Company and the Peer Group reported operating expense to average assets ratios of 2.13% and 2.91%, respectively.  The Company’s lower operating expense ratio is supported by maintenance of a relatively non-diversified operating strategy, as well as comparatively lower operating expenses that tend to be associated with operating in somewhat of a rural market area.  Consistent with the Company’s lower operating expense ratio, the Company’s ratio for assets per full time equivalent employee of $6.7 million was above the comparable Peer Group ratio of $4.1 million.  On a post-offering basis, the Company’s operating expenses can be expected to increase with the addition of the second-step stock benefit plans.  At the same time, Minden Bancorp’s capacity to leverage operating expenses will increase following the increase in capital realized from the infusion of net stock proceeds.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

Table 3.3
Income as Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the 12 Months Ended June 30, 2010

			Net Interest Income					Other Income
						Loss	NII				Total
		Net				Provis.	After	Loan	R.E.	Other	Other
		Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income

Minden Bancorp, Inc.
June 30, 2010		0.14%	4.60%	1.10%	3.50%	0.05%	3.45%	0.00%	0.00%	0.35%	0.35%

All Public Companies
Averages		-0.07%	4.74%	1.75%	3.00%	0.95%	2.04%	0.03%	-0.07%	0.77%	0.73%
Medians		0.27%	4.80%	1.75%	3.04%	0.53%	2.37%	0.00%	-0.01%	0.56%	0.51%

State of LA
Averages		0.59%	5.23%	1.60%	3.63%	0.37%	3.26%	0.00%	-0.07%	0.87%	0.80%
Medians		0.69%	5.21%	1.73%	3.55%	0.36%	3.18%	0.00%	0.00%	0.62%	0.48%

Comparable Group
Averages		0.45%	5.07%	1.79%	3.28%	0.46%	2.82%	0.00%	-0.06%	0.72%	0.65%
Medians		0.50%	5.08%	1.87%	3.29%	0.39%	2.82%	0.00%	-0.01%	0.64%	0.57%

Comparable Group
FFDF	FFD Financial Corp. of Dover OH (1)	0.48%	5.28%	2.00%	3.29%	0.20%	3.09%	0.00%	-0.02%	0.31%	0.29%
FABK	First Advantage Bancorp of TN	0.20%	5.04%	1.64%	3.40%	0.29%	3.11%	0.00%	0.00%	0.46%	0.46%
FCAP	First Capital, Inc. of IN	0.52%	4.91%	1.54%	3.37%	0.61%	2.76%	0.00%	0.00%	0.66%	0.66%
FSFG	First Savings Financial Group of IN	0.53%	5.22%	1.28%	3.94%	0.38%	3.56%	0.00%	-0.01%	0.80%	0.79%
GSLA	GS Financial Corp. of LA	0.03%	5.20%	1.96%	3.24%	0.61%	2.63%	0.00%	-0.28%	0.62%	0.34%
LSBI	LSB Financial Corp. of Lafayette IN	0.22%	5.11%	2.02%	3.09%	0.84%	2.25%	0.00%	-0.10%	0.93%	0.83%
LABC	Louisiana Bancorp, Inc. of LA	0.74%	5.04%	1.85%	3.20%	0.13%	3.06%	0.00%	0.00%	0.11%	0.11%
FFFD	North Central Bancshares of IA	0.44%	5.17%	1.89%	3.29%	0.90%	2.39%	0.00%	-0.19%	2.01%	1.82%
RIVR	River Valley Bancorp of IN	0.75%	4.87%	2.17%	2.70%	0.25%	2.45%	0.00%	0.00%	0.75%	0.75%
WAYN	Wayne Savings Bancshares of OH	0.58%	4.83%	1.53%	3.30%	0.41%	2.88%	0.00%	-0.05%	0.52%	0.47%

		G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
									MEMO:	MEMO:
		G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
		Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

Minden Bancorp, Inc.
June 30, 2010		2.13%	0.00%	-1.48%	0.00%	4.77%	1.37%	3.40%	$6,653	27.07%

All Public Companies
Averages		2.78%	0.05%	0.03%	0.01%	5.07%	2.00%	3.06%	$6,014	32.57%
Medians		2.64%	0.00%	0.04%	0.00%	5.06%	2.00%	3.13%	$4,901	32.49%

State of LA
Averages		3.25%	0.00%	0.07%	0.00%	5.55%	1.93%	3.62%	$4,271	39.16%
Medians		3.36%	0.00%	0.09%	0.00%	5.60%	2.00%	3.67%	$4,677	34.03%

Comparable Group
Averages		2.90%	0.01%	0.10%	0.00%	5.33%	2.06%	3.27%	$4,081	29.18%
Medians		2.92%	0.00%	0.13%	0.00%	5.35%	2.17%	3.24%	$4,027	25.79%

Comparable Group
FFDF	FFD Financial Corp. of Dover OH (1)	2.77%	0.00%	0.17%	0.00%	5.43%	2.23%	3.21%	NM	32.49%
FABK	First Advantage Bancorp of TN	3.22%	0.00%	0.02%	0.00%	5.29%	2.07%	3.22%	$4,158	43.79%
FCAP	First Capital, Inc. of IN	2.90%	0.02%	0.11%	0.00%	5.24%	1.73%	3.51%	$3,343	15.02%
FSFG	First Savings Financial Group of IN	3.04%	0.05%	-0.24%	0.00%	5.59%	1.46%	4.12%	$3,532	14.61%
GSLA	GS Financial Corp. of LA	3.27%	0.00%	0.37%	0.00%	5.47%	2.21%	3.26%	$4,806	57.08%
LSBI	LSB Financial Corp. of Lafayette IN	2.95%	0.00%	0.16%	0.00%	5.40%	2.24%	3.16%	$4,027	19.90%
LABC	Louisiana Bancorp, Inc. of LA	2.17%	0.00%	0.15%	0.00%	5.12%	2.43%	2.70%	$4,966	35.67%
FFFD	North Central Bancshares of IA	3.68%	0.00%	0.09%	0.00%	5.53%	2.14%	3.39%	$3,451	28.21%
RIVR	River Valley Bancorp of IN	2.37%	0.00%	0.15%	0.00%	5.15%	2.37%	2.78%	$4,640	23.38%
WAYN	Wayne Savings Bancshares of OH	2.67%	0.02%	0.08%	0.00%	5.10%	1.70%	3.40%	$3,808	21.63%

(1) Financial information is for the quarter ending March 31, 2010.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

When viewed together, net interest income and operating expenses provide considerable insight into a thrift’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities.  In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company’s earnings were more favorable than the Peer Group’s.  Expense coverage ratios posted by Minden Bancorp and the Peer Group equaled 1.64x and 1.13x, respectively.

Sources of non-interest operating income provided a larger contribution to the Peer Group’s earnings, with such income amounting to 0.35% and 0.65% of the Company’s and the Peer Group’s average assets, respectively.  Taking non-interest operating income into account in comparing the Company’s and the Peer Group’s earnings, Minden Bancorp’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 55.3% was more favorable than the Peer Group’s efficiency ratio of 73.8%.

Loan loss provisions had a larger impact on the Peer Group’s earnings, with loan loss provisions established by the Company and the Peer Group equaling 0.05% and 0.46% of average assets, respectively.  The higher level of loan provisions established by the Peer Group was consistent with its higher ratio of non-performing loans as a percent of loans (see Table 3.6).

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

Net gains and losses realized from the sale of assets and other non-operating items including OTTI losses on equity securities equaled a net loss of 1.48% of average assets for the Company and a net gain equal to 0.10% of average assets for the Peer Group.  As noted above, the net loss recorded by the Company was largely the result of OTTI losses on equity securities.  The OTTI losses on equity securities are viewed as non-recurring earnings and, therefore, are not considered to be part of an institution’s core operations.  Comparatively, to the extent that gains have been derived through selling fixed rate loans into the secondary market, such gains may be considered to be an ongoing activity for an institution and, therefore, warrant some consideration as a core earnings factor for an institution.  However, loan sale gains are still viewed as a more volatile source of income than income generated through the net interest margin and non-interest operating income.  Extraordinary items were not a factor in either the Company’s or the Peer Group’s earnings.

Taxes had a comparable impact on the Company’s and the Peer Group’s earnings, as Minden Bancorp and the Peer Group posted effective tax rates of 27.07% and 29.18%, respectively.  As indicated in the prospectus, the Company’s effective marginal tax rate is equal to 34.0%.

Loan Composition

Table 3.4 presents data related to the Company’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities).  The Company’s loan portfolio composition reflected a lower concentration of 1-4 family permanent mortgage loans and mortgage-backed securities relative to the Peer Group (35.0% of assets versus 45.5% for the Peer Group).  The Peer Group maintained higher concentrations of both mortgage-backed securities and 1-4 family loans relative to the Company’s ratios.  The Company does not maintain a balance of loans serviced for others, while the Peer Group’s average balance of loans serviced for others equaled $55.4 million or 14.8% of assets.  The Peer Group’s balance of loans serviced for others translated into a modest balance of servicing intangibles.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Table 3.4
Loan Portfolio Composition and Related Information
Comparable Institution Analysis
As of June 30, 2010

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	5+Unit	Commerc.		RWA/	Serviced	Servicing
Institution		MBS	Family	& Land	Comm RE	Business	Consumer	Assets	For Others	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)

Minden Bancorp, Inc.		7.17%	27.78%	8.07%	9.70%	6.36%	12.34%	56.91%	$0	$0

All Public Companies
Averages		11.93%	34.49%	4.61%	22.07%	4.63%	2.17%	64.70%	$636,079	$5,351
Medians		10.03%	35.18%	3.29%	21.41%	3.52%	0.50%	63.96%	$45,215	$202

State of LA
Averages		15.54%	34.36%	6.09%	19.32%	3.10%	3.00%	59.18%	$44,795	$327
Medians		13.50%	34.37%	7.77%	19.68%	3.15%	1.92%	61.69%	$45,825	$240

Comparable Group
Averages		11.12%	34.38%	4.91%	25.35%	4.80%	2.00%	62.42%	$55,395	$406
Medians		7.69%	34.77%	4.50%	24.51%	4.98%	0.99%	66.23%	$58,330	$396

Comparable Group
FFDF	FFD Financial Corp. of Dover OH (1)	0.14%	34.50%	0.80%	43.10%	9.74%	3.05%	81.25%	$94,080	$655
FABK	First Advantage Bancorp of TN	16.85%	18.61%	14.81%	25.98%	6.85%	0.98%	71.98%	$1,320	$0
FCAP	First Capital, Inc. of IN	5.90%	37.48%	4.24%	14.87%	5.76%	5.46%	63.48%	$280	$0
FSFG	First Savings Financial Group of IN	8.09%	39.42%	4.76%	15.55%	5.38%	4.18%	27.83%	$530	$0
GSLA	GS Financial Corp. of LA	13.63%	35.05%	7.68%	23.25%	2.26%	0.51%	59.49%	$84,730	$828
LSBI	LSB Financial Corp. of Lafayette IN	0.79%	36.39%	7.25%	40.47%	4.57%	0.36%	76.87%	$120,300	$1,087
LABC	Louisiana Bancorp, Inc. of LA	28.80%	33.69%	0.31%	17.95%	0.13%	0.25%	44.95%	$2,800	$2
FFFD	North Central Bancshares of IA	4.61%	43.78%	1.76%	29.42%	0.51%	3.73%	68.99%	$126,750	$698
RIVR	River Valley Bancorp of IN	7.29%	30.98%	7.25%	25.77%	4.25%	1.00%	70.66%	$91,230	$511
WAYN	Wayne Savings Bancshares of OH	25.10%	33.93%	0.31%	17.16%	8.50%	0.50%	58.71%	$31,930	$281

(1) Financial information is for the quarter ending March 31, 2010.

Source:  SNL Financial LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

Diversification into higher yielding and higher risk types of loans was fairly comparable for the Company and the Peer Group.  Consumer loans constituted the most significant area of lending diversification for the Company (12.3% of assets), followed by commercial real estate loans (9.7% of assets), construction/land loans (8.1% of assets) and commercial business loans (6.4% of assets).  Comparatively, commercial real estate loans comprised the most significant area of lending diversification for the Peer Group (25.4% of assets), followed by construction/land loans (4.9% of assets), commercial business loans (4.8% of assets) and consumer loans (2.0% of assets).  Overall, the Company’s lower concentration of assets maintained in loans and comparable degree of diversification into higher risk types of lending translated into a lower risk weighted assets-to-assets ratio for the Company.  The Company’s risk weighted assets-to-assets ratio equaled 56.9%, versus a comparable ratio of 62.4% for the Peer Group.

Interest Rate Risk

Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group.  In terms of balance sheet composition, Minden Bancorp’s interest rate risk characteristics were considered to be comparable to the Peer Group’s measures.  Most notably, the Company’s tangible equity-to-assets ratio and IEA/IBL ratio approximated the comparable Peer Group ratios.  Likewise, the Company’s ratio of non-interest earning assets as a percent of assets was similar to the Peer Group’s ratio.  On a pro forma basis, the infusion of net conversion proceeds should provide the Company with comparative advantages relative to  the Peer Group’s balance sheet interest rate risk characteristics.  In particular, the increase in the Company’s capital provided by the net conversion proceeds will serve to increase the Company’s tangible equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Minden Bancorp and the Peer Group.  In general, the comparative fluctuations in the Company’s and the Peer Group’s ratios implied that the interest rate risk associated with the Company’s net interest income was greater compared to the Peer Group’s, based on the interest rate environment that prevailed during the period covered in Table 3.5.  The stability of the Company’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Minden Bancorp’s assets and the proceeds will be substantially deployed into interest-earning assets.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

Table 3.5
Interest Rate Risk Measures and Net Interest Income Volatility
Comparable Institution Analysis
As of June 30, 2010 or Most Recent Date Available

		Balance Sheet Measures
				Non-Earn.	Quarterly Change in Net Interest Income
		Equity/	IEA/	Assets/
Institution		Assets	IBL	Assets	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
		(%)	(%)	(%)	(change in net interest income is annualized in basis points)

Minden Bancorp, Inc.		11.7%	108.9%	4.5%	31	-3	-22	-12	26	15

All Public Companies		10.9%	107.8%	6.4%	1	5	6	8	0	-1
State of LA		14.6%	111.5%	6.6%	19	-10	-4	-1	4	11

Comparable Group
Averages		11.5%	108.9%	5.1%	8	8	6	9	2	-1
Medians		9.2%	105.4%	5.5%	13	7	6	10	-3	1

Comparable Group
FFDF	FFD Financial Corp. of Dover OH (1)	9.1%	107.8%	3.0%	NA	31	-3	1	0	-30
FABK	First Advantage Bancorp of TN	19.7%	119.8%	4.6%	13	16	17	18	-7	-10
FCAP	First Capital, Inc. of IN	9.2%	105.1%	6.3%	15	37	-20	8	-6	0
FSFG	First Savings Financial Group of IN	9.0%	104.9%	6.8%	0	2	NA	NA	20	13
GSLA	GS Financial Corp. of LA	10.4%	106.9%	5.2%	24	-5	18	4	-15	3
LSBI	LSB Financial Corp. of Lafayette IN	9.1%	104.7%	5.5%	18	14	21	15	15	-10
LABC	Louisiana Bancorp, Inc. of LA	20.5%	125.4%	1.8%	1	-3	3	-10	-6	15
FFFD	North Central Bancshares of IA	10.8%	105.5%	6.8%	-11	-3	6	21	22	7
RIVR	River Valley Bancorp of IN	8.1%	103.6%	5.5%	16	11	6	10	-14	-4
WAYN	Wayne Savings Bancshares of OH	8.8%	105.3%	5.5%	-2	-19	11	10	11	2

(1) Financial information is for the quarter ending March 31, 2010.
NA=Change is greater than 100 basis points during the quarter.

Source:  SNL Financial LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.16

Credit Risk

Overall, based on a comparison of credit quality measures, the Company’s credit risk exposure was considered to be less than the Peer Group’s.  As shown in Table 3.6, the Company’s non-performing assets/assets and non-performing loans/loans ratios equaled 0.54% and 0.41%, respectively, versus comparable measures of 2.04% and 2.46% for the Peer Group.  The Company’s and the Peer Group’s loss reserves as a percent of non-performing loans equaled 196.97% and 62.86%, respectively.  Loss reserves maintained as percent of net loans receivable equaled 0.80% for the Company, versus 1.35% for the Peer Group.  Net loan charge-offs were lower for the Company, as net loan charge-offs for the Company equaled 0.08% of loans versus 0.51% of loans for the Peer Group.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Bank.  Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan portfolio composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint.  Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.								PEER GROUP ANALYSIS
									III.17

Table 3.6
Credit Risk Measures and Related Information
Comparable Institution Analysis
As of June 30 , 2010 or Most Recent Date Available

			NPAs &				Rsrves/
		REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution		Assets	Assets	Loans	Loans	NPLs	90+Del	Chargoffs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	$(000)	(%)

Minden Bancorp, Inc.		0.22%	0.54%	0.41%	0.80%	196.97%	93.93%	$106	0.08%

All Public Companies
Averages		0.51%	4.25%	4.92%	1.69%	65.87%	52.38%	$1,552	0.72%
Medians		0.20%	2.56%	3.33%	1.39%	45.65%	40.24%	$642	0.32%

State of LA
Averages		0.32%	1.98%	2.31%	1.30%	99.51%	69.42%	$109	0.08%
Medians		0.34%	1.60%	1.65%	1.27%	103.40%	57.69%	$47	0.07%

Comparable Group
Averages		0.32%	2.04%	2.46%	1.35%	62.86%	50.02%	$386	0.51%
Medians		0.30%	1.51%	1.76%	1.24%	56.95%	41.30%	$261	0.44%

Comparable Group
FFDF	FFD Financial Corp. of Dover OH (1)	0.00%	0.87%	1.05%	1.09%	71.84%	77.75%	$176	0.39%
FABK	First Advantage Bancorp of TN	0.18%	1.00%	1.32%	1.29%	97.74%	86.25%	$50	0.09%
FCAP	First Capital, Inc. of IN	0.19%	1.11%	1.61%	1.26%	38.12%	37.35%	$1,511	1.93%
FSFG	First Savings Financial Group of IN	0.28%	1.47%	1.49%	1.20%	61.96%	43.61%	$391	0.44%
GSLA	GS Financial Corp. of LA	0.56%	4.32%	5.41%	1.81%	33.43%	29.07%	$18	0.04%
LSBI	LSB Financial Corp. of Lafayette IN	0.32%	4.18%	4.33%	1.26%	29.00%	26.78%	$346	0.42%
LABC	Louisiana Bancorp, Inc. of LA	0.47%	0.84%	0.71%	1.06%	149.63%	66.34%	$18	-0.01%
FFFD	North Central Bancshares of IA	0.56%	3.50%	3.73%	2.48%	66.53%	56.02%	$378	0.42%
RIVR	River Valley Bancorp of IN	0.01%	1.59%	3.08%	0.87%	28.39%	38.05%	$967	1.41%
WAYN	Wayne Savings Bancshares of OH	0.59%	1.54%	1.91%	1.22%	51.93%	38.98%	$7	0.01%

(1) Financial Information is for the quarter ending March 31, 2010

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.1

IV.  VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s conversion transaction.

Appraisal Guidelines

The OTS written appraisal guidelines specify the market value methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion.  Pursuant to this methodology:  (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences.  In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines.  Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques.  Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, including closing pricing and aftermarket trading of such offerings.  It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

RP® Financial, LC.	VALUATION ANALYSIS
IV.2

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock.  Throughout the conversion process, RP Financial will:  (1) review changes in Minden Bancorp’s operations and financial condition; (2) monitor Minden Bancorp’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks and Minden Bancorp’s stock specifically; and (4) monitor pending conversion offerings (including those in the offering phase), both regionally and nationally.  If material changes should occur during the conversion process, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any.  RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Company and for all thrifts.  Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Minden Bancorp’s value, or Minden Bancorp’s value alone.  To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III.  The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation.  Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform.  We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Company coming to market at this time.

RP® Financial, LC.	VALUATION ANALYSIS
IV.3

1.           Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness.  The similarities and differences in the Company’s and the Peer Group’s financial strengths are noted as follows:

▪
Overall A/L Composition.  In comparison to the Peer Group, the Company’s interest-earning asset composition showed a lower concentration of loans and a higher concentration of cash and investments.  Lending diversification into higher risk and higher yielding types of loans was comparable for the Company and the Peer Group.  Overall, in comparison to the Peer Group, the Company’s interest-earning asset composition provided for a lower yield earned on interest-earning assets.  Minden Bancorp’s funding composition reflected a higher level of deposits and a lower level of borrowings than the comparable Peer Group ratios, which translated into a lower cost of funds for the Company.  Overall, as a percent of assets, the Company maintained similar levels of interest-earning assets and interest-bearing liabilities compared to the Peer Group’s ratios, which resulted in comparable IEA/IBL ratios for the Company and the Peer Group.  After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio will exceed the Peer Group’s ratio.  On balance, RP Financial concluded that asset/liability composition was a slightly positive factor in our adjustment for financial condition.

▪
Credit Quality.  The Company’s ratios for non-performing assets and non-performing loans were more favorable than the comparable Peer Group ratios.  Loss reserves as a percent of non-performing loans were higher for the Company, while the Peer Group maintained a higher level of loss reserves as a percent of loans.  Net loan charge-offs were a larger factor for the Peer Group.  The Company’s risk weighted assets-to-assets ratio was lower than the Peer Group’s ratio.  Overall, RP Financial concluded that credit quality was a moderately positive factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV.4

▪
Balance Sheet Liquidity.  The Company operated with a higher level of cash and investment securities relative to the Peer Group (32.6% of assets versus 24.3% for the Peer Group).  Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase as the proceeds retained at the holding company level will be initially deployed into investments.  The Company’s future borrowing capacity was considered to be greater than the Peer Group’s, given that the Company currently maintains a zero balance of borrowings.  Overall, RP Financial concluded that balance sheet liquidity was a slightly positive factor in our adjustment for financial condition.

▪
Funding Liabilities.  The Company’s interest-bearing funding composition reflected a higher concentration of deposits and a lower concentration of borrowings relative to the comparable Peer Group ratios, which translated into a lower cost of funds for the Company.  Total interest-bearing liabilities as a percent of assets were comparable for the Company and the Peer Group ratio, which was reflective of their comparable capital positions.  Following the stock offering, the increase in the Company’s capital position will further reduce the level of interest-bearing liabilities funding the Company’s assets.  Overall, RP Financial concluded that funding liabilities were a slightly positive factor in our adjustment for financial condition.

▪
Capital.  The Company currently operates with a similar equity-to-assets ratio as the Peer Group.  Accordingly, following the stock offering, Minden Bancorp’s pro forma capital position will be above the Peer Group’s equity-to-assets ratio.  The Company’s higher pro forma capital position implies greater leverage capacity, lower dependence on interest-bearing liabilities to fund assets and a greater capacity to absorb unanticipated losses.  At the same time, the Company’s more significant capital surplus will make it difficult to achieve a competitive ROE.  On balance, RP Financial concluded that capital strength was a slightly positive factor in our adjustment for financial condition.

On balance, Minden Bancorp’s balance sheet strength was considered to be more favorable than the Peer Group’s and, thus, a slight upward adjustment was applied for the Company’s financial condition.

2.           Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings.  The major factors considered in the valuation are described below.

RP® Financial, LC.	VALUATION ANALYSIS
IV.5

▪
Reported Earnings.  The Company reported net income equal to 0.14% of average assets, versus net income equal to 0.45% of average assets for the Peer Group.  The Company’s lower return was primarily attributable to the OTTI loss on investment securities and, to a lesser extent, a lower level of non-interest operating income.  Comparatively, the Company’s earnings reflected earnings advantages with respect to a higher net interest margin, a lower level of operating expenses and a lower level of loan loss provisions.  Reinvestment and leveraging of stock proceeds into interest-earning assets will serve to increase the Company’s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by implementation of additional stock benefit plans in connection with the second-step offering.  Given the non-recurring nature of the OTTI loss, RP Financial concluded that the Company’s reported earnings were a neutral factor in our adjustment for profitability, growth and viability of earnings.

▪
Core Earnings.  Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Company’s and the Peer Group’s core earnings.  The Company operated with a higher net interest margin, a lower operating expense ratio and a lower level of non-interest operating income.  The Company’s higher and lower ratios for net interest income and operating expenses, respectively, translated into a higher expense coverage ratio in comparison to the Peer Group’s ratio (equal to 1.64x versus 1.13X for the Peer Group).  Similarly, the Company’s efficiency ratio of 55.3% was more favorable than the Peer Group’s efficiency ratio of 73.8%.  Loan loss provisions had a larger impact on the Peer Group’s earnings.  Overall, these measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-conversion capital, which will be somewhat negated by expenses associated with the stock benefit plans, indicate that the Company’s pro forma core earnings will be more favorable than the Peer Group’s.  Therefore, RP Financial concluded that this was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

▪
Interest Rate Risk.  Quarterly changes in the Company’s and the Peer Group’s net interest income to average assets ratios indicated a greater degree of volatility was associated with the Company’s net interest margin.  Other measures of interest rate risk, such as capital and IEA/IBL ratios were comparable for the Company and the Peer Group.  On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with equity-to-assets and IEA/ILB ratios that will be above the Peer Group ratios, as well as enhance the stability of the Company’s net interest margin through the reinvestment of stock proceeds into interest-earning assets.  On balance, RP Financial concluded that interest rate risk was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.6

▪
Credit Risk.  Loan loss provisions were a larger factor in the Peer Group’s earnings (0.46% of average assets versus 0.05% of average assets for the Company).  In terms of future exposure to credit quality related losses, the Peer Group maintained a higher concentration of assets in loans, while lending diversification into higher risk types of loans was similar for the Company and the Peer Group.  Credit quality measures for non-performing assets and loss reserves as a percent of non-performing loans were more favorable for the Company, while the Peer Group maintained a higher level of loss reserves as a percent of loans.  Overall, RP Financial concluded that credit risk was a moderately positive factor in our adjustment for profitability, growth and viability of earnings.

▪
Earnings Growth Potential.  Several factors were considered in assessing earnings growth potential.  First, the Company and the Peer Group maintained comparable interest rate spreads, which would tend to support comparable net interest margins going forward for the Peer Group.  Second, the infusion of stock proceeds will provide the Company with more significant growth potential through leverage than currently maintained by the Peer Group.  Third, the Peer Group’s higher ratio of non-interest operating income and the Company’s lower operating expense ratio were viewed as respective advantages to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates.  Overall, earnings growth potential was considered to be a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

▪
Return on Equity.  Currently, the Company’s core ROE is more favorable than the Peer Group’s core ROE.  With the increase in capital that will be realized from the infusion of net stock proceeds into the Company’s equity, the Company’s pro forma return equity on a core earnings basis can be expected to be initially depressed from current levels but remain above the Peer Group’s ROE.  Accordingly, this was a slightly positive factor in the adjustment for profitability, growth and viability of earnings.

On balance, Minden Bancorp’s pro forma earnings strength was considered to be more favorable than the Peer Group’s and, thus, a slight upward adjustment was applied for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.7

3.           Asset Growth

The Company’s asset growth rate was less than the Peer Group’s growth rate during the period covered in our comparative analysis, based on growth rates of 2.3% and 11.7%, respectively.  Acquisition related growth largely accounted for the Peer Group’s higher growth rate.  Asset growth for the Company was largely sustained through loan growth, with such growth generally earning higher yields relative to growth of cash and investments.  Likewise, higher yielding loan growth was the primary source of asset growth for the Peer Group.  On a pro forma basis, the Company’s tangible equity-to-assets ratio will exceed the Peer Group’s tangible equity-to-assets ratio, indicating greater leverage capacity for the Company.  On balance, a slight upward adjustment was applied for asset growth.

4.           Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served.  Operating in north-central Louisiana, the Company serves a somewhat rural market area in Webster Parish, as indicated by low population density and relatively low measures for household and per capita income measures.  Webster Parish has experienced modest population shrinkage since 2000 and the population is forecasted to continue to decline nominally over the next five years.  Webster Parish’s June 2010 unemployment rate was below and above the comparable unemployment rates for the U.S and Louisiana.

Overall, the markets served by the Peer Group companies were viewed as slightly more favorable with respect to supporting growth opportunities, as they generally operated in more populous and affluent markets than served by the Company.  Moreover, the majority of the primary market areas served by the Peer Group companies have been experiencing population growth. The Company’s competitive position in the primary market area, as indicated by deposit market share, was viewed to be stronger than maintained by the Peer Group companies in general.  Minden Bancorp’s deposit market share equaled 23.4% in Webster Parish versus a 17.4% average and a 13.3% median deposit market shares indicated for the Peer Group companies in their respective primary market area counties.  Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-5.  As shown in Table 4.1, June 2010 unemployment rates for the markets served by the Peer Group companies were on average comparable to the June 2010 unemployment rate for Webster Parish.  On balance, we concluded that a slight downward adjustment was appropriate for the Company’s market area.

RP® Financial, LC.	VALUATION ANALYSIS
IV.8

Table 4.1
Market Area Unemployment Rates
Minden Bancorp, Inc. and the Peer Group Companies(1)

	County	June 2010 Unemployment

Minden Bancorp, Inc. - LA	Webster	9.2%

Peer Group Average		9.3%

FFD Financial Corp. – OH	Tuscarawas	12.6
First Advantage Bancorp – TN	Montgomery	9.2
First Capital, Inc. – IN	Harrison	10.0
First Savings Financial Group - IN	Clark	9.3
GS Financial Corp. - LA	Jefferson	5.8
LSB Financial Corp. IN	Tippecanoe	9.2
Louisiana Bancorp, Inc. – LA	Jefferson	5.8
North Central Bancshares – IA	Webster	8.7
River Valley Bancorp – IN	Jefferson	11.0
Wayne Savings Bancshares – OH	Wayne	11.1

(1)  Unemployment rates are not seasonally adjusted.

5.           Dividends

The Company currently pays a quarterly dividend of $0.11 per share to the public shareholders.  After the conversion and offering, the Company’s board of directors intends to continue to pay regular cash dividends.  The per share amount of the dividend to be paid following the conversion has not been stated.  Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

RP® Financial, LC.	VALUATION ANALYSIS
IV.9

Seven out of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.26% to 5.60%.  The average dividend yield on the stocks of the Peer Group institutions was 2.36% as of August 26, 2010, representing an average payout ratio of 22.22% of core earnings.  As of August 26, 2010, approximately 63% of all fully-converted publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.03%.  The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

While the Company has not stated a definitive dividend policy following the second-step offering, it will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization.  On balance, we concluded that no adjustment was warranted for this factor.

6.           Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets.  All ten of the Peer Group members trade on the NASDAQ.  Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock.  The market capitalization of the Peer Group companies ranged from $15.1 million to $62.1 million as of August 26, 2010, with average and median market values of $29.4 million and $23.3 million, respectively.  The shares issued and outstanding to the public shareholders of the Peer Group members ranged from 1.0 million to 5.1 million, with average and median shares outstanding of 2.3 million and 2.9 million, respectively.  The Company’s second-step stock offering is expected to provide for a pro forma market value and shares outstanding that will be fairly consistent with the comparative averages and medians indicated for the Peer Group’s market values and shares outstanding.  However, in contrast to the stocks of the Peer Group companies which all trade on NASDAQ, the Company’s stock is expected to trade on the OTC Bulletin Board following the second-step conversion which tends to be a less efficient trading market compared to the NASDAQ.   According, we concluded a slight downward adjustment was warranted for this factor.

RP® Financial, LC.	VALUATION ANALYSIS
IV.10

7.           Marketing of the Issue

We believe that four separate markets exist for thrift stocks, including those coming to market such as Minden Bancorp’s:  (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history; (C) the acquisition market for thrift franchises in Louisiana; and (D) the market for the public stock of Minden Bancorp.  All of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.           The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.  Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts.  In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.  Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.  Exhibit IV-3 displays historical stock price indices for thrifts only.

RP® Financial, LC.	VALUATION ANALYSIS
IV.11

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters.  Stocks started the fourth quarter of 2009 with a sell-off, as investors reacted negatively to economic data showing a slowdown in manufacturing activity from August to September and more job losses than expected for September.  Energy and material stocks led a stock market rally heading into mid-October, as stock markets rallied around the world.  Good earnings reports from J.P. Morgan Chase and Intel pushed the Dow Jones industrial Average (“DJIA”) above a 10000 close in mid-October.  Mixed economic data and concerns of the sustainability of the recovery following the removal of the federal stimulus programs provided for volatile trading at the close of October.  Stocks moved higher in early-November, with the DJIA topping 10000 again on renewed optimism about the economy aided by a report that manufacturing activity rose around the world in October.  Expectations that interest rates and inflation would remain low, following a weaker than expected employment report for October, sustained the rally heading into mid-November.  The DJIA hit new highs for the year in mid-November, as investors focused on upbeat earnings from major retailers, signs of economic growth in Asia and the Federal Reserve’s commitment to low interest rates.  Stocks traded unevenly through the second half of November, reflecting investor uncertainty over the strength of the economic recovery and Dubai debt worries.  Easing fears about the Dubai debt crisis, along with a favorable employment report for November, served to bolster stocks at the end of November and into early-December.  Mixed economic data, including a better-than-expected increase in November retail sales and November wholesale inflation rising more than expected, sustained a narrow trading range for the broader stock market heading into mid-December.  Worries about the state of European economies and the dollar’s surge upended stocks in mid-December.  Helped by some positive economic data and acquisition deals in mining and health care, the DJIA posted gains for six consecutive sessions in late-December.  Overall, the DJIA closed up 18.8% for 2009, which was 26.4% below its all time high.

RP® Financial, LC.	VALUATION ANALYSIS
IV.12

Stocks started 2010 in positive territory on mounting evidence of a global manufacturing rebound, while mixed earnings reports provided for an up and down market in mid-January.  The DJIA moved into negative territory for the year heading in into late-January, with financial stocks leading the market lower as the White House proposed new limits on the size and activities of big banks.  Technology stocks led the broader market lower at the close of January, as disappointing economic reports dampened growth prospects for 2010.  Concerns about the global economy and European default worries pressured stocks lower in early-February, as the DJIA closed below 10000 for the first time in three months.  Upbeat corporate earnings and some favorable economic news out of Europe and China held stocks to rebound in mid-February.  The positive trend in the broader stock market continued into the second half of February, as investors seized on mild inflation data and more signs that the U.S. economy was recovering.  Weak economic data pulled stocks lower at the end of February, although the 2.6% increase in the DJIA for the month of February was its strongest showing since November.

The DJIA moved back into positive territory for 2010 in early-March, as the broader market rallied on a better-than-expected employment report for February.  Stocks trended higher through mid-March, with the DJIA closing up for eight consecutive trading sessions.  Factors contributing to the eight day winning streak included bullish comments by Citigroup, expectations of continued low borrowing costs following the Federal Reserve’s mid-March meeting that concluded with keeping its target rate near zero and a brightening manufacturing outlook.  Following a one day pull back, the positive trend in the broader market continued heading into late-March.  Gains in the health-care sector following the passage of health-care legislation, better-than-expected existing home sales in February, first time jobless claims falling more than expected and solid earnings posted by Best Buy all contributed to the positive trend in stocks.  The DJIA moved to a 19-month high approaching the end of the first quarter, as oil stocks led the market higher in response to new evidence of global economic strength.  Overall, the DJIA completed its best first quarter since 1999, with a 4.1% increase for the quarter.

RP® Financial, LC.	VALUATION ANALYSIS
IV.13

More signs of the economy gaining strength sustained the positive trend in the broader stock market at the start of the second quarter of 2010.  The DJIA closed above 11000 heading into mid-April, based on growing optimism about corporate earnings and a recovering economy.  Fraud charges against Goldman Sachs halted a six day rally in the market in mid-April, as financial stocks led a one day sell-off in the broader market.  The broader stock market generally sustained a positive trend during the second half of April, with encouraging first quarter earnings reports and favorable economic data supporting the gains.  Financial stocks pulled the broader stock market lower at the end of April on news of a criminal investigation of Goldman Sachs.  The sell-off in the stock market sharpened during the first week of May, largely on the basis of heightened concerns about possible ripple effects stemming from Greece’s credit crisis.  Stocks surged after European Union leaders agreed to a massive bailout to prevent Greece’s financial troubles from spreading throughout the region, but then reversed course heading into the second half of May on continued worries about the fallout from Europe’s credit crisis and an unexpected increase in U.S. jobless claims.  China’s promise not to unload its European debt sparked a one-day rally in late-May, which was followed by a lower close for the DJIA on the last trading day of May as a downgrade of Spain’s credit rekindled investors’ fears about Europe’s economy.  Overall, it was the worst May for the DJIA since 1940.  Volatility in the broader stock market continued to prevail in early-June.  A rebound in energy shares provided for the third biggest daily gain in the DJIA for 2010, which was followed by a one day decline of over 300 points in the DJIA as weaker than expected employment numbers for May sent the DJIA to a close below 10000.  The DJIA rallied back over 10000 in mid-June, as stocks were boosted by upbeat comments from the European Central Bank, a rebound in energy stocks, tame inflation data and some regained confidence in the global economic recovery.  Weak housing data for May and persistent worries about the global economy pulled stocks lower in late-June. The DJIA closed out the second quarter of 2010 at a new low for the year, reflecting a decline of 10% for the second quarter.

A disappointing employment report for June 2010 extended the selling during the first week of July.  Following seven consecutive days of closing lower, the DJIA posted a gain as bargain hunters entered the market.  Some strong earnings reports at the start of second quarter earnings season and upbeat data on jobs supported a seven day winning streak in the broader stock market and pushed the DJIA through the 10000 mark going into mid-July.  Renewed concerns about the economy snapped the seven day winning streak in the DJIA, although losses in the broader stock market were pared on news that Goldman Sachs reached a settlement with the SEC.  Stocks slumped heading into the second half of July, as Bank of America and Citigroup reported disappointing second quarter earnings and an early-July consumer confidence report showed that consumers were becoming more pessimistic.  Favorable second quarter earnings supported a rally in the broader stock market in late-July, with the DJIA moving back into positive territory for the year.  Overall, the DJIA was up 7.1% for the month of July, which was its strongest performance in a year.

RP® Financial, LC.	VALUATION ANALYSIS
IV.14

Better-than-expected economic data helped to sustain the stock market rally at the beginning of August 2010, but stocks eased lower following the disappointing employment report for July.  The downturn in the broader stock market accelerated in the second half of August, as a number of economic reports for July showed the economy was losing momentum which more than overshadowed a pick-up in merger activity.  On August 26, 2010, the DJIA closed at 9985.81, an increase of 4.2% from one year ago and a decrease of 4.2% year-to-date, and the NASDAQ closed at 2118.69, an increase of 4.5% from one year ago and a decrease of 6.6% year-to-date.  The Standard & Poor’s 500 Index closed at 1047.22 on August 26, 2010, an increase of 1.6% from one year ago and a decrease of 6.1% year-to-date.

The market for thrift stocks has been somewhat uneven in recent quarters, but in general has underperformed the broader stock market.  Some disappointing economic data pushed thrift stocks along with the broader market lower at the beginning of fourth quarter of 2009.  Thrift stocks rebounded modestly through mid-October, aided by a rally in the broader stock market and a strong earnings report from J.P. Morgan Chase.  Concerns of more loan losses and a disappointing report on September new home sales provided for a modest retreat in thrift prices in late-October.  After bouncing higher on a better-than-expected report for third quarter GDP growth, financial stocks led the broader market lower at the end of October in the face of a negative report on consumer spending.  In contrast to the broader market, thrift stocks edged lower following the Federal Reserve’s early-November statement that it would leave the federal funds rate unchanged.  Thrift stocks rebounded along with the broader market going into mid-November, following some positive reports on the economy and comments from the Federal Reserve that interest rates would remain low amid concerns that unemployment and troubles in commercial real estate would weigh on the economic recovery.  Fresh economic data that underscored expectations for a slow economic recovery and Dubai debt worries pushed thrift stocks lower during the second half of November.  Financial stocks led a broader market rebound at the close of November and into early-December, which was supported by a favorable report for home sales in October and expectations that the Dubai debt crisis would have a limited impact on U.S. banks.  The favorable employment report for November added to gains in the thrift sector in early-December.  Financial stocks edged higher in mid-December on news that Citigroup was repaying TARP funds, which was followed by a pullback following a report that wholesale inflation rose more than expected in November and mid-December unemployment claims were higher than expected.  More attractive valuations supported a snap-back rally in thrift stocks heading into late-December, which was followed by a narrow trading range for the thrift sector through year end.  Overall, the SNL Index for all publicly-traded thrifts was down 10.2% in 2009, which reflects significant declines in the trading prices of several large publicly-traded thrifts during 2009 pursuant to reporting significant losses due to deterioration in credit quality.

RP® Financial, LC.	VALUATION ANALYSIS
IV.15

Thrift stocks traded in a narrow range during the first few weeks of 2010, as investors awaited fourth quarter earnings reports that would provide further insight on credit quality trends.  An unexpected jump in jobless claims and proposed restrictions by the White House on large banks depressed financial stocks in general heading into late-January.  Amid mixed earnings reports, thrift stocks traded in a narrow range for the balance of January.  Financial stocks led the broader market lower in early-February and then rebounded along with the broader market in mid-February on some positive economic data including signs that prices were rising in some large metropolitan areas.  Mild inflation readings for wholesale and consumer prices in January sustained the upward trend in thrift stocks heading into the second half of February.  Comments by the Federal Reserve Chairman that short-term interest rates were likely to remain low for at least several months helped thrift stocks to ease higher in late-February.

The thrift sector moved higher along with the broader stock market in-early March 2010, aided by the better-than-expected employment report for February.  Financial stocks propelled the market higher heading into mid-March on optimism that Citigroup would be able to repay the U.S. Government after a successful offering of trust preferred securities.  The Federal Reserve’s recommitment to leaving its target rate unchanged “for an extended period” sustained the positive trend in thrift stocks through mid-March.  Thrift stocks bounced higher along with the broader stock market heading into late-March, which was followed by a slight pullback as debt worries sent the yields on Treasury notes higher.

RP® Financial, LC.	VALUATION ANALYSIS
IV.16

An improving outlook for financial stocks in general, along with positive reports for housing, employment and retail sales, boosted thrift stocks at the start of the second quarter of 2010.  A nominal increase in March consumer prices and a strong first quarter earnings report from JP Morgan Chase & Co. supported a broad rally in bank and thrift stocks heading into mid-April, which was followed by a pullback on news that the SEC charged Goldman Sachs with fraud.  Thrift stocks generally underperformed the broader stock market during the second half of April, as financial stocks in general were hurt by uncertainty about the progress of financial reform legislation, Greece’s debt crisis and news of a criminal investigation of Goldman Sachs.  Thrift stocks retreated along the broader stock market in the first week of May, based on fears that the growing debt crisis in Europe could hurt the economic recovery.  Likewise, thrift stocks surged higher along with the broader stock market after European Union officials announced a massive bailout plan to avert a public-debt crisis and then retreated heading into the second half of May on lingering concerns about the euro.  News of rising mortgage delinquencies in the first quarter of 2010, an expected slowdown in new home construction and uncertainty over financial reform legislation further contributed to lower trading prices for thrift stocks.  Thrift stocks participated in the one-day broader market rally in late-May and then declined along with the broader stock market at the close of May.  Some positive economic reports provided a boost to thrift stocks at the start of June, which was followed a sharp decline in the sector on the disappointing employment report for May.  Gains in the broader stock market provided a boost to thrift stocks as well heading in mid-June.  Weaker-than-expected housing data for May and uncertainty surrounding the final stages of the financial reform legislation pressured thrift stocks lower in late-June.

RP® Financial, LC.	VALUATION ANALYSIS
IV.17

Thrift stocks declined along with the broader stock market at the start of the third quarter of 2010, as home sales in May declined sharply following the expiration of a special tax credit for home buyers.  A report showing that home loan delinquencies increased in May further depressed thrift stocks, while the broader market moved higher on more attractive valuations.  Financial stocks helped to lead the stock market higher through mid-July, as State Street projected a second quarter profit well above analysts’ forecasts which fueled a more optimistic outlook for second quarter earnings reports for the financial sector.  Thrift stocks retreated along with the financial sector in general in mid-July on disappointing retail sales data for June and second quarter earnings results for Bank of America and Citigroup reflecting an unexpected drop in their revenues.  Some favorable second quarter earnings reports which reflected improving credit measures helped to lift the thrift sector in late-July and at the beginning of August.  Thrift stocks pulled back along with the broader market on weak employment data for July, which raised fresh concerns about the strength of the economy and the risk of deflation.  The sell-off in thrift stocks became more pronounced in the second half of August, with signs of slower growth impacting most sectors of the stock market.  Thrift stocks were particularly hard hit by the dismal housing data for July, which showed sharp declines in both existing and new home sales.  On August 26, 2010, the SNL Index for all publicly-traded thrifts closed at 521.4, a decrease of 7.5% from one year ago and a decrease of 11.2% year-to-date.

B.           The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value.  The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

RP® Financial, LC.	VALUATION ANALYSIS
IV.18

Two standard conversions and six second-step conversions have been completed during the past three months.  The recently completed second-step conversion offerings are considered to be more relevant for our analysis, which were completed in late-June and the first half of July.  In general, second-step conversions tend to be priced (and trade in the aftermarket) at higher P/B ratios than standard conversions.  We believe investors take into consideration the generally more leveraged pro forma balance sheets of second-step companies, their track records as public companies prior to conversion, and their generally higher pro forma ROE measures relative to standard conversions in pricing their common stocks.  As shown in Table 4.2, with the exception of Oritani Financial Corp., all of the second-step conversion offerings were completed between the minimum and midpoint of their offering ranges.  Oritani Financial Corp.’s offering was completed at slightly above the midpoint of its offering range.  The average closing pro forma price/tangible book ratio of the recent second-step conversion offerings equaled 79.1%.  On average, the second-step conversion offerings reflected a 2.3% decrease in price from their IPO prices after the first week of trading.  As of August 26, 2010, the recent second-step conversion offerings reflected an average decrease of 3.8% in price from their IPO prices.

Shown in Table 4.3 are the current pricing ratios for the fully-converted offerings completed during the past three months that trade on NASDAQ or an Exchange.  The current average P/TB ratio for the recent fully-converted offerings equaled 73.79%, based on closing stock prices as of August 26, 2010.

C.           The Acquisition Market

Also considered in the valuation was the potential impact on Minden Bancorp’s stock price of recently completed and pending acquisitions of other thrift institutions operating in Louisiana.    As shown in Exhibit IV-4, there were four Louisiana thrift acquisitions completed from the beginning of 2006 through August 26, 2010, and there are currently no acquisitions pending for Louisiana savings institutions.  The recent acquisition activity involving Louisiana savings institutions may imply a certain degree of acquisition speculation for the Company’s stock.  To the extent that acquisition speculation may impact the Company’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Company’s market and, thus, are subject to the same type of acquisition speculation that may influence Minden Bancorp’s stock.  However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Minden Bancorp’s stock would tend to be less compared to the stocks of the Peer Group companies.

RP® Financial, LC.	VALUATION ANALYSIS
IV.19

Table 4.2
Pricing Characteristics and After-Market Trends
Recent Conversions Completed (Last Three Months)

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases
			Financial Info.		Asset Quality						Charitable Found.		% Off Incl. Fdn.
													Benefit Plans				Initial
	Conver.			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		% of		Recog.	Stk	Mgmt.&	Dividend
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offered	Mid.	Proc.	Form	Offering	ESOP	Plans	Option	Dirs.	Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(2)	(%)

Standard Conversions

Peoples Federal Bancshares, Inc. - MA	7/7/10	PEOP-NASDAQ	$488	10.77%	0.32%	199%	$66.1	100%	132%	2.8%	Stock	8.0%	8.0%	4.0%	10.0%	3.3%	0.00%
Fairmount Bancorp, Inc. - MD	6/3/10	FMTB-OTCBB	$67	10.57%	0.40%	152%	$4.4	100%	89%	15.8%	N.A.	N.A.	8.0%	4.0%	10.0%	14.6%	0.00%

Averages - Standard Conversions:			$278	10.67%	0.36%	176%	$35.3	100%	111%	9.3%	N.A.	8.0%	8.0%	4.0%	10.0%	9.0%	0.00%
Medians - Standard Conversions:			$278	10.67%	0.36%	176%	$35.3	100%	111%	9.3%	N.A.	8.0%	8.0%	4.0%	10.0%	9.0%	0.00%

Second Step Conversions

Jacsonville Bancorp, Inc. - IL	7/15/10	JXSB-NASDAQ	$290	9.12%	1.02%	111%	$10.4	54%	89%	12.0%	N.A.	N.A.	4.0%	0.0%	10.0%	9.6%	3.00%
Colonial Financial Services - NJ	7/13/10	COBK-NASDAQ	$568	8.20%	0.43%	124%	$23.0	55%	85%	8.0%	N.A.	N.A.	4.0%	4.0%	10.0%	1.6%	0.00%
Oneida Financial Corp.- NY	7/7/10	ONFC-NASDAQ	$596	9.61%	0.90%	1041%	$31.5	55%	100%	8.0%	N.A.	N.A.	4.0%	4.0%	10.0%	4.2%	6.00%
ViewPoint Financial Group - TX	7/7/10	VPFG-NASDAQ	$2,477	8.42%	0.61%	108%	$198.6	57%	99%	4.0%	N.A.	N.A.	4.0%	4.0%	10.0%	0.2%	0.00%
Fox Chase Bancorp, Inc. - PA	6/29/10	FXCB-NASDAQ	$1,156	10.83%	2.91%	38%	$87.1	60%	85%	5.0%	N.A.	N.A.	4.0%	3.1%	7.9%	0.7%	0.00%
Oritani Financial Corp. - NJ	6/24/10	ORIT-NASDAQ	$2,054	12.38%	2.03%	60%	$413.6	74%	106%	2.8%	N.A.	N.A.	4.0%	4.0%	10.0%	0.5%	3.00%

Averages - Second Step Conversions:			$1,190	9.76%	1.32%	247%	$127.4	59%	94%	6.6%	N.A.	N.A.	4.0%	3.2%	9.7%	2.8%	2.00%
Medians - Second Step Conversions:			$876	9.37%	0.96%	110%	$59.3	56%	94%	6.5%	N.A.	N.A.	4.0%	4.0%	10.0%	1.2%	1.50%

Mutual Holding Company Conversions

Averages - Mutual Holding Company Conversions:
Medians - Mutual Holding Company Conversions:

Averages - All Conversions:			$962	9.99%	1.08%	229%	$104.3	69%	98%	7.3%	NA	8.0%	5.0%	3.4%	9.7%	4.3%	1.50%
Medians - All Conversions:			$582	10.09%	0.76%	118%	$48.8	59%	94%	6.5%	NA	8.0%	4.0%	4.0%	10.0%	2.5%	0.00%

Institutional Information			Pro Forma Data								Post-IPO Pricing Trends
			Pricing Ratios(3)				Financial Charac.				Closing Price:
											First		After		After
	Conver.			Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Change	Week(4)	Change	Month(5)	Change	8/26/10	Change
			(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions

Peoples Federal Bancshares, Inc. - MA	7/7/10	PEOP-NASDAQ	64.7%	45.5		13.1%	0.3%	20.2%	1.4%	$10.00	$10.40	4.0%	$10.69	6.9%	$10.42	4.2%	$10.19	1.9%
Fairmount Bancorp, Inc. - MD	6/3/10	FMTB-OTCBB	43.9%	11.4		6.5%	0.6%	14.8%	0.6%	$10.00	$11.00	10.0%	$12.00	20.0%	$11.00	10.0%	$11.75	17.5%

Averages - Standard Conversions:			54.3%	28.5	x	9.8%	0.5%	17.5%	1.0%	$10.00	$10.70	7.0%	$11.35	13.45%	$10.71	7.10%	$10.97	9.70%
Medians - Standard Conversions:			54.3%	28.5	x	9.8%	0.5%	17.5%	1.0%	$10.00	$10.70	7.0%	$11.35	13.45%	$10.71	7.10%	$10.97	9.70%

Second Step Conversions

Jacsonville Bancorp, Inc. - IL	7/15/10	JXSB-NASDAQ	59.3%	19.07		6.5%	0.3%	11.0%	2.9%	$10.00	$10.65	6.5%	$10.58	5.8%	$10.13	1.3%	$10.43	4.3%
Colonial Financial Services - NJ	7/13/10	COBK-NASDAQ	63.4%	14.01		7.1%	0.5%	11.2%	4.5%	$10.00	$10.05	0.5%	$9.65	-3.5%	$9.80	-2.0%	$9.60	-4.0%
Oneida Financial Corp.- NY	7/7/10	ONFC-NASDAQ	97.3%	15.12		9.2%	0.6%	9.9%	4.5%	$8.00	$7.50	-6.3%	$7.50	-6.3%	$7.90	-1.3%	$7.70	-3.8%
ViewPoint Financial Group - TX	7/7/10	VPFG-NASDAQ	93.2%	28.61		13.2%	0.5%	14.2%	3.3%	$10.00	$9.50	-5.0%	$9.55	-4.5%	$9.70	-3.0%	$9.09	-9.1%
Fox Chase Bancorp, Inc. - PA	6/29/10	FXCB-NASDAQ	72.1%	NM		11.8%	-0.1%	16.4%	-0.6%	$10.00	$9.59	-4.1%	$9.60	-4.0%	$9.68	-3.2%	$9.53	-4.7%
Oritani Financial Corp. - NJ	6/24/10	ORIT-NASDAQ	89.4%	38.03		23.0%	0.6%	25.7%	2.4%	$10.00	$10.31	3.1%	$9.86	-1.4%	$9.91	-0.9%	$9.42	-5.8%

Averages - Second Step Conversions:			79.1%	23.0	x	11.8%	0.4%	14.7%	2.8%	$9.67	$9.60	-0.9%	$9.46	-2.3%	$9.52	-1.5%	$9.30	-3.8%
Medians - Second Step Conversions:			80.8%	19.1	x	10.5%	0.5%	12.7%	3.1%	$10.00	$9.82	-1.8%	$9.63	-3.8%	$9.75	-1.6%	$9.48	-4.4%

Mutual Holding Company Conversions

Averages - Mutual Holding Company Conversions:
Medians - Mutual Holding Company Conversions:

Averages - All Conversions:			72.9%	24.5	x	11.3%	0.4%	15.4%	2.4%	$9.75	$9.88	1.1%	$9.93	1.6%	$9.82	0.6%	$9.71	-0.5%
Medians - All Conversions:			68.4%	19.1	x	10.5%	0.5%	14.5%	2.6%	$10.00	$10.18	1.8%	$9.76	-2.5%	$9.86	-1.1%	$9.57	-3.9%

Note: * - Appraisal performed by RP Financial; BOLD=RP Financial did the Conversion Business Plan. “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) Non-OTS regulated thrift.
(2) As a percent of MHC offering for MHC transactions.
(3) Does not take into account the adoption of SOP 93-6.
(4) Latest price if offering is less than one week old.
(5) Latest price if offering is more than one week but less than one month old.
(6) Mutual holding company pro forma data on full conversion basis.
(7) Simultaneously completed acquisition of another financial institution.
(8) Simultaneously converted to a commercial bank charter.
(9) Former credit union.
August 26, 2010

RP® Financial, LC.	VALUATION ANALYSIS
IV.20

Table 4.3
Market Pricing Comparatives
Prices As of August 26, 2010

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(4)
		Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout
Financial Institution		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)

All Public Companies		$9.55	$270.27	($0.12)	$12.77	18.46	x	75.64%	9.12%	83.11%	18.15	x	$0.23	2.01%	30.41%
Converted Last 3 Months (no MHC)		$9.42	$167.58	$0.34	$13.94	21.10	x	69.09%	11.47%	73.79%	18.52	x	$0.18	2.10%	12.66%

Converted Last 3 Months (no MHC)
COBK	Colonial Financial Services of NJ	$9.60	$40.06	$0.71	$15.78	20.00	x	60.84%	6.82%	60.84%	13.52	x	$0.00	0.00%	0.00%
FXCB	Fox Chase Bancorp, Inc. of PA	$9.53	$138.63	($0.13)	$14.19	NM		67.16%	11.15%	67.16%	NM		$0.00	0.00%	NM
JXSB	Jacksonville Bancorp Inc. of IL	$10.43	$20.07	$0.52	$18.27	13.20	x	57.09%	6.72%	61.90%	20.06	x	$0.30	2.88%	37.97%
ONFC	Oneida Financial Corp. of NY	$7.70	$55.17	$0.53	$11.69	14.81	x	65.87%	8.86%	93.67%	14.53	x	$0.53	6.88%	NM
ORIT	Oritani Financial Corp. of NJ	$9.42	$529.42	$0.16	$11.45	NM		82.27%	21.37%	82.27%	NM		$0.30	3.18%	NM
PEOP	Peoples Federal Bncshrs. Inc. of MA	$10.19	$72.78	$0.22	$15.45	36.39	x	65.95%	13.34%	65.95%	NM		$0.00	0.00%	0.00%
VPFG	ViewPoint Financial Group of TX	$9.09	$316.92	$0.35	$10.76	NM		84.48%	12.00%	84.72%	25.97	x	$0.16	1.76%	NM

		Financial Characteristics(6)
		Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution		Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		$2,698	11.65%	10.89%	4.15%	-0.10%	0.67%	-0.14%	-0.02%
Converted Last 3 Months (no MHC)		$1,202	13.94%	13.28%	0.85%	0.33%	3.50%	0.35%	3.87%

Converted Last 3 Months (no MHC)
COBK	Colonial Financial Services of NJ	$587	7.46%	7.46%	NA	0.34%	4.58%	0.50%	6.77%
FXCB	Fox Chase Bancorp, Inc. of PA	$1,243	16.61%	16.61%	NA	-0.06%	-0.51%	-0.16%	-1.34%
JXSB	Jacksonville Bancorp Inc. of IL	$298	8.59%	7.67%	NA	0.51%	5.93%	0.34%	3.90%
ONFC	Oneida Financial Corp. of NY	$623	8.74%	5.11%	NA	0.60%	6.84%	0.61%	6.97%
ORIT	Oritani Financial Corp. of NJ	$2,477	25.98%	25.98%	NA	0.40%	2.59%	0.43%	2.76%
PEOP	Peoples Federal Bncshrs. Inc. of MA	$546	19.18%	19.18%	NA	0.37%	NM	0.29%	NM
VPFG	ViewPoint Financial Group of TX	$2,642	11.05%	10.98%	0.85%	0.17%	1.55%	0.46%	4.18%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:
SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

D.           Trading in Minden Bancorp’s Stock

Since Minden Bancorp’s minority stock currently trades under the symbol “MDNB” on the OTC Bulletin Board, RP Financial also considered the recent trading activity in the valuation analysis.  Minden Bancorp had a total of 1,365,316 shares issued and outstanding at June 30, 2010, of which 565,204 shares were held by public shareholders and traded as public securities.  The Company’s stock, which is not actively traded, has had a 52 week trading range of $12.80 to $15.25 per share.  The Company’s stock closed at $15.10 on August 26, 2010.

There are significant differences between the Company’s minority stock (currently being traded) and the conversion stock that will be issued by the Company.  Such differences include different liquidity characteristics, a different return on equity for the conversion stock, the stock is currently traded based on speculation of a range of exchange ratios  and dividend payments, if any, will be made on all shares outstanding.  Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level.  As the pro forma impact is made known publicly, the trading level will become more informative.

*  *  *  *  *  *  *  *  *  *  *

RP® Financial, LC.	VALUATION ANALYSIS
IV.22

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for second-step conversions, the acquisition market and recent trading activity in the Company’s minority stock.  Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.             Management

The Company’s management team appears to have experience and expertise in all of the key areas of the Company’s operations.  Exhibit IV-5 provides summary resumes of the Company’s Board of Directors and senior management.  The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure.  The Company currently does not have any senior management positions that are vacant.

Similarly, the returns, equity positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies.  Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.             Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted OTS regulated institution, Minden Bancorp will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions.  Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios.  On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Upward
Asset Growth	Slight Upward
Primary Market Area	Slight Downward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock -- price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches -- all performed on a pro forma basis including the effects of the stock proceeds.  In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions and expenses (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.

RP Financial’s valuation placed an emphasis on the following:

●
P/E Approach.  The P/E approach is generally the best indicator of long-term value for a stock and we have given it the most significant weight among the valuation approaches.  Given certain similarities between the Company’s and the Peer Group’s earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation.  At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma basis for the Company; and (2) the Peer Group companies have had the opportunity to realize the benefit of reinvesting and leveraging the offering proceeds, we also gave weight to the other valuation approaches.

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

●
P/B Approach.  P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of a conversion offering, as the earnings approach involves assumptions regarding the use of proceeds.  RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches.  We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

●
P/A Approach.  P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings.  Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.  At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

●
Trading of MDNB stock.  Converting institutions generally do not have stock outstanding.  Minden Bancorp, however, has public shares outstanding due to the mutual holding company form of ownership.  Since Minden Bancorp is currently quoted on the OTC Bulletin Board, it is an indicator of investor interest in the Company’s conversion stock and therefore received some weight in our valuation.  Based on the August 26, 2010 stock price of $15.10 per share and the 1,365,316 shares of Minden Bancorp’s stock outstanding, the Company’s implied market value of $20.6 million was considered in the valuation process.  However, since the conversion stock will have different characteristics than the minority shares, and since pro forma information has not been publicly disseminated to date, the current trading price of Minden Bancorp’s stock was somewhat discounted herein but will become more important towards the closing of the offering.

The Company has adopted Statement of Position (“SOP”) 93-6, which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares.  For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted.  However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

RP® Financial, LC.	VALUATION ANALYSIS
IV.25

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of August 26, 2010, the aggregate pro forma market value of Minden Bancorp’s conversion stock equaled $22,183,280 at the midpoint, equal to 2,218,328 shares at $10.00 per share.  The $10.00 per share price was determined by the Minden Bancorp Board.  The midpoint and resulting valuation range is based on the sale of a 58.60% ownership interest to the public, which provides for a $13,000,000 public offering at the midpoint value.

1.           Price-to-Earnings (“P/E”).  The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base.  In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds.  The Company’s reported earnings equaled $264,000 for the twelve months ended June 30, 2010.  In deriving Minden Bancorp’s core earnings, the adjustments made to reported earnings were to eliminate the OTTI loss on investment securities and the gain on sale of assets, which equaled $2.822 million and $3,000, respectively, for the twelve months ended June 30, 2010.  As shown below, on a tax effected basis, assuming an effective marginal tax rate of 34.0% for the earnings adjustments, the Company’s core earnings were determined to equal $2.125 million for the twelve months ended June 30, 2010.  (Note:  see Exhibit IV-9 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

RP® Financial, LC.	VALUATION ANALYSIS
IV.26

Amount
($000)

Net income(loss)	$264
Add back: OTTI on investments(1)	1,863
Deduct: Gain on sale of assets(1)	(2)
Core earnings estimate	$2,125

(1)  Tax effected at 34.0%.

Based on the Company’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples at the $22.2 million midpoint value equaled 85.17 times and 10.46 times, respectively, indicating a premium of 449.5% and a discount of 45.5% relative to the Peer Group’s average reported and core earnings multiples of 15.50 times and 19.20 times, respectively (see Table 4.4).  In comparison to the Peer Group’s median reported and core earnings multiples of 15.18 times and 18.66 times, respectively, the Company’s pro forma reported and core P/E multiples at the midpoint value indicated a premiums of 461.1% and a discount of 43.9%, respectively.  The Company’s pro forma P/E ratios based on reported earnings at the minimum and the super maximum equaled 72.69 times and 112.45 times, respectively, and based on core earnings at the minimum and the super maximum equaled 8.89 times and 13.83 times, respectively.

2.           Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Company’s pro forma book value.  Based on the $22.2 million midpoint valuation, the Company’s pro forma P/B and P/TB ratios both equaled 64.60%.  In comparison to the average P/B and P/TB ratios for the Peer Group of 68.94% and 71.62%, the Company’s ratios reflected a discount of 6.3% on a P/B basis and a discount of 9.8% on a P/TB basis.  In comparison to the Peer Group’s median P/B and P/TB ratios of 64.63% and 69.60%, respectively, the Company’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 0.1% and 7.2%, respectively.  At the top of the super range, the Company’s P/B and P/TB ratios equaled 76.80%.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected premiums of 11.4% and 7.2%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected premiums of 18.8% and 10.3%, respectively.

RP® Financial, LC.	VALUATION ANALYSIS
IV.27

Table 4.4
Public Market Pricing
Minden Bancorp, Inc. and the Comparables
As of August 26, 2010

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(4)
		Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout
		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)
Minden Bancorp, Inc.
Superrange		$10.00	$29.34	$0.72	$13.02	112.45	x	76.80%	13.68%	76.80%	13.83	x	$0.00	0.00%	0.00%
Maximum		$10.00	$25.51	$0.83	$14.16	97.93	x	70.62%	12.01%	70.62%	12.02	x	$0.00	0.00%	0.00%
Midpoint		$10.00	$22.18	$0.96	$15.48	85.17	x	64.60%	10.53%	64.60%	10.46	x	$0.00	0.00%	0.00%
Minimum		$10.00	$18.86	$1.12	$17.25	72.69	x	57.97%	9.03%	57.97%	8.89	x	$0.00	0.00%	0.00%

All Non-MHC Public Companies (7)
Averages		$9.96	$310.56	($0.20)	$13.92	18.32	x	69.82%	8.10%	77.62%	17.69	x	$0.24	2.03%	31.90%
Medians		$9.60	$60.84	$0.19	$13.56	15.19	x	67.16%	6.77%	73.61%	16.20	x	$0.20	1.79%	0.00%

All Non-MHC State of LA(7)
Averages		$17.40	$62.46	$1.00	$22.46	20.98	x	78.21%	12.06%	79.59%	20.27	x	$0.46	2.02%	13.68%
Medians		$13.90	$61.93	$0.54	$19.27	25.43	x	83.11%	11.83%	85.85%	22.48	x	$0.20	1.63%	0.00%

Comparable Group Averages
Averages		$12.92	$29.44	$0.64	$19.32	15.50	x	68.94%	8.10%	71.62%	19.20	x	$0.32	2.36%	22.22%
Medians		$14.12	$23.34	$0.71	$17.90	15.18	x	64.63%	6.20%	69.60%	18.66	x	$0.22	2.43%	3.64%

Comparable Group
FFDF	FFD Financial Corp. of Dover OH	$14.98	$15.14	$0.70	$17.89	16.46	x	83.73%	7.61%	83.75%	21.40	x	$0.68	4.54%	74.73%
FABK	First Advantage Bancorp of TN	$10.72	$44.90	$0.16	$16.25	NM		65.97%	13.01%	65.97%	NM		$0.20	1.87%	NM
FCAP	First Capital, Inc. of IN	$15.00	$41.82	$0.73	$17.13	17.65	x	87.57%	9.13%	99.01%	20.55	x	$0.76	5.07%	NM
FSFG	First Savings Financial Group of IN	$13.49	$32.58	$1.26	$22.18	13.91	x	60.82%	6.50%	72.25%	10.71	x	$0.00	0.00%	0.00%
GSLA	GS Financial Corp. of LA	$12.25	$15.41	($0.45)	$22.57	NM		54.28%	5.63%	54.28%	NM		$0.40	3.27%	NM
LSBI	LSB Financial Corp. of Lafayette IN	$9.78	$15.20	$0.29	$22.20	18.11	x	44.05%	4.01%	44.05%	33.72	x	$0.00	0.00%	0.00%
LABC	Louisiana Bancorp, Inc. of LA	$14.75	$62.07	$0.50	$15.97	25.43	x	92.36%	18.94%	92.36%	29.50	x	$0.00	0.00%	0.00%
FFFD	North Central Bancshares of IA	$15.27	$20.63	$0.91	$28.50	13.88	x	53.58%	4.56%	53.58%	16.78	x	$0.04	0.26%	3.64%
RIVR	River Valley Bancorp of IN	$15.00	$22.65	$1.55	$17.91	8.29	x	83.75%	5.74%	83.99%	9.68	x	$0.84	5.60%	46.41%
WAYN	Wayne Savings Bancshares of OH	$8.00	$24.03	$0.71	$12.64	10.26	x	63.29%	5.90%	66.95%	11.27	x	$0.24	3.00%	30.77%

		Financial Characteristics(6)									2nd Step
		Total	Equity/	Tang Eq/	NPAs/	Reported		Core		Exchange	Offering
		Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE	Ratio	Amount
		($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		($Mil)
Minden Bancorp, Inc.
Superrange		$214	17.81%	17.81%	0.50%	0.12%	0.68%	0.99%	5.55%	2.1488	$17.19
Maximum		$212	17.01%	17.01%	0.50%	0.12%	0.72%	1.00%	5.87%	1.8685	$14.95
Midpoint		$211	16.30%	16.30%	0.51%	0.12%	0.76%	1.01%	6.18%	1.6248	$13.00
Minimum		$209	15.58%	15.58%	0.51%	0.12%	0.80%	1.02%	6.52%	1.3811	$11.05

All Non-MHC Public Companies (7)
Averages		$2,930	11.35%	10.56%	3.93%	-0.17%	0.36%	-0.23%	-0.63%
Medians		$967	9.85%	8.97%	2.62%	0.22%	2.45%	0.17%	1.61%

All Non-MHC State of LA(7)
Averages		$519	14.83%	14.67%	1.98%	0.59%	4.12%	0.54%	3.56%
Medians		$519	14.54%	14.43%	1.60%	0.69%	3.09%	0.73%	3.28%

Comparable Group Averages
Averages		$374	11.81%	11.50%	3.22%	0.43%	4.07%	0.36%	3.36%
Medians		$387	10.41%	9.26%	3.87%	0.50%	3.85%	0.41%	3.39%

Comparable Group
FFDF	FFD Financial Corp. of Dover OH	$199	9.08%	9.08%	NA	0.48%	5.13%	0.37%	3.95%
FABK	First Advantage Bancorp of TN	$345	19.72%	19.72%	NA	0.20%	1.02%	0.19%	0.96%
FCAP	First Capital, Inc. of IN	$458	10.45%	9.36%	NA	0.52%	5.05%	0.45%	4.34%
FSFG	First Savings Financial Group of IN	$501	10.68%	9.15%	NA	0.53%	4.42%	0.69%	5.74%
GSLA	GS Financial Corp. of LA	$274	10.36%	10.36%	4.32%	0.03%	0.31%	-0.21%	-2.01%
LSBI	LSB Financial Corp. of Lafayette IN	$379	9.11%	9.11%	4.18%	0.23%	2.45%	0.12%	1.32%
LABC	Louisiana Bancorp, Inc. of LA	$328	20.50%	20.50%	0.84%	0.74%	3.29%	0.64%	2.83%
FFFD	North Central Bancshares of IA	$452	10.75%	10.75%	3.55%	0.33%	3.09%	0.27%	2.55%
RIVR	River Valley Bancorp of IN	$394	8.12%	8.11%	NA	0.70%	9.51%	0.60%	8.15%
WAYN	Wayne Savings Bancshares of OH	$407	9.32%	8.86%	Na	0.58%	6.40%	0.53%	5.82%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:
SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.28

3.           Price-to-Assets (“P/A”).  The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases.  In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein.  At the $22.2 million midpoint of the valuation range, the Company’s value equaled 10.53% of pro forma assets.  Comparatively, the Peer Group companies exhibited an average P/A ratio of 8.10%, which implies a premium of 30.0% has been applied to the Company’s pro forma P/A ratio.  In comparison to the Peer Group’s median P/A ratio of 6.20%, the Company’s pro forma P/A ratio at the midpoint value reflects a premium of 69.8%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value.  Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).  As discussed previously, six second-step conversions have been completed within the past three months and closed at an average pro forma price/tangible book ratio of 79.1% (see Table 4.2) and, on average, decreased 2.3% from their IPO prices during the first week of trading.  In comparison, the Company’s pro forma price/tangible book ratio at the appraised midpoint value reflects a discount of 18.3%.  The current average P/TB ratio of the six recent second-step conversions, based on closing stock prices as of August 26, 2010, equaled 75.1%.  In comparison to the average current P/TB ratio of the two recent second-step conversions, the Company’s P/TB ratio at the midpoint value reflects an implied discount of 14.0% and at the top of the super range the Company’s P/TB ratio reflects an implied premium of 2.3%.

RP® Financial, LC.	VALUATION ANALYSIS
IV.29

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of August 26, 2010, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of the Company - was $22,183,280 at the midpoint, equal to 2,218,328 shares at a per share value of $10.00.  The resulting range of value and pro forma shares, all based on $10.00 per share, are as follows:  $18,855,790 or 1,885,579 shares at the minimum; $25,510,770 or 2,551,077 shares at the maximum; and $29,337,390 or 2,933,739 shares, at the supermaximum (also known as “maximum, as adjusted”).

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $13,000,000, equal to 1,300,000 shares at $10.00 per share.  The resulting offering range and offering shares, all based on $10.00 per share, are as follows:  $11,050,000, or 1,105,000 shares, at the minimum; $14,950,000 or 1,495,000 shares at the maximum; and $17,192,500 or 1,719,250 shares, at the supermaximum.  The pro forma valuation calculations relative to the Peer Group are shown in Table 4.4 and are detailed in Exhibit IV-7 and Exhibit IV-8.

RP® Financial, LC.	VALUATION ANALYSIS
IV.30

Establishment of the Exchange Ratio

OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company.  The Board of Directors of Minden Bancorp has independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders.  The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the subscription and syndicated offerings and the final appraisal.  Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 1.6248 shares of the Company for every one public share held by public shareholders.  Furthermore, based on the offering range of value, the indicated exchange ratio is 1.3811 at the minimum, 1.8685 at the maximum and 2.1488 at the supermaximum.  RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Loan Originations, Purchases, Sales and Repayments

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	Maturity of Time Deposits

I-15	Borrowing Activity

II-1	Description of Office Properties

II-2	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Louisiana Thrift Institutions

III-3	Public Market Pricing of Southeast Thrift Institutions

III-4	Public Market Pricing of Mid-West Thrift Institutions

III-5	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of August 26, 2010

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Peer Group Core Earnings Analysis

V-1	Firm Qualifications Statement

EXHIBIT I-1

Minden Bancorp, Inc.
Map of Office Locations

Exhibit I-1
Minden Bancorp, Inc.
Map of Office Locations

EXHIBIT I-2

Minden Bancorp, Inc.
Audited Financial Statements
[Incorporated by Reference]

EXHIBIT I-3

Minden Bancorp, Inc.
Key Operating Ratios

Exhibit I-3
Minden Bancorp, Inc.
Key Operating Ratios

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in thousands)
Selected Operating Ratios (2)
Average yield on interest-earning assets	4.57%	5.13%	5.05%	5.58%	7.43%
Average rate on interest-bearing liabilities	1.21	1.84	1.68	2.78	4.11
Average interest rate spread(3)	3.36	3.29	3.37	2.80	3.32
Net interest margin(3)	3.58	3.64	3.66	3.49	4.05
Average interest-earning assets to average interest-bearing liabilities	122.55	123. 69	120.44	132.58	124.58
Net interest income after provision for loan losses to non-interest expense	165.26	144.61	151.72	123.00	118.38
Total non-interest expense to average assets	2.00	1.19	2.28	2.55	3.03
Efficiency ratio(4)	53.69	59.72	96.10	65.83	68.06
Return on average assets	1.10	1.08	0.07	0.79	0.91
Return on average equity	10.29	10.14	0.73	6.10	5.57
Average equity to average assets	10.68%	10.62%	10.18%	12.91%	16.36%

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in thousands)

Asset Quality Ratios:(5)
Nonperforming loans as a percent of total loans receivable(5)	0.57%	0.56%	0.78%	0.72%	1.39%
Nonperforming assets as a percent of total assets(5)	0.37	0.37	0.50	0.41	0.97
Nonperforming assets and troubled debt restructurings as a percent of total assets(5)	0.62	0.43	0.53	0.41	0.97
Allowance for loan losses as a percent of nonperforming loans	159.02	[____]	121.05	125.60	75.60
Net charge-offs (recoveries) to average loans receivable	0.05%	0.01%	0.05%	0.15%	0.05%

Capital Ratios:(6)
Tier 1 capital ratio	10.94%	10.77%	9.78%	9.56%	15.32%
Tier 1 risk-based capital ratio	19.13%	18.68%	18.16%	18.49%	25.25%
Total risk-based capital ratio	20.06%	19.66%	19.04%	19.50%	26.53%

Other Data:
Banking offices	2	2	2	1	1

(1)	Includes an other-than-temporary impairment charge of $2.8 million related to Minden Bancorp’s investment in a mutual fund.
(2)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods. Ratios for the six month periods are annualized.
(3)
Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(4)	The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.
(5)
Non-performing loans consist of all loans 90 days or more past due as well as loans past due to principal or interest more than 90 days delinquent but still accruing.  Real estate owned consists of real estate acquired through foreclosure or real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(6)	Capital ratios are end of period ratios.

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-4

Minden Bancorp, Inc.
Investment Portfolio Composition

Exhibit I-4
Minden Bancorp, Inc.
Investment Portfolio Composition

			December 31,
	June 30, 2010		2009		2008		2007
	Amortized Cost	Market Value	Amortized Cost	Market Value	Amortized Cost	Market Value	Amortized Cost	Market Value
	(In thousands)
Securities available-for-sale:
Mortgage-backed securities	$13,868	$14,159	$13,878	$14,067	$9,912	$9,784	$12,983	$12,948
U.S. Government and agency obligations	25,666	25,956	28,608	28,528	30,517	30,830	--	--
Municipal obligations	230	237	230	240	230	236	230	231
Equity securities	11	7	11	16	11	8	11	372
Mutual funds	7,283	7,393	7,779	7,779	10,851	8,029	10,589	10,319
Total securities available-for-sale	47,058	47,752	50,506	50,630	51,521	48,887	23,813	23,870
Securities held to maturity:
Certificates of deposit	--	--	--	--	--	--	600	600
Mortgage-backed securities(1)	153	155	166	168	595	595	239	238
Total securities held to maturity	153	155	166	168	595	595	839	838
FHLB stock	239	239	238	238	238	238	358	358
Total investment and mortgage-backed securities and FHLB stock	$47,450	$48,146	$50,910	$51,036	$52,354	$49,720	$25,010	$25,066

  Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-5

Minden Bancorp, Inc.
Yields and Costs

Exhibit I-5
Minden Bancorp, Inc.
Yields and Costs

		Six Months Ended June 30,
		2010			2009
	Yield/Rate At June 30, 2010	Average Balance	Interest	Average Yield/ Rate(1)	Average Balance	Interest	Average Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable(1)	5.970%	$121,018	$3,773	6.24%	$116,054	$3,758	6.47%
Investment securities	2.362	48,977	565	2.31	52,063	713	2.74
Other interest-earning assets	0.003	21,032	26	0.25	6,641	10	0.30
Total interest-earning assets	4.640%	191,027	4,364	4.57%	174,758	4,481	5.13%
Non-interest-earning assets		12,315			9,094
Total assets		203,342			183,852
Interest-bearing liabilities:
Savings, NOW and money market accounts	0.560	79,945	220	0.55%	70,870	307	0.87%
Certificates of deposit	1.780	75,929	726	1.91	70,403	990	2.81
Total deposits	1.153%	155,874	946	1.21	141,273	1,297	1.84
Other borrowings		--	--	--	17	--	--
Total interest-bearing liabilities		155,874	946	1.21%	141,290	1,297	1.84%
Non-interest-bearing liabilities		25,752			23,028
Total liabilities		181,626			164,318
Stockholders’ equity(2)		21,716			19,534
Total liabilities and stockholders’ equity(1)		$203,342			$183,852
Net interest-earning assets		$35,153			$31,400
Net interest income; average interest rate spread	3.487%		$3,418	3.36%		3,184	3.29%
Net interest margin(3)				3.58%			3.64
Average interest-earning assets to average interest-bearing liabilities				122.55%			123.69%

(1)	Includes loans held for sale for the 2010 period.
(2)	Includes returned earnings and other comprehensive income (loss).
(3)	Equals net interest income divided by average interest-earning assets.

Source:  Minden Bancorp, Inc.’s prospectus.

Exhibit I-5 (continued)
Minden Bancorp, Inc.
Yields and Costs

	Year Ended December 31,
	2009			2008			2007
	Average Balance	Interest	Average Yield/ Rate(1)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$116,691	$7,565	6.48%	$99,251	$7,301	7.36%	$82,055	$6,747	8.22%
Investment securities	52,063	1,262	2.42	48,953	1,298	2.65	28,576	1,492	5.22
Other interest-earning assets	6,641	37	0.56	9,380	190	2.03	896	44	4.91
Total interest-earning assets	175,395	8,864	5.05%	157,584	8,789	5.58%	111,527	8,283	7.43%
Non-interest-earning assets	8,771			10,875			12,248
Total assets	184,166			168,459			123,775
Interest-bearing liabilities:
Savings, NOW and money market accounts	72,569	582	0.80%	45,953	506	1.10	18,989	292	1.54%
Certificates of deposit	73,041	1,865	2.55	70,091	2,699	3.85	55,951	2,738	5.05
Total deposits	145,610	2,447	1.68	116,044	3,205	2.76	74,940	3,030	4.21
FHLB advances and other borrowings	13	--	--	2,813	90	3.20	14,585	737	4.43
Total interest-bearing liabilities	145,623	2,447	1.68%	118,857	3,295	2.77%	89,525	3,767	4.11%
Non-interest-bearing liabilities	19,799			27,847			14,005
Total liabilities	165,422			146,704			103,530
Stockholders’ equity(1)	18,744			21,755			20,245
Total liabilities and stockholders’ equity(1)	$184,166			$168,459			$123,775
Net interest-earning assets	$22,668			$39,068			$19,962
Net interest income; average interest rate spread		$6,417	3.37%		$5,494	2.81			3.22%
Net interest margin(2)			3.66%			3.49		$4,516	4.05%
Average interest-earning assets to average interest-bearing liabilities			120.44%			132.58%			124.58%

(1)	Includes retained earnings and other comprehensive income (loss).
(2)	Equals net interest income divided by average interest-earning assets.

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-6

Minden Bancorp, Inc.
Loan Loss Allowance Activity

Exhibit I-6
Minden Bancorp, Inc.
Loan Loss Allowance Activity

	At or For the Six Months Ended June 30,		At or for the Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Dollars in thousands)
Total loans outstanding at end of period	$128,253	$119,976	$118,952	$113,478	$91,286	$79,902	$72,232
Average loans outstanding	121,018	116,054	116,691	99,251	82,055	74,113	67,480
Allowance for loan losses, beginning of period	1,001	1,000	1,000	936	901	837	877
Provision for loan losses	60	30	60	210	77	95	--
Charge-offs:	--	--	--	--	--	--	--
One- to four-family residential	--	--	--	--	--	--	25
Commercial real estate	--	--	--	--	--	3	--
Land	--	--	--	--	--	--	--
Construction	--	--	--	--	--	--	--
Consumer non-real estate	71	23	64	164	46	31	20
Commercial business	--	--	--	--	--	--	--
Total charge-offs	71	23	64	164	46	34	45
Recoveries on loans previously charged off	15	14	5	18	4	3	5
Allowance for loan losses, end of period	$1,005	$1,021	$1,001	$1,000	$936	$901	$837
Allowance for loan losses as a percent of non-performing loans	159.02%	123.91%	121.75%	125.63%	75.60%	319.50%	359.23%
Ratio of net charge-offs during the period to average loans outstanding during the period	0.05%	0.01%	0.05%	0.15%	0.05%	0.04%	.06%

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-7

Minden Bancorp, Inc.
Interest Rate Risk Analysis

Exhibit I-7
Minden Bancorp, Inc.
Interest Rate Risk Analysis

Change in
Interest Rates				NPV as % of Portfolio
in Basis Points	Net Portfolio Value			Value of Assets
(Rate Shock)	Amount	$ Change	% Change	NPV Ratio	Change
	(Dollars in Thousands)
300	$32,049	$(363)	(1.00)%	15.43%	(8)%
200	32,668	256	1.00	15.66	15
100	32,284	372	1.00	15.68	18
Static	32,412	--	--	15.51	--
(50)	32,184	(288)	(1.00)	15.38	(13)
(100)	31,888	(524)	(2.00)	15.28	(22)

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-8

Minden Bancorp, Inc.
Fixed and Adjustable Rate Loans

Exhibit I-8
Minden Bancorp, Inc.
Fixed and Adjustable Rate Loans

	Fixed-Rate	Floating or Adjustable-Rate	Total at June 30, 2010
	(In thousands)
One- to four-family residential	$48,278	$7,177	$55,455
Commercial real estate	9,209	10,147	19,356
Land	3,419	7,561	10,980
Construction	2,733	2,401	5,134
Consumer	12,182	--	12,182
Consumer non-real estate	10,261	2,186	12,447
Commercial business	3,279	9,420	12,699
Total	$89,361	$38,892	$128,253

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-9

Minden Bancorp, Inc.
Loan Portfolio Composition

Exhibit I-9
Minden Bancorp, Inc.
Loan Portfolio Composition

			December 31,
	June 30, 2010		2009		2008		2007		2006		2005
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Real estate loans:	(Dollars in thousands)
One- to four-family residential(1)	$55,455	43.24%	$54,364	45.70%	$51,191	45.11%	$43,166	47.29%	$40,576	50.78%	$38,746	53.64%
Commercial real estate	19,356	15.09	17,946	15.09	15,493	13.65	9,347	10.24	9,594	12.01	9,776	13.54
Land	10,980	8.56	10,929	9.19	8,824	7.78	5,972	6.54	3,554	4.49	2,794	3.87
Construction	5,134	4.00	4,129	3.47	3,262	2.88	7,190	7.88	7,393	9.25	4,112	5.69
Total real estate loans	90,925	70.89	87,368	73.45	78,770	69.42	65,675	71.95	61,152	76.53	55,429	76.74
Consumer loans:
Consumer loans(2)	12,182	9.50	12,688	10.67	11,055	9.74	8,975	9.83	6,731	8.43	5,431	7.52
Loans secured by deposits	12,447	9.71	8,706	7.32	11,489	10.12	2,593	2.84	1,409	1.76	1,439	1.99
Commercial business	12,699	9.90	10,190	8.56	12,163	10.72	14,043	15.38	10,610	13.28	9,933	13.75
Total loans	$128,253	100.00%	$118,952	100.00%	$113,478	100.00%	$91,286	100.00%	$79,902	100.00%	$72,232	100.00%
Less:
Allowance for loan	1,005		1,001		1,000		936		901		837
Loans in process	1,645		887		1,164		1,379		4,038		1,278
Net loans	$125,602		$117,064		$111,313		$88,971		$74,963		$70,117

(1)	At no period end did MBL Bank have any loans held for sale. Includes a small amount of lines of credit for business purposes secured by residential properties. At June 30, 2010, such loans aggregated $3.6 million.
(2)	Consumer loans include automobile, boat, recreational vehicle, equipment and lease and loans. At June 30, 2010, the primary components were $7.8 million of automobile and recreational vehicle loans and $1.7 million of equipment loans.

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-10

Minden Bancorp, Inc.
Contractual Maturity by Loan Type

Exhibit I-10
Minden Bancorp, Inc.
Contractual Maturity by Loan Type

	June 30, 2010
	One- to Four-Family Residential	Commercial Real Estate	Land	Construction(1)	Consumer	Consumer Loans Secured by Deposits	Commercial Business Loans	Total
	(In Thousands)
Amounts due after June 30, 2010 in:
One year or less	$9,492	$9,004	$6,059	$4,994	1,884	$11,848	$6,257	$49,538
After one year through two years	3,023	2,485	2,385	140	2,127	477	1,675	12,312
After two years through three years	4,737	2,856	1,037	--	3,273	83	1,559	13,545
After three years through five years	11,159	4,255	1,138	--	3,999	39	2,959	23,549
After five years through ten years	9,445	515	309	--	808	0	249	11,326
After ten years through 15 years	10,135	241	52	--	0	0	--	10,428
After 15 years	7,464	--	--	--	91	--	--	7,555
Total	$55,455	$19,356	$10,980	$5,134	$12,182	$12,447	$12,699	$128,253

(1)	Does not include loans in process.

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-11

Minden Bancorp, Inc.
Loan Originations, Purchases, Sales and Repayments

Exhibit I-11
Minden Bancorp, Inc.
Loan Originations, Purchases, Sales and Repayments

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008
Loan originations:	(In thousands)
One- to four-family residential	$12,345	$11,313	$21,141	$24,193
Commercial real estate	6,280	3,732	10,399	10,959
Land	1,348	1,125	3,859	6,307
Construction	3,248	5,114	8,710	5,455
Consumer	11,169	8,533	13,115	31,624
Commercial business	7,650	9,559	14,427	17,194
Total loan originations	42,040	39,376	71,651	95,732
Loans purchased	--	--	--	--
Loans sold	2,604	--	--	--
Loan principal repayments	28,267	27,911	64,012	71,226
Total loans sold and principal repayments	30,871	27,911	61,012	71,226
Decrease due to other items, net(1)	(2,631)	(3,136)	(1,888)	(2,164)
Net increase in total loans	$8,538	$8,329	$5,751	$22,342

(1)	Other items consist of loans in process, deferred fees and the allowance for loan losses.

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-12

Minden Bancorp, Inc.
Non-Performing Assets

Exhibit I-12
Minden Bancorp, Inc.
Non-Performing Assets

	June 30,	December 31,
	2010	2009	2008	2007	2006	2005
	(Dollars in thousands)
Non-accruing loans:
One- to four-family residential	$481	$669	$521	$188	$17	$22
Commercial real estate and land	4	--	--	99	--	--
Construction	--	--	--	--	--	--
Consumer	127	34	35	26	19	36
Commercial business loans	--	--	--	--	--	--
Total non-accruing loans	612	703	556	313	38	58
Accruing loans 90 days or more past due	121	222	240	925	244	175
Total nonperforming loans(1)	733	925	796	1,238	282	233
Real estate owned	438	130	--	--	--	--
Total nonperforming assets	$1,171	$1,055	$796	$1,238	$282	$233
Troubled debt restructured	68	68	--	--	--	11
Total nonperforming assets and troubled debt restructured	$1,239	$1,123	$796	$1,238	$282	$244
Total nonperforming loans as a percentage of loans, net	0.58%	0.79%	0.72%	1.39%	0.37%	0.33%
Total nonperforming loans as a percentage of total assets	0.37%	0.44%	0.41%	.97%	0.25%	0.21%
Total nonperforming assets as a percentage of total assets	0.59%	0.50%	0.41%	.97%	0.25%	0.21%
Total nonperforming assets and troubled debt restructured as a percentage of total assets	0.62%	0.53%	0.41%	.97%	0.25%	0.22%

(1)
Includes at both December 31, 2009 and June 30, 1010 three troubled debt restructurings which were on non-accrual.  Two of the loans are consumer loans secured by recreational vehicles or automobiles with an aggregate principal balance of approximately $13,400. The third loan is a single-family residential mortgage loan with a principal balance of approximately $88,000.

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-13

Minden Bancorp, Inc.
Deposit Composition

Exhibit I-13
Minden Bancorp, Inc.
Deposit Composition

			December 31,
	June 30, 2010		2009		2008		2007
	Amount	% of Deposits	Amount	% of Deposits	Amount	% of Deposits	Amount	% of Deposits
	(Dollars in thousands)
Certificate accounts:
1.00% - 1.99%	$60,678	34.65%	$36,884	19.64%	$958	0.56%	$4	.01
2.00% - 2.99%	12,648	7.22	34,291	18.26	15,788	9.21	-	-
3.00% - 3.99%	1,786	1.02	4,564	2.43	50,249	29.32	7,628	7.99
4.00% - 4.99%	370	.21	387	0.21	4,283	0.66	23,522	24.63
5.00% - 5.99%	--	--	--	--	1,124	2.50	31,256	32.73
Total certificate accounts	$75,482	43.10%	$76,126	40.54%	$72,402	42.25%	62,410	65.36%

Transaction accounts:
Savings	13,200	7.54	12,304	6.55	11,016	6.43	10,321	10.81
Checking:
Interest-bearing	19,833	11.32	20,203	10.76	13,642	7.96	7,059	7.39
Noninterest-bearing	19,854	11.34	29,868	15.91	26,676	15.57	10,387	10.88
Money market	46,757	26.70	49,265	26.24	47,616	27.79	5,311	5.56
Total transaction accounts	99,644	56.90	111,640	59.46	98,950	57.75	33,078	34.64
Total deposits	$175,126	100.00%	$187,766	100.00%	$171,352	100.00%	95,488	100.00%

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-14

Minden Bancorp, Inc.
Maturity of Time Deposits

Exhibit I-14
Minden Bancorp, Inc.
Maturity of Time Deposits

	Balance at June 30, 2010 Maturing in the 12 Months Ending June 30,
Certificates of Deposit	2011	2012	2013	Thereafter	Total
	(In thousands)
1.00% – 1.99%	$55,029	$5,645	$4	$--	$60,678
2.00% - 2.99%	10,062	2,252	334	--	12,648
3.00% - 3.99%	1,658	128	--	--	1,786
4.00% - 4.99%	374	--	--	--	374
5.00% - 5.99%	--	--	--	--	--
Total certificate accounts	$67,123	$8,025	$338	$--	$75,486

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT I-15

Minden Bancorp, Inc.
Borrowing Activity

Exhibit I-15
Minden Bancorp, Inc.
Borrowing Activity

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in thousands)
FHLB advances and other borrowings:
Average balance outstanding	$--	$18	$13	$2,813	$14,585
Maximum amount outstanding at any month-end during the period	--	--	--	12,000	20,800
Balance outstanding at end of period	--	--	--	--	9,425
Average interest rate during the period	--%	1.67%	--%	2.5%	5.03%
Weighted average interest rate at end of period	--%	--%	--%	--%	5.19%

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT II-1

Description of Office Properties

Exhibit II-1
Minden Bancorp, Inc.
Description of Office Properties

Description/Address	Leased/Owned	Net Book Value of Property	Amount of Deposits
		(In thousands)
Main Office(1):
100 MBL Bank Drive Minden, Louisiana 71055	Owned	$3,138	$172,554

Branch Office:
415 Main Street Minden, Louisiana 71055	Owned	1,689	2,572

Total		$4,827	$175,126

(1)	We have one piece of property adjacent to our main office which currently is for sale and had a carrying value of $175,000 at June 30, 2010.

EXHIBIT II-2

Historical Interest Rates

Exhibit II-2
Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Bill	T-Bill	T-Bond

2000:	Quarter 1	9.00%	5.88%	6.28%	6.03%
	Quarter 2	9.50%	5.88%	6.08%	6.03%
	Quarter 3	9.50%	6.23%	6.07%	5.80%
	Quarter 4	9.50%	5.89%	5.32%	5.12%

2001:	Quarter 1	8.00%	4.30%	4.09%	4.93%
	Quarter 2	6.75%	3.65%	3.72%	5.42%
	Quarter 3	6.00%	2.40%	2.49%	4.60%
	Quarter 4	4.75%	1.74%	2.17%	5.07%

2002:	Quarter 1	4.75%	1.79%	2.70%	5.42%
	Quarter 2	4.75%	1.70%	2.06%	4.86%
	Quarter 3	4.75%	1.57%	1.53%	3.63%
	Quarter 4	4.25%	1.22%	1.32%	3.83%

2003:	Quarter 1	4.25%	1.14%	1.19%	3.83%
	Quarter 2	4.00%	0.90%	1.09%	3.54%
	Quarter 3	4.00%	0.95%	1.15%	3.96%
	Quarter 4	4.00%	0.95%	1.26%	4.27%

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
As of Aug. 26, 2010		3.25%	0.16%	0.25%	2.50%

(1)	End of period data.

Sources:  Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700

Exhibit III-1
Characteristics of Publicly-Traded Thrifts
August 26, 2010

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat (1)	Total Assets (2)		Offices	Fiscal Year	Conv - Date	Stock Price	Market Value
					($Mil)					($)	($Mil)

California Companies

BOFI	Bofi Holding, Inc. Of CA (3)	NASDAQ	San Diego, CA	Thrift	1,421		1	06-30	03/05	11.28	115
PROV	Provident Fin. Holdings of CA (3)	NASDAQ	Riverside, CA	M.B.	1,399		14	06-30	06/96	5.31	61
FPTB	First PacTrust Bancorp of CA (3)	NASDAQ	Chula Vista, CA	Thrift	881		9	12-31	08/02	9.60	41
KFED	K-Fed Bancorp MHC of CA (33.3)	NASDAQ	Covina, CA	Thrift	867		9	06-30	03/04	7.52	100
BYFC	Broadway Financial Corp. of CA (3)	NASDAQ	Los Angeles, CA	Thrift	552		5	12-31	01/96	2.86	5

Florida Companies

BBX	BankAtlantic Bancorp Inc of FL (3)	NYSE	FortLauderdaleFL	M.B.	4,656		101	12-31	11/83	1.21	65
FCFL	First Community Bk Corp of FL (3)	NASDAQ	Pinellas Park FL	Thrift	516		11	12-31	05/03	1.23	7

Mid-Atlantic Companies

HCBK	Hudson City Bancorp, Inc of NJ (3)	NASDAQ	Paramus, NJ	Thrift	60,934		131	12-31	06/05	11.47	6,040
NYB	New York Community Bcrp of NY (3)	NYSE	Westbury, NY	Thrift	42,009		282	12-31	11/93	15.60	6,794
AF	Astoria Financial Corp. of NY (3)	NYSE	Lake Success, NY	Thrift	19,670		85	12-31	11/93	12.04	1,179
ISBC	Investors Bcrp MHC of NJ(43.6)	NASDAQ	Short Hills, NJ	Thrift	8,866		68	06-30	10/05	10.91	1,253
NWBI	Northwest Bancshares Inc of PA (3)	NASDAQ	Warren, PA	Thrift	8,136		173	06-30	12/09	10.81	1,197
PFS	Provident Fin. Serv. Inc of NJ (3)	NYSE	Jersey City, NJ	Thrift	6,824		82	12-31	01/03	11.37	681
BNCL	Beneficial Mut MHC of PA(44.1)	NASDAQ	Philadelphia, PA	Thrift	4,877		68	12-31	07/07	8.41	687
FFIC	Flushing Fin. Corp. of NY (3)	NASDAQ	Lake Success, NY	Thrift	4,252		19	12-31	11/95	11.12	347
DCOM	Dime Community Bancshars of NY (3)	NASDAQ	Brooklyn, NY	Thrift	4,148		23	12-31	06/96	12.63	436
TRST	TrustCo Bank Corp NY of NY (3)	NASDAQ	Glenville, NY	Thrift	3,829		129	12-31	/	5.33	410
WSFS	WSFS Financial Corp. of DE (3)	NASDAQ	Wilmington, DE	Div.	3,792		37	12-31	11/86	37.07	264
PBNY	Provident NY Bncrp, Inc. of NY (3)	NASDAQ	Montebello, NY	Thrift	2,964		35	09-30	01/04	7.95	307
ORIT	Oritani Financial Corp of NJ (3)	NASDAQ	Twnship of WA NJ	Thrift	2,477		23	06-30	06/10	9.42	529
KRNY	Kearny Fin Cp MHC of NJ (26.0)	NASDAQ	Fairfield, NJ	Thrift	2,252	M	27	06-30	02/05	8.62	589
OCFC	OceanFirst Fin. Corp of NJ (3)	NASDAQ	Toms River, NJ	Thrift	2,220		23	12-31	07/96	11.49	216
NFBK	Northfield Bcp MHC of NY (43. 6)	NASDAQ	Avenel, NY	Thrift	2,208		18	12-31	11/07	10.75	468
ESBF	ESB Financial Corp. of PA (3)	NASDAQ	Ellwood City, PA	Thrift	1,948		24	12-31	06/90	12.86	155
PVSA	Parkvale Financial Corp of PA (3)	NASDAQ	Monroeville, PA	Thrift	1,842		48	06-30	07/87	6.60	36
ROMA	Roma Fin Corp MHC of NJ (26.9)	NASDAQ	Robbinsville, NJ	Thrift	1,457		15	12-31	07/06	10.27	316
ABBC	Abington Bancorp, Inc. of PA (3)	NASDAQ	Jenkintown, PA	Thrift	1,268		12	12-31	06/07	9.86	201
FXCB	Fox Chase Bancorp, Inc. of PA (3)	NASDAQ	Hatboro, PA	Thrift	1,243		12	12-31	06/10	9.53	139
CSBK	Clifton Svg Bp MHC of NJ (36.4)	NASDAQ	Clifton, NJ	Thrift	1,114		11	03-31	03/04	8.14	213
CBNJ	Cape Bancorp, Inc. of NJ (3)	NASDAQ	Cape My Ct Hs,NJ	Thrift	1,072		18	12-31	02/08	7.55	101
BFED	Beacon Federal Bancorp of NY (3)	NASDAQ	East Syracuse NY	Thrift	1,072		8	12-31	10/07	10.00	65
ESSA	ESSA Bancorp, Inc. of PA (3)	NASDAQ	Stroudsburg, PA	Thrift	1,067		14	09-30	04/07	11.00	149
SVBI	Severn Bancorp, Inc. of MD (3)	NASDAQ	Annapolis , MD	Thrift	1,002		4	12-31	/	4.37	44
HARL	Harleysville Svgs Fin Cp of PA (3)	NASDAQ	Harleysville, PA	Thrift	867		7	09-30	08/87	15.39	57
CARV	Carver Bancorp, Inc. of NY (3)	NASDAQ	New York, NY	Thrift	804		9	03-31	10/94	4.83	12
OSHC	Ocean Shore Holding Co. of NJ (3)	NASDAQ	Ocean City, NJ	Thrift	799		10	12-31	12/09	10.64	78
THRD	TF Fin. Corp. of Newtown PA (3)	NASDAQ	Newtown, PA	Thrift	721		14	12-31	07/94	21.40	57
FSBI	Fidelity Bancorp, Inc. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	708		14	09-30	06/88	5.10	16
MLVF	Malvern Fed Bncp MHC PA(44.6)	NASDAQ	Paoli, PA	Thrift	695		8	09-30	05/08	7.39	45
ONFC	Oneida Financial Corp. of NY (3)	NASDAQ	Oneida, NY	Thrift	623	P	16	12-31	07/10	7.70	55
BCSB	BCSB Bancorp, Inc. of MD (3)	NASDAQ	Baltimore, MD	Thrift	622		18	09-30	04/08	9.90	31
COBK	Colonial Financial Serv. of NJ (3)	NASDAQ	Bridgeton, NJ	Thrift	587	P	9	12-31	07/10	9.60	40
MGYR	Magyar Bancorp MHC of NJ(44.7)	NASDAQ	Nw Brunswick, NJ	Thrift	543		5	09-30	01/06	3.25	19
PBIP	Prudential Bncp MHC PA (29.3)	NASDAQ	Philadelphia, PA	Thrift	538		7	09-30	03/05	6.13	61
BFSB	Brooklyn Fed MHC of NY (28.2)	NASDAQ	Brooklyn, NY	Thrift	524		5	09-30	04/05	3.93	51
NECB	NE Comm Bncrp MHC of NY (45.0)	NASDAQ	White Plains, NY	Thrift	517		8	12-31	07/06	6.05	80
ESBK	Elmira Svgs Bank, FSB of NY (3)	NASDAQ	Elmira, NY	Thrift	499		10	12-31	03/85	16.00	31
GCBC	Green Co Bcrp MHC of NY (44.1)	NASDAQ	Catskill, NY	Thrift	495		13	06-30	12/98	16.40	68
LSBK	Lake Shore Bnp MHC of NY(40.2)	NASDAQ	Dunkirk, NY	Thrift	460		9	12-31	04/06	8.05	49
ALLB	Alliance Bank MHC of PA (40.7)	NASDAQ	Broomall , PA	Thrift	448		9	12-31	01/07	7.80	52
WSB	WSB Holdings, Inc. of Bowie MD (3)	NASDAQ	Bowie, MD	Thrift	418		5	12-31	08/88	2.30	18
PBHC	Pathfinder BC MHC of NY (36.3)	NASDAQ	Oswego, NY	Thrift	396		14	12-31	11/95	6.00	15
OBAF	OBA Financial Serv. Inc of MD (3)	NASDAQ	Germantown, MD	Thrift	379	M	5	06-30	01/10	11.30	52

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700

Exhibit III-l
Characteristics of Publicly-Traded Thrifts
August 26, 2010

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat (1)	Total Assets (2)		Offices	Fiscal Year	Conv - Date	Stock Price	Market Value
					($Mil)					($)	($Mil)
Mid-Atlantic Companies (continued)

WVFC	WVS Financial Corp. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	377	M	6	06-30	11/93	11.40	23
MSBF	MSB Fin Corp MHC of NJ (40.9)	NASDAQ	Millington, NJ	Thrift	362	M	5	06-30	01/07	6.90	36
FFCO	FedFirst Fin MHC of PA (42.5)	NASDAQ	Monessen, PA	Thrift	356		9	12-31	04/05	4..96	31
ROME	Rome Bancorp, Inc. of Rome NY (3)	NASDAQ	Rom, NY	Thrift	330		5	12-31	03/05	9.50	64
CMSB	CMS Bancorp Inc of W Plains NY (3)	NASDAQ	White Plains, NY	Thrift	243		6	09-30	04/07	9.52	18

Mid-West Companies

FBC	Flagstar Bancorp, Inc. of MI (3)	NYSE	Troy, MI	Thrift	14,333	M	176	12-31	04/97	2.38	365
TFSL	TFS Fin Corp MHC of OH (26.3)	NASDAQ	Cleveland, OH	Thrift	10,939		38	09-30	04/07	9.00	2,775
CFFN	Capitol Fd Fn MHC of KS (29.5)	NASDAQ	Topeka, KS	Thrift	8,543		45	09-30	04/99	25.79	1,908
ABCW	Anchor BanCorp Wisconsin of WI (3)	NASDAQ	Madison, WI	M.B.	3,999		72	03-31	07/92	0.63	14
BKMU	Bank Mutual Corp of WI (3)	NASDAQ	Milwaukee, WI	Thrift	3,483		79	12-31	10/03	5.11	234
FPFC	First Place Fin. Corp. of OH (3)	NASDAQ	Warren, OH	Thrift	3,154		47	06-30	01/99	3.60	61
UCFC	United Community Fin. of OH (3)	NASDAQ	Youngstown, OH	Thrift	2,314		39	12-31	07/98	1.29	40
FDEF	First Defiance Fin. Corp of OH (3)	NASDAQ	Defiance, OH	Thrift	2,039		35	12-31	10/95	8.90	72
WSBF	Waterstone Fin MHC of WI (26.2)	NASDAQ	Wauwatosa, WI	Thrift	1,881		10	12-31	10/05	3.67	115
BFIN	BankFinancial Corp. of IL (3)	NASDAQ	Burr Ridge, IL	Thrift	1,566		18	12-31	06/05	8.80	185
MFSF	MutualFirst Fin. Inc. of IN (3)	NASDAQ	Muncie, IN	Thrift	1,442		33	12-31	12/99	6.87	48
NASB	NASB Fin, Inc. of Grandview MO (3)	NASDAQ	Grandview, MO	Thrift	1,416		9	09-30	09/85	13.05	103
PULB	Pulaski Fin Cp of St. Louis MO (3)	NASDAQ	St. Louis, MO	Thrift	1,388		12	09-30	12/98	6.40	66
HFFC	HF Financial Corp. of SD (3)	NASDAQ	Sioux Falls, SD	Thrift	1,234	M	33	06-30	04/92	9.40	65
HFBC	HopFed Bancorp, Inc. of KY (3)	NASDAQ	Hopkinsville, KY	Thrift	1,106		18	12-31	02/98	9.15	64
CITZ	CFS Bancorp, Inc of Munster IN (3)	NASDAQ	Munster, IN	Thrift	1,095		22	12-31	07/98	4.49	49
HMNF	HMN Financial, Inc. of MN (3)	NASDAQ	Rochester, MN	Thrift	975		17	12-31	06/94	4.20	18
CASH	Meta Financial Group of IA (3)	NASDAQ	Storm Lake, IA	Thrift	961		12	09-30	09/93	34.90	108
PVFC	PVF Capital Corp. of Solon OH (3)	NASDAQ	Solon, OH	R.E.	889	M	17	06-30	12/92	1.76	45
CZWI	Citizens Comm Bncorp Inc of WI (3)	NASDAQ	Eau Claire, WI	Thrift	576		27	09-30	11/06	4.03	21
FCLF	First Clover Leaf Fin Cp of IL (3)	NASDAQ	Edwardsville, IL	Thrift	563		4	12-31	07/06	5.69	45
FSFG	First Savings Fin. Grp. of IN (3)	NASDAQ	Clarksville, IN	Thrift	501		7	09-30	12/08	13.49	33
FCAP	First Capital, Inc. of IN (3)	NASDAQ	Corydon, IN	Thrift	458		13	12-31	01/99	15.00	42
FFFD	North Central Bancshares of IA (3)	NASDAQ	Fort Dodge, IA	Thrift	452		11	12-31	03/96	15.27	21
UCBA	United Comm Bncp MHC IN (40.7)	NASDAQ	Lawrenceburg, IN	Thrift	441	M	6	06-30	03/06	7.25	57
LPSB	LaPorte Bancrp MHC of IN (45.0)	NASDAQ	La Porte, IN	Thrift	438		8	12-31	10/07	7.05	32
WAYN	Wayne Savings Bancshares of OH (3)	NASDAQ	Wooster, OH	Thrift	407		11	03-31	01/03	8.00	24
RIVR	River Valley Bancorp of IN (3)	NASDAQ	Madison, IN	Thrift	394		9	12-31	12/96	15.00	23
LSBI	LSB Fin. Corp. of Lafayette IN (3)	NASDAQ	Lafayette, IN	Thrift	379		5	12-31	02/95	9.78	15
CHEV	Cheviot Fin Cp MHC of OH (38. 5)	NASDAQ	Cincinnati, OH	Thrift	351		6	12-31	01/04	8.46	75
JXSB	Jacksonville Bancorp Inc of IL (3)	NASDAQ	Jacksonville, IL	Thrift	298	P	7	12-31	07/10	10.43	20
FFHS	First Franklin Corp. of OH (3)	NASDAQ	Cincinnati, OH	Thrift	281		8	12-31	01/88	7.05	12
CFBK	Central Federal Corp. of OH (3)	NASDAQ	Fairlawn, OH	Thrift	275		4	12-31	12/98	1.02	4
KFFB	KY Fst Fed Bp MHC of KY (39.8)	NASDAQ	Hazard, KY	Thrift	238	M	4	06-30	03/05	9.57	75
FFNM	First Fed of N. Michigan of MI (3)	NASDAQ	Alpena, MI	Thrift	227		8	12-31	04/05	2.75	8
PFED	Park Bancorp of Chicago IL (3)	NASDAQ	Chicago, IL	Thrift	214		5	12-31	08/96	4.26	5
FBSI	First Bancshares, Inc. of MO (3)	NASDAQ	Mntn Grove, MO	Thrift	214	M	11	06-30	12/93	8.50	13
FFDF	FFD Financial Corp of Dover OH (3)	NASDAQ	Dover, OH	Thrift	199	M	5	06-30	04/96	14.98	15

New England Companies

PBCT	Peoples United Financial of CT (3)	NASDAQ	Bridgeport, CT	Div.	21,952		293	12-31	04/07	12.67	4,659
NAL	NewAlliance Bancshares of CT (3)	NYSE	New Haven, CT	Thrift	8,712		88	12-31	04/04	12.62	1,326
BHLB	Berkshire Hills Bancorp of MA (3)	NASDAQ	Pittsfield, MA	Thrift	2,747		43	12-31	06/00	17.45	245
BRKL	Brookline Bancorp, Inc. of MA (3)	NASDAQ	Brookline, MA	Thrift	2,660		18	12-31	07/02	9.20	543
DNBK	Danvers Bancorp, Inc. of MA (3)	NASDAQ	Danvers, MA	Thrift	2,529		26	12-31	01/08	15.11	323
EBSB	Meridian Fn Serv MHC MA (41.8)	NASDAQ	East Boston, MA	Thrift	1,728		25	12-31	01/08	10.75	242
RCKB	Rockville Fin MHC of CT (43.3)	NASDAQ	Vrn Rockville CT	Thrift	1,602		21	12-31	05/05	11.43	215
UBNK	United Financial Bncrp of MA (3)	NASDAQ	W Springfield MA	Thrift	1,545		24	12-31	12/07	13.66	223
WFD	Westfield Fin. Inc. of MA (3)	NASDAQ	Westfield, MA	Thrift	1,235		11	12-31	01/07	7.48	219
NHTB	NH Thrift Bancshares of NH (3)	NASDAQ	Newport, NH	Thrift	993		27	12-31	05/86	10.00	58
HIFS	Hingham Inst. for Sav. of MA (3)	NASDAQ	Hingham, MA	Thrift	972		10	12-31	12/88	38.47	82
LEGC	Legacy Bancorp, Inc. of MA (3)	NASDAQ	Pittsfield, MA	Thrift	956		20	12-31	10/05	8.00	70

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700

Exhibit III-l
Characteristics of Publicly-Traded Thrifts
August 26, 2010

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat (l)	Total Assets (2)		Offices	Fiscal Year	Conv - Date	Stock Price	Market Value
					($Mil)					($)	($Mil)

New England Companies (continued)

SIFI	SI Fin Gp Inc MHC of CT (38.2)	NASDAQ	Willimantic, CT	Thrift	889		21	12-31	10/04	6.00	71
LSBX	LSB Corp of No. Andover MA (3)	NASDAQ	North Andover, MA	Thrift	797		8	12-31	05/86	20.85	94
HBNK	Hampden Bancorp, Inc. of MA (3)	NASDAQ	Springfield, MA	Thrift	578	M	9	06-30	01/07	10.00	72
NVSL	Naug Vlly Fin MHC of CT (40.4)	NASDAQ	Naugatuck, CT	Thrift	565		10	12-31	10/04	6.07	43
CBNK	Chicopee Bancorp, Inc. of MA (3)	NASDAQ	Chicopee, MA	Thrift	557		8	12-31	07/06	11.38	72
PEOP	Peoples Fed Bancshrs Inc of MA (3)	NASDAQ	Brighton, MA	Thrift	546	P	6	09-30	07/10	10.19	73
CBBK	Central Bncrp of Somerville MA (3)	NASDAQ	Somerville, MA	Thrift	527		9	03-31	10/86	10.90	18
PSBH	PSB Hldgs Inc MHC of CT (42.9)	NASDAQ	Putnam, CT	Thrift	495	M	8	06-30	10/04	4.03	26
NFSB	Newport Bancorp, Inc. of RI (3)	NASDAQ	Newport , RI	Thrift	450		6	12-31	07/06	11.75	43
MFLR	Mayflower Bancorp, Inc. of MA (3)	NASDAQ	Middleboro, MA	Thrift	256	M	7	04-30	12/87	8.20	17

North-west Companies

WFSL	Washington Federal, Inc. of WA (3)	NASDAQ	Seattle, WA	Thrift	13,803	M	172	09-30	11/82	14.18	1,595
FFNW	First Fin NW, Inc of Renton WA (3)	NASDAQ	Renton, WA	Thrift	1,307		1	12-31	10/07	4.05	76
RVSB	Riverview Bancorp, Inc. of WA (3)	NASDAQ	Vancouver, WA	Thrift	863		18	03-31	10/97	1.83	20
TSBK	Timberland Bancorp, Inc. of WA (3)	NASDAQ	Hoquiam, WA	Thrift	732		22	09-30	01/98	3.60	25

South-East Companies

SUPR	Superior Bancorp of AL (3)	NASDAQ	Birmingham, AL	Thrift	3,358		73	12-31	12/98	1.26	16
FFCH	First Fin. Holdings Inc. of SC (3)	NASDAQ	Charleston, SC	Thrift	3,324		65	09-30	11/83	9.82	162
CSBC	Citizens South Bnkg Corp of NC (3)	NASDAQ	Gastonia, NC	Thrift	1,077		15	12-31	10/02	5.50	60
ACFC	Atl Cst Fed Cp of GA MHC (34. 9)	NASDAQ	Waycross, GA	Thrift	914	M	11	12-31	10/04	2.40	32
TSH	Teche Hlding Cp of N Iberia LA (3)	AMEX	New Iberia, LA	Thrift	765		20	09-30	04/95	29.55	62
HBCP	Home Bancorp Inc. Lafayette LA (3)	NASDAQ	Lafayette, LA	Thrift	709		11	12-31	10/08	13.04	111
FFBH	First Fed. Bancshares of AR (3)	NASDAQ	Harrison, AR	Thrift	678		20	12-31	05/96	1.66	8
JFBI	Jefferson Bancshares Inc of TN (3)	NASDAQ	Morristown, TN	Thrift	663	M	12	06-30	07/03	3.20	21
HBOS	Heritage Fn Gp MHC of GA(24.3)	NASDAQ	Albany, GA	Thrift	662		10	12-31	06/05	8.75	91
CFFC	Community Fin. Corp. of VA (3)	NASDAQ	Staunton, VA	Thrift	552		11	03-31	03/88	4.00	17
FABK	First Advantage Bancorp of TN (3)	NASDAQ	Clarksville, TN	Thrift	345		5	12-31	11/07	10.72	45
LABC	Louisiana Bancorp, Inc. of LA (3)	NASDAQ	Metairie, LA	Thrift	328		3	12-31	07/07	14.75	62
AFCB	Athens Bancshares, Inc. of TN (3)	NASDAQ	Athens, TN	Thrift	282		7	12-31	01/10	10.92	30
GSLA	GS Financial Corp. of LA (3)	NASDAQ	Metairie, LA	Thrift	274		6	12-31	04/97	12.25	15

South-West Companies

VPFG	Viewpoint Financal Group of TX (3)	NASDAQ	Plano, TX	Thrift	2,642	P	24	12-31	07/10	9.09	317
OABC	OmniAmerican Bancorp Inc of TX (3)	NASDAQ	Fort Worth, TX	Thrift	1,130		16	12-31	01/10	11.09	132

Western Companies (Excl CA)

UWBK	United Western Bncp, Inc of CO (3)	NASDAQ	Denver, CO	Thrift	2,221		8	12-31	10/96	0.49	14
TBNK	Territorial Bancorp, Inc of HI (3)	NASDAQ	Honolulu, HI	Thrift	1,447		25	12-31	07/09	17.09	209
HOME	Home Federal Bancorp Inc of ID (3)	NASDAQ	Nampa, ID	Thrift	869		24	09-30	12/07	12.47	208
EBMT	Eagle Bancorp Montanta of MT (3)	NASDAQ	Helena, MT	Thrift	326		6	06-30	04/10	9.26	38

Other Areas

NOTES:	(1)	Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
	(2)	Most recent quarter end available (E=Estimated, and P=Pro Forma)

Source: SNL Financial, LC.

Date of Last Update: 08/26/10

EXHIBIT III-2

Public Market Pricing of Louisiana Thrift Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-2
Market Pricing Comparatives
Prices As of August 26, 2010

		Market		Per Share Data
		Capitalization		Core	Book	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution		Share (1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		9.55	270.27	-0.12	12.77	18.46	75.64	9.12	83.11	18.15	0.23	2.01	30.41	2,698	11.65	10.89	4.15	-0.10	0.67	-0.14	-0.02
State of LA		17.40	62.46	1.00	22.46	20.98	78.21	12.06	79.59	20.27	0.46	2.02	13.68	519	14.83	14.67	1.98	0.59	4.12	0.54	3.56

Comparable Group

State of LA
GSLA	GS Financial Corp. of LA	12.25	15.41	-0.45	22.57	NM	54.28	5.63	54.28	NM	0.40	3.27	NM	274	10.36	10.36	4.32	0.03	0.31	-0.21	-2.01
HBCP	Home Bancorp Inc. Lafayette LA	13.04	110.59	0.58	15.65	28.98	83.32	15.59	84.51	22.48	0.00	0.00	0.00	709	18.71	18.50	0.40	0.64	2.89	0.82	3.72
LABC	Louisiana Bancorp, Inc. of LA	14.75	62.07	0.50	15.97	25.43	92.36	18.94	92.36	29.50	0.00	0.00	0.00	328	20.50	20.50	0.84	0.74	3.29	0.64	2.83
TSH	Teche Hlding Cp of N Iberia LA	29.55	61.79	3.35	35.65	8.54	82.89	8.07	87.19	8.82	1.42	4.81	41.04	765	9.74	9.30	2.35	0.94	9.99	0.91	9.68

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)	Indicated twelve month dividend, based on last quarterly dividend declared.
(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

EXHIBIT III-3

Public Market Pricing of Southeast Thrift Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-3
Market Pricing Comparatives
Prices As of August 26, 2010

		Market		Per Share Data
		Capitalization		Core	Book	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution		Share (1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		9.55	270.27	-0.12	12.77	18.46	75.64	9.12	83.11	18.15	0.23	2.01	30.41	2,698	11.65	10.89	4.15	-0.10	0.67	-0.14	-0.02
Special Selection Grouping (8)		10.49	54.04	-0.64	15.75	17.72	62.08	8.18	64.87	16.61	0.23	1.52	8.21	818	13.02	12.53	4.07	-0.54	-0.90	-0.45	0.15
State of LA		17.40	62.46	1.00	22.46	20.98	78.21	12.06	79.59	20.27	0.46	2.02	13.68	519	14.83	14.67	1.98	0.59	4.12	0.54	3.56

Comparable Group

Special Comparative Group (8)
AFCB	Athens Bancshares, Inc. of TN	10.92	30.32	0.07	18.08	NM	60.40	10.75	60.94	NM	0.20	1.83	NM	282	17.81	17.68	NA	0.06	0.44	0.07	0.51
ACFC	Atl Cst Fed Cp of GA MHC (34.9) (7)	2.40	11.25	-1.86	4.20	NM	57.14	3.52	57.28	NM	0.00	0.00	NM	914	6.17	6.15	5.07	-3.05	-43.03	-2.63	-37.05
CSBC	Citizens South Bnkg Corp of NC	5.50	60.31	-0.80	6.92	NM	79.48	5.60	81.60	NM	0.16	2.91	NM	1,077	8.95	8.78	NA	-2.27	-22.36	-0.94	-9.27
CFFC	Community Fin. Corp. of VA	4.00	17.45	0.71	8.62	5.63	46.40	3.16	46.40	5.63	0.00	0.00	0.00	552	9.03	9.03	NA	0.57	6.40	0.57	6.40
FABK	First Advantage Bancorp of TN	10.72	44.90	0.16	16.25	NM	65.97	13.01	65.97	NM	0.20	1.87	NM	345	19.72	19.72	NA	0.20	1.02	0.19	0.96
FFBH	First Fed. Bancshares of AR	1.66	8.05	-8.82	5.82	NM	28.52	1.19	28.52	NM	0.00	0.00	NM	678	6.55	6.55	12.45	-5.84	NM	-5.89	NM
FFCH	First Fin. Holdings Inc. of SC	9.82	162.30	-2.33	15.66	NM	62.71	4.88	73.61	NM	0.20	2.04	NM	3,324	9.74	8.69	NA	-1.18	-12.26	-1.11	-11.62
GSLA	GS Financial Corp. of LA	12.25	15.41	-0.45	22.57	NM	54.28	5.63	54.28	NM	0.40	3.27	NM	274	10.36	10.36	4.32	0.03	0.31	-0.21	-2.01
HBOS	Heritage Fn Gp MHC of GA (24.3) (7)	8.75	22.14	-0.15	6.00	NM	145.83	13.75	152.17	NM	0.36	4.11	NM	662	9.43	9.07	NA	-0.23	-2.01	-0.28	-2.52
HBCP	Home Bancorp Inc. Lafayette LA	13.04	110.59	0.58	15.65	28.98	83.32	15.59	84.51	22.48	0.00	0.00	0.00	709	18.71	18.50	0.40	0.64	2.89	0.82	3.72
JFBI	Jefferson Bancshares Inc of TN	3.20	21.31	0.04	12.03	20.00	26.60	3.21	38.23	NM	0.00	0.00	0.00	663	12.08	8.73	NA	0.16	1.33	0.04	0.33
LABC	Louisiana Bancorp, Inc. of LA	14.75	62.07	0.50	15.97	25.43	92.36	18.94	92.36	29.50	0.00	0.00	0.00	328	20.50	20.50	0.84	0.74	3.29	0.64	2.83
SUPR	Superior Bancorp of AL (7)	1.26	15.83	-6.35	11.02	NM	11.43	0.47	12.79	NM	0.00	0.00	NM	3,358	4.45	4.02	12.91	-2.23	-35.71	-2.44	-39.10
TSH	Teche Hlding Cp of N Iberia LA	29.55	61.79	3.35	35.65	8.54	82.89	8.07	87.19	8.82	1.42	4.81	41.04	765	9.74	9.30	2.35	0.94	9.99	0.91	9.68

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)	Indicated twelve month dividend, based on last quarterly dividend declared.
(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)	Includes South-East Companies;

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

EXHIBIT III-4

Public Market Pricing of Mid-West Thrift Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-4
Market Pricing Comparatives
Prices As of August 26, 2010

		Market		Per Share Data
		Capitalization		Core	Book	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution		Shared (1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		9.55	270.27	-0.12	12.77	18.46	75.64	9.12	83.11	18.15	0.23	2.01	30.41	2,698	11.65	10.89	4.15	-0.10	0.67	-0.14	-0.02
Special Selection Grouping (8)		8.35	74.43	-0.48	13.09	18.22	64.63	7.26	69.17	17.26	0.19	1.90	18.53	1,587	10.76	10.15	4.33	-0.29	-0.51	-0.52	-2.51
State of LA		17.40	62.46	1.00	22.46	20.98	78.21	12.06	79.59	20.27	0.46	2.02	13.68	519	14.83	14.67	1.98	0.59	4.12	0.54	3.56

Comparable Group

Special Comparative Group (8)
ABCW	Anchor BanCorp Wisconsin of WI (7)	0.63	13.66	-6.50	0.15	NM	NM	0.34	NM	NM	0.00	0.00	NM	3,999	2.03	0.51	12.12	-2.91	NM	-3.09	NM
BKMU	Bank Mutual Corp of WI	5.11	233.58	-0.16	8.69	NM	58.80	6.71	68.04	NM	0.12	2.35	NM	3,483	11.48	10.09	NA	0.16	1.36	-0.21	-1.81
BFIN	BankFinancial Corp. of IL	8.80	185.33	0.04	12.32	NM	71.43	11.84	79.42	NM	0.28	3.18	NM	1,566	16.57	15.16	4.25	0.01	0.08	0.05	0.32
CITZ	CFS Bancorp, Inc of Munster IN	4.49	48.70	-0.06	10.40	NM	43.17	4.45	43.21	NM	0.04	0.89	NM	1,095	10.30	10.29	7.41	-0.09	-0.87	-0.06	-0.58
CFFN	Capitol Fd Fn MHC of KS (29.5) (7)	25.79	561.96	0.93	12.97	27.44	198.84	22.34	198.84	27.73	2.00	7.75	NM	8,543	11.23	11.23	0.71	0.83	7.38	0.82	7.30
CFBK	Central Federal Corp. of OH	1.02	4.17	-3.76	2.47	NM	41.30	1.52	41.98	NM	0.00	0.00	NM	275	6.23	6.18	5.05	-5.31	NM	-5.47	NM
CHEV	Cheviot Fin Cp MHC of OH (38.5)	8.46	28.87	0.17	7 .91	NM	106.95	21.36	106.95	NM	0.44	5.20	NM	351	19.97	19.97	NA	0.49	2.44	0.44	2.18
CZWI	Citizens Comm Bncorp Inc of WI	4.03	20.61	0.30	11.03	26.87	36.54	3.57	41.29	13.43	0.00	0.00	0.00	576	9.78	8.76	1.79	0.13	1.38	0.27	2.75
FFDF	FFD Financial Corp of Dover OH	14.98	15.14	0.70	17.89	16.46	83.73	7.61	83.73	21.40	0.68	4.54	74.73	199	9.08	9.08	NA	0.48	5.13	0.37	3.95
FBSI	First Bancshares, Inc. of MO	8.50	13.18	-0.65	15.46	NM	54.98	6.17	55.30	NM	0.00	0.00	NM	214	11.22	11.16	3.11	-0.40	-3.73	-0.45	-4.17
FCAP	First capital, Inc. of IN	15.00	41.82	0.73	17.13	17.65	87.57	9.13	99.01	20.55	0.76	5.07	NM	458	10.45	9.36	NA	0.52	5.05	0.45	4.34
FCLF	First Clover Leaf Fin Cp of IL	5.69	45.17	0.12	9.80	37.93	58.06	8.02	69.31	NM	0.24	4.22	NM	563	13.81	11.84	NA	0.20	1.52	0.16	1.22
FDEF	First Defiance Fin. Corp of OH	8.90	72.25	0.11	24.89	29.67	35.76	3.54	52.48	NM	0.00	0.00	0.00	2,039	11.70	8.82	2.62	0.12	1.04	0.04	0.38
FFNM	First Fed of N. Michigan of MI	2.75	7.93	-2.28	8.15	NM	33.74	3.49	34.90	NM	0.00	0.00	NM	227	10.36	10.05	NA	-2.72	-25.43	-2.81	-26.24
FFHS	First Franklin Corp. of OH	7.05	11.89	-2.33	12.94	NM	54.48	4.23	54.48	NM	0.00	0.00	NM	281	7.76	7.76	NA	-0.82	-10.78	-1.32	-17.32
FPFC	First Place Fin. Corp. of OH	3.60	61.11	-2.86	10.82	NM	33.27	1.94	34.95	NM	0.00	0.00	NM	3,154	8.04	7.78	NA	-1.06	-12.77	-1.49	-17.91
FSFG	First Savings Fin. Grp. of IN	13.49	32.58	1.26	22.18	13.91	60.82	6.50	72.25	10.71	0.00	0.00	0.00	501	10.68	9.15	NA	0.53	4.42	0.69	5.74
FBC	Flagstar Bancorp, Inc. of NI	2.38	364.94	-4.97	5.47	NM	43.51	2.55	43.51	NM	0.00	0.00	NM	14,333	7.70	7.70	NA	-3.33	NM	-4.99	NM
HFFC	HF Financial Corp. of SD	9.40	65.25	0.70	13.50	10.11	69.63	5.29	73.49	13.43	0.45	4.79	48.39	1,234	7.59	7.22	NA	0.54	7.70	0.41	5.79
HMNF	HMN Financial, Inc. of MN	4.20	18.10	-2.69	15.27	NM	27.50	1.86	27.50	NM	0.00	0.00	NM	975	9.21	9.21	NA	-1.02	-10.69	-1.13	-11.89
HFBC	HopFed Bancorp, Inc. of KY	9.15	63.52	0.16	13.80	25.42	66.30	5.74	66.98	NM	0.48	5.25	NM	1,106	10.28	10.20	NA	0.24	2.86	0.11	1.27
JXSB	Jacksonville Bancorp Inc of IL	10.43	20.07	0.52	18.27	13.20	57.09	6.72	61.90	20.06	0.30	2.88	37.97	298	8.59	7.67	NA	0.51	5.93	0.34	3.90
KFFB	KY Fst Fed Bp MHC of KY (39.8)	9.57	29.89	0.00	7.38	NM	129.67	31.52	174.00	NM	0.40	4.18	NM	238	24.31	19.31	1.30	0.00	0.00	0.00	0.00
LSBI	LSB Fin. Corp. of Lafayette IN	9.78	15.20	0.29	22.20	18.11	44.05	4.01	44.05	33.72	0.00	0.00	0.00	379	9.11	9.11	4.18	0.23	2.45	0.12	1.32
LPSB	LaPorte Bancrp MHC of IN (45.0)	7.05	14.57	0.44	10.92	11.75	64.56	7.37	79.12	16.02	0.00	0.00	0.00	438	11.42	9.52	1.50	0.67	5.59	0.49	4.10
CASH	Meta Financial Group of IA	34.90	107.60	2.41	22.64	11.71	154.15	11.19	160.46	14.48	0.52	1.49	17.45	961	7.26	7.00	NA	1.02	17.08	0.82	13.81
MFSF	MutualFirst Fin. Inc. of IN	6.87	47.99	0.30	14.69	34.35	46.77	3.33	49.25	22.90	0.24	3.49	NM	1,442	9.32	8.99	2.31	0.10	1.07	0.15	1.60
NASB	NASB Fin, Inc. of Grandview MO	13.05	102.68	-2.38	21.01	10.12	62.11	7.25	63.10	NM	0.00	0.00	0.00	1,416	11.67	11.51	NA	0.67	6.15	-1.24	-11.35
FFFD	North Central Bancshares of IA	15.27	20.63	0.91	28.50	13.88	53.58	4.56	53.58	16.78	0.04	0.26	3.64	452	10.75	10.75	3.55	0.33	3.09	0.27	2.55
PVFC	PVF Capital Corp. of Solon OH	1.76	45.13	-0.34	3.33	NM	52.85	5.07	52.85	NM	0.00	0.00	NM	889	9.60	9.60	NA	-0.43	-6.38	-0.98	-14.47
PFED	Park Bancorp of Chicago IL	4.26	5.08	-4.05	18.22	NM	23.38	2.37	23.38	NM	0.00	0.00	NM	214	10.15	10.15	NA	-2.22	-20.44	-2.21	-20.34
PULB	Pulaski Fin Cp of St. Louis MO	6.40	65.96	-0.39	8.07	NM	79.31	4.75	83 .44	NM	0.38	5.94	NM	1,388	8.22	7.95	4.78	-0.09	-1.07	-0.28	-3.48
RIVR	River valley Bancorp of IN	15.00	22.65	1.55	17.91	8.29	83.75	5.74	83.99	9.68	0.84	5.60	46.41	394	8.12	8.11	NA	0.70	9.51	0.60	8.15
TFSL	TFS Fin Corp MHC of OH (26.3)	9.00	730.76	-0.04	5.71	NM	157.62	25.37	158.45	NM	0.00	0.00	0.00	10,939	16.09	16.02	3.48	0.09	0.53	-0.11	-0.70
UCBA	United Comm Bncp MHC IN (40.7)	7.25	23.13	0.09	7.11	NM	101.97	12.91	101.97	NM	0.44	6.07	NM	441	12.66	12.66	NA	0.19	1.41	0.17	1.27
UCFC	United Community Fin. of OH	1.29	39.86	-1.08	6.88	NM	18.75	1.72	18.78	NM	0.00	0.00	NM	2,314	9.19	9.17	9.31	-1.14	-12.17	-1.40	-14.94
WSBF	Waterstone Fin MHC of WI (26.2)	3.67	30.09	-0.58	5.55	NM	66.13	6.10	66.13	NM	0.00	0.00	NM	1,881	9.22	9.22	10.27	-0.46	-5.10	-0.96	-10.56
WAYN	Wayne Savings Bancshares of OH	8.00	24.03	0.71	12.64	10.26	63.29	5.90	66.95	11.27	0.24	3.00	30.77	407	9.32	8.86	NA	0.58	6.40	0.53	5.82

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)	Indicated twelve month dividend, based on last quarterly dividend declared.
(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)	Includes Mid-West Companies;

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

EXHIBIT III-5

Peer Group Market Area Comparative Analysis

Exhibit III-5
Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2000-2010	2010-2015	2010	% State	Market
Institution	County	2000	20010	2015	% Change	% Change	Amount	Average	Share(1)
		(000)	(000)

FFD Financial Corp. - OH	Tuscarawas	91	92	92	0.9%	-0.2%	20,646	79.6%	13.1%
First Advantage Bancorp - TN	Montgomery	135	164	175	21.4%	7.2%	22,987	94.3%	12.2%
First Capital, Inc. - IN	Harrison	34	38	39	9.5%	2.9%	23,094	90.6%	38.4%
First Savings Financial Group - IN	Clark	96	110	116	13.8%	5.6%	25,333	99.3%	13.0%
GS Financial Corp. - LA	Jefferson	455	435	430	-4.4%	-1.2%	21,827	114.0%	1.6%
LSB Financial Corp. - IN	Tippecanoe	149	169	180	13.2%	6.7%	22,926	89.9%	13.6%
Louisiana Bancorp, Inc. - LA	Jefferson	455	435	430	-4.4%	-1.2%	21,827	114.0%	1.7%
North Central Bancshares - IA	Webster	40	39	38	-3.4%	-2.3%	23,598	95.4%	15.4%
River Valley Bancorp - IN	Jefferson	32	33	33	3.7%	1.3%	22,318	87.5%	51.3%
Wayne Savings Bancshares - OH	Wayne	112	116	117	4.2%	1.0%	22,238	85.7%	13.5%

	Averages:	160	163	165	5.5%	1.9%	22,679	95.0%	17.4%
	Medians:	104	113	117	3.9%	1.1%	22,622	92.4%	13.3%

Minden Bancorp, Inc. - Louisiana	Webster	42	41	41	-1.8%	-1.0%	17,137	89.5%	23.4%

(1) Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2009.

Sources: SNL Financial LC, FDIC.

EXHIBIT IV-1

Stock Prices:
As of August 26, 2010

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1
Weekly Thrift Market Line - Part One
Prices As Of August 26, 2010

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible Book Value/ Share (4)
	Price/ Share (1)	Shares Outst- anding	Market Capital- ization (9)	52 Week (1)		Last Week	% Change From			Trailing 12 Mo. EPS (3)	12 Mo. Core EPS (3)	Book Value/ Share
				High	Low		Last Week	52 Wks Ago (2)	MostRcnt YrEnd (2)					Assets/ Share
Financial Institution
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. All Public Companies (no MHC)

All Public Companies (110)	9.96	29,132	310.6	13.05	8.12	10.02	-1.62	-7.43	1.95	-0.11	-0.20	13.92	12.80	144.97
NYSE Traded Companies (6)	9.20	150,943	1,735.0	13.56	7.18	9.50	-5.08	-13.28	-8.51	-0.62	-0.89	10.18	6.98	112.33
AMEX Traded Companies (1)	29.55	2,091	61.8	35.75	26.01	28.75	2.78	-15.33	-6.81	3.46	3.35	35.65	33.89	366.09
NASDAQ Listed OTC Companies (103)	9.81	22,093	227.6	12.80	7.99	9.86	-1.45	-7.00	2.66	-0.12	-0.19	13.93	12.94	144.72
California Companies (4)	7.26	6,895	55.3	12.06	3.86	7.37	-1.51	5.58	33.11	-0.48	-0.80	12.89	12.89	196.55
Florida Companies (2)	1.22	29,689	36.0	4.61	1.12	1.39	-12.20	-67.98	-27.94	-3.17	-3.28	2.51	2.37	90.49
Mid-Atlantic Companies (34)	10.96	48,496	583.6	13.44	8.69	11.07	-1.27	0.62	6.24	0.20	0.25	13.69	12.30	149.78
Mid-West Companies (31)	8.52	13,301	60.7	12.38	6.63	8.57	-1.50	-10.31	5.72	-0.22	-0.57	14.22	13.39	160.02
New England Companies (17)	12.94	41,091	502.6	15.18	11.13	12.92	-0.77	-2.73	0.98	0.49	0.48	15.57	13.47	136.58
North-west Companies (4)	5.92	37,312	429.1	9.75	5.58	6.28	-6.34	-32.00	-25.52	-0.72	-0.60	10.97	9.58	93.80
South-East Companies (12)	10.49	6,033	54.0	13.57	9.35	10.40	-0.43	-15.92	-7.12	-0.68	-0.64	15.75	14.99	144.99
South-West Companies (2)	10.09	23,384	224.5	12.54	9.36	10.28	-1.89	1.27	-0.38	0.12	0.16	13.82	13.81	85.35
Western Companies (Excl CA) (4)	9.83	15,595	117.3	13.62	8.62	9.92	-2.01	-12.29	-21.52	-0.41	-0.36	11.85	11.85	81.44
Thrift Strategy (104)	9.88	25,993	275.8	12.89	8.10	9.93	-1.43	-6.60	1.10	-0.09	-0.17	13.94	12.84	143.88
Mortgage Banker strategy (3)	3.26	32,664	62.9	7.36	1.78	3.35	-5.70	-50.53	42.73	-1.59	-2.13	6.32	6.18	104.51
Real Estate strategy (1)	1.76	25,642	45.1	4.39	1.58	1.98	-11.11	-20.72	-9.28	-0.15	-0.34	3.33	3.33	34.68
Diversified Strategy (2)	24.87	187,409	2,461.3	31.58	18.42	25.12	-2.06	-0.22	10.25	0.19	0.36	25.81	22.46	296.25
Companies Issuing Dividends (69)	11.92	38,184	457.5	14.91	9.68	11.93	-0.65	-2.76	3.55	0.39	0.36	15.03	13.61	159.44
Companies without Dividends (41)	6.54	13,347	54.3	9.82	5.38	6.68	-3.31	-15.57	-0.85	-0.99	-1.18	11.99	11.40	119.74
Equity/Assets <6% (14)	3.12	24,260	55.0	7.57	2.64	3.28	-5.81	-46.11	-27.88	-3.08	-3.15	8.10	7.49	173.59
Equity/Assets 6-12% (58)	11.17	20,040	204.0	14.45	8.62	11.18	-1.15	-2.10	11.33	0.38	0.22	15.51	14.55	179.98
Equity/Assets >12% (38)	10.30	44,308	551.1	12.69	9.10	10.41	-1.00	-3.21	-2.70	0.09	0.11	13.38	11.87	83.42
Converted Last 3 Mths (no MHC) (7)	9.42	18,003	167.6	12.00	8.04	9.44	-0.16	-3.41	2.04	0.33	0.34	13.94	13.24	94.91
Actively Traded Companies (5)	18.34	33,198	464.3	23.24	14.94	17.75	0.55	-0.21	1.38	0.97	1.11	21.45	19.96	274.35
Market Value Below $20 Million (23)	5.61	4,538	13.2	8.79	4.27	5.64	-2.13	-19.46	-3.91	-1.58	-1.62	12.10	11.86	167.82
Holding Company structure (105)	9.67	30,210	321.9	12.78	7.92	9.77	-1.73	-8.39	1.78	-0.19	-0.27	13.79	12.68	142.43
Assets Over $1 Billion (52)	9.70	57,030	619.7	13.58	8.16	9.91	-2.66	-11.54	-0.72	-0.15	-0.25	12.66	11.09	126.05
Assets $500 Million-$1 Billion (33)	10.33	6,050	49.5	12.79	8.07	10.30	-1.89	-7.51	-0.34	-0.09	-0.11	14.94	13.99	172.84
Assets $250-$500 Million (20)	10.50	3,173	30.0	13.00	8.64	10.32	0.79	0.58	2.30	0.23	0.07	15.39	14.84	147.78
Assets less than $250 Million (5)	8.00	1,700	11.8	9.67	5.91	8.09	0.95	2.12	41.85	-1.22	-1.32	14.22	14.15	144.63
Goodwill Companies (65)	10.27	40,604	467.8	13.60	8.43	10.44	-2.09	-7.91	2.76	0.07	0.01	14.15	12.25	152.64
Non-Goodwill Companies (45)	9.50	12,706	85.4	12.27	7.68	9.42	-0.93	-6.74	0.78	-0.38	-0.50	13.60	13.60	134.00
Acquirors of FSLIC Cases (1)	14.18	112,474	1,594.9	21.65	14.04	14.98	-5.34	-5.78	-26.68	0.94	1.32	16.15	13.87	122.72

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of August 26, 2010

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. MHC Institutions

All Public Companies (32)	7.82	32,915	97.8	10.46	6.70	8.04	-3.54	-9.80	-0.45	0.19	0.22	7.84	7.42	68.94
NASDAQ Listed OTC Companies (32)	7.82	32,915	97.8	10.46	6.70	8.04	-3.54	-9.80	-0.45	0.19	0.22	7.84	7.42	68.94
Mid-Atlantic Companies (17)	7.88	26,299	90.4	10.87	7.19	8.19	-4.59	-17.17	-13.96	0.23	0.26	8.00	7.69	72.86
Mid-West Companies (7)	7.50	61,452	142.9	9.89	5.96	7.56	-1.21	-4.71	22.13	0.11	0.01	7.43	6.78	52.90
New England Companies (5)	8.05	14,916	58.3	9.77	5.95	8.19	-3.08	10.23	16.31	0.13	0.37	7.86	7.35	78.28
Thrift Strategy (32)	7.82	32,915	97.8	10.46	6.70	8.04	-3.54	-9.80	-0.45	0.19	0.22	7.84	7.42	68.94
Companies Issuing Dividends (22)	8.14	14,547	41.2	10.87	7.16	8.35	-2.96	-15.04	-7.84	0.18	0.22	7.91	7.61	67.57
Companies Without Dividends (10)	7.13	71,945	218.3	9.57	5.71	7.39	-4.77	1.33	15.24	0.19	0.23	7.69	7.01	71.84
Equity/Assets 6-12% (19)	7.69	17,917	67.3	9.92	6.23	8.00	-5.17	-2.29	8.60	0.31	0.32	8.27	7.86	87.41
Equity/Assets >12% (13)	7.98	52,003	136.7	11.14	7.30	8.09	-1.46	-19.36	-11.98	0.03	0.09	7.30	6.86	45.43
Market Value Below $20 Million (2)	4.63	4,134	6.9	6.68	4.01	5.10	-10.61	-13.24	-5.80	0.72	0.59	8.79	8.02	126.73
Holding Company Structure (29)	7.88	34,204	102.1	10.38	6.69	8.07	-3.18	-7.54	1.62	0.18	0.21	7.99	7.53	70.75
Assets Over $1 Billion (11)	9.02	78,087	235.9	11.95	7.94	9.17	-2.03	-12.45	2.93	0.23	0.18	7.29	6.89	57.46
Assets $500 Million-$1 Billion (10)	5.46	9,968	20.7	9.30	4.67	5.97	-8.55	-23.44	-21.96	-0.04	0.05	7.53	7.45	69.48
Assets $250-$500 Million (10)	7.99	5,825	18.7	9.36	6.69	8.12	-2.07	4.26	11.90	0.31	0.40	8.66	8.14	84.34
Assets less than $250 Million (1)	9.57	7,851	29.9	13.82	7.80	9.60	-0.31	-30.70	-13.00	0.00	0.00	7.38	5.50	30.36
Goodwill Companies (19)	8.31	53,219	164.5	10.88	6.91	8.46	-2.06	-1.30	3.05	0.21	0.25	7.96	7.14	68.48
Non-Goodwill Companies (13)	7.28	10,918	25.6	10.00	6.47	7.59	-5.14	-19.00	-4.26	0.16	0.18	7.72	7.72	69.43
MHC Institutions (32)	7.82	32,915	97.8	10.46	6.70	8.04	-3.54	-9.80	-0.45	0.19	0.22	7.84	7.42	68.94

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
 SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of August 26, 2010

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	Yr End (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	12.04	97,892	1,178.6	17.55	9.24	12.20	-1.31	10.26	-3.14	0.46	0.39	12.53	10.64	200.94
BBX	BankAtlantic Bancorp Inc of FL*	1.21	53,921	65.2	4.23	1.13	1.36	-11.03	-67.03	-6.92	-3.28	-3.39	1.43	1.15	86.34
FBC	Flagstar Bancorp, Inc. of MI*	2.38	153,338	364.9	13.80	2.25	2.62	-9.16	-69.87	-60.33	-3.32	-4.97	5.47	5.47	93.47
NYB	New York Community Bcrp of NY*	15.60	435,505	6,793.9	18.20	10.20	16.05	-2.80	43.91	7.51	1.18	1.46	12.51	6.70	96.46
NAL	NewAlliance Bancshares of CT*	12.62	105,080	1,326.1	13.48	10.50	12.97	-2.70	3.87	5.08	0.55	0.54	13.93	8.62	82.91
PFS	Provident Fin, Serv. Inc of NJ*	11.37	59,924	681.3	14.10	9.75	11.78	-3.48	-0.79	6.76	0.66	0.65	15.20	9.29	113.87

AMEX Traded Companies
TSH	Teche Hiding Cp of N Iberia LA*	29.55	2,091	61.8	35.75	26.01	28.75	2.78	-15.33	-6.81	3.46	3.35	35.65	33.89	366.09

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA*	9.86	20,355	200.7	10.20	6.28	9.84	0.20	18.08	43.11	-0.26	-0.26	10.44	10.44	62.30
ALLB	Alliance Bank MHC of PA (40.7)	7.80	6,696	21.3	8.89	7.60	7.99	-2.38	-8.24	-7.14	0.15	0.15	7.25	7.25	66.97
ABCW	Anchor BanCorp Wisconsin of WI (8)*	0.63	21,683	13.7	1.55	0.37	0.62	1.61	-50.78	0.00	-6.12	-6.50	0.15	-0.18	184.43
AFCB	Athens Bancshares, Inc. of TN*	10.92	2,777	30.3	11.85	10.50	11.02	-0.91	9.20	9.20	0.06	0.07	18.08	17.92	101.54
ACFC	Atl Cst Fed Cp of GA MHC (34.9) (8)	2.40	13,423	11.2	4.25	1.18	2.30	4.35	25.00	58.94	-2.16	-1.86	4.20	4.19	68.09
BCSB	BCSB Bancorp, Inc. of MD*	9.90	3,121	30.9	10.50	8.05	9.75	1.54	19.85	10.61	-0.60	-0.64	16.17	16.15	199.40
BKMU	Bank Mutual Corp of WI*	5.11	45,710	233.6	9.25	5.05	5.54	-7.76	-43.91	-26.26	0.12	-0.16	8.69	7.51	76.19
BFIN	BankFinancial Corp. of IL*	8.80	21,060	185.3	10.50	8.12	8.67	1.50	-14.15	-11.11	0.01	0.04	12.32	11.08	74.34
BFED	Beacon Federal Bancorp of NY*	10.00	6,521	65.2	10.25	8.14	9.80	2.04	9.17	6.38	0.79	0.88	16.31	16.31	164.36
BNCL	Beneficial Mut MHC of PA (44.1)	8.41	81,700	303.3	11.05	8.17	8.63	-2.55	-7.58	-14.53	0.31	0.28	8.07	6.49	59.69
BHLB	Berkshire Hills Bancorp of MA*	17.45	14,037	244.9	23.81	16.20	18.38	-5.06	-23.57	-15.62	-1.11	-1.11	27.40	14.96	195.73
BOFI	Bofi Holding, Inc. Of CA*	11.28	10,185	114.9	19.27	6.77	11.62	-2.93	60.23	12.80	2.01	1.45	12.25	12.25	139.53
BYFC	Broadway Financial Corp. of CA*	2.86	1,744	5.0	7.70	1.78	2.94	-2.72	-44.03	-52.17	-3.61	-3.45	9.90	9.90	316.27
BRKL	Brookline Bancorp, Inc. of MA*	9.20	59,038	543.1	11.63	8.63	9.22	-0.22	-15.52	-7.16	0 .43	0.40	8.34	7.57	45.05
BFSB	Brooklyn Fed MHC of NY (28.2)	3.93	12,889	14.3	13.80	3.71	4.16	-5.53	-71.08	-60.86	-1.08	-0.41	5.68	5.68	40.68
CITZ	CFS Bancorp, Inc of Munster IN*	4.49	10,847	48.7	6.25	2.93	4.89	-8.18	7.67	39.01	-0.09	-0.06	10.40	10.39	100.98
CMSB	CMS Bancorp Inc of W Plains NY*	9.52	1,863	17.7	10.50	6.76	10.50	-9.33	19.00	39.79	-0.13	-0.32	11.39	11.39	130.20
CBNJ	Cape Bancorp, Inc. of NJ*	7.55	13,314	100.5	8.75	5.35	7.58	-0.40	-11.28	12.35	-1.24	-1.07	9.83	8.09	80.54
CFFN	Capitol Fd Fn MHC of KS (29.5) (8)	25.79	73,991	562.0	38.49	25.75	28.68	-10.08	-23.15	-18.02	0.94	0.93	12.97	12.97	115.46
CARV	Carver Bancorp, Inc. of NY*	4.83	2,483	12.0	9.66	4.25	5.34	-9.55	-30.40	-46.63	-1.67	-1.41	16.29	16.21	323.77
CEBK	Central Bncrp of Somerville MA*	10.90	1,667	18.2	14.17	7.96	10.87	0.28	28.24	31.33	1.09	1.17	21.50	20.16	315.99
CFBK	Central Federal Corp. of OH*	1.02	4,093	4.2	3.00	0.83	1.10	-7.27	-62.50	-32.00	-3.65	-3.76	2.47	2.43	67.21
CHEV	Cheviot Fin Cp MHC of OH (38.5)	8.46	8,865	28.9	9.55	7.00	8.35	1.32	-3.97	14.48	0.19	0.17	7.91	7.91	39.60
CBNK	Chicopee Bancorp, Inc. of MA*	11.38	6,335	72.1	13.95	10.79	11.26	1.07	-14.18	-8.81	-0.23	-0.11	14.93	14.93	87.92
CZWI	Citizens Comm Bncorp Inc of WI*	4.03	5,113	20.6	5.30	3.01	4.30	-6.28	-20.20	18.53	0.15	0.30	11.03	9.76	112.73
CSBC	Citizens South Bnkg Corp of NC*	5.50	10,966	60.3	7.24	4.40	5.72	-3.85	-12.00	20.09	-1.93	-0.80	6.92	6.74	98.25
CSBK	Clifton Svg Bp MHC of NJ (36.4)	8.14	26,137	78.2	10.93	8.13	8.33	-2.28	-23.85	-13.13	0.29	0.29	6.71	6.71	42.61
COBK	Colonial Financial Serv. of NJ*	9.60	4,173	40.1	10.85	5.86	9.80	-2.04	0.21	24.35	0.48	0.71	15.78	15.78	140.68
CFFC	Community Fin. Corp. of VA*	4.00	4,362	17.4	5.29	3.32	4.19	-4.53	0.76	-7.83	0.71	0.71	8.62	8.62	126.62
DNBK	Danvers Bancorp, Inc. of MA*	15.11	21,375	323.0	17.09	12.32	15.53	-2.70	15.08	16.32	0.61	0.56	13.76	12.17	118.33
DCOM	Dime Community Bancshars of NY*	12.63	34,548	436.3	14.32	10.25	12.56	0.56	2.43	7.67	1.04	1.07	9.11	7.50	120.07
ESBF	ESB Financial Corp. of PA*	12.86	12,039	154.8	14.96	10.62	12.20	5.41	-9.18	-2.72	1.07	1.12	14.41	10.87	161.78
ESSA	ESSA Bancorp, Inc. of PA*	11.00	13,523	148.8	13.75	10.62	10.92	0.73	-18.52	-5.98	0.36	0.32	13.06	13.06	78.91
EBMT	Eagle Bancorp Montanta of MT*	9.26	4,083	37.8	11.58	7.50	9.32	-0.64	27.90	7.80	0.50	0.34	12.84	12.84	79.78
ESBK	Elmira Svgs Bank, FSB of NY*	16.00	1,959	31.3	17.20	13.06	15.35	4.23	-4.76	-4.48	1.67	1.26	19.26	12.62	254.85
FFDF	FFD Financial Corp of Dover OH*	14.98	1,011	15.1	15.50	11.83	14.50	3.31	12.21	10.31	0.91	0.70	17.89	17.89	196.95
FFCO	FedFirst Fin MHC of PA (42.5) (8)	4.96	6,324	13.3	6.95	3.20	4.70	5.53	61.04	45.88	0.14	0.14	6.95	6.73	56.32
FSBI	Fidelity Bancorp, Inc. of PA*	5.10	3,049	15.5	10.50	4.00	5.08	0.39	-23.65	1.80	-1.07	-0.43	13.62	12.74	232.24
FABK	First Advantage Bancorp of TN*	10.72	4,188	44.9	10.98	9.85	10.72	0.00	5.10	1.04	0.17	0.16	16.25	16.25	82.40
FBSI	First Bancshares, Inc. of MO*	8.50	1,551	13.2	10.95	6.80	8.75	-2.86	-14.66	2.66	-0.58	-0.65	15.46	15.37	137.84
FCAP	First Capital, Inc. of IN*	15.00	2,788	41.8	17.88	13.17	15.12	-0.79	-10.87	-1.25	0.85	0.73	17.13	15.15	164.27
FCLF	First Clover Leaf Fin Cp of IL*	5.69	7,938	45.2	8.00	5.19	5.28	7.77	-26.30	-22.59	0.15	0.12	9.80	8.21	70.95
FCFL	First Community Bk Corp of FL*	1.23	5,457	6.7	4.99	1.10	1.42	-13.38	-68.94	-48.96	-3.05	-3.17	3.59	3.59	94.63
FDEF	First Defiance Fin. Corp of OH*	8.90	8,118	72.3	18.93	8.53	10.12	-12.06	-50.50	-21.17	0.30	0.11	24.89	16.96	251.13
FFNM	First Fed of N. Michigan of MI*	2.75	2,884	7.9	2.79	1.02	2.42	13.64	34.15	125.41	-2.21	-2.28	8.15	7.88	78.69
FFBH	First Fed. Bancshares of AR*	1.66	4,847	8.0	4.69	1.50	1.67	-0.60	-61.03	-27.51	-8.75	-8.82	5.82	5.82	139.90
FFNW	First Fin NW, Inc of Renton WA*	4.05	18,805	76.2	7.64	3.63	4.20	-3.57	-45.49	-38.17	-3.01	-3.07	9.93	9.93	69.48
FFCH	First Fin. Holdings Inc. of SC*	9.82	16,527	162.3	18.64	9.46	10.06	-2.39	-45.41	-24.46	-2.46	-2.33	15.66	13.34	201.15
FFHS	First Franklin Corp. of OH*	7.05	1,686	11.9	16.49	4.91	7.03	0.28	13.71	-11.76	-1.45	-2.33	12.94	12.94	166.67
FPTB	First PacTrust Bancorp of CA*	9.60	4,244	40.7	10.76	4.44	9.60	0.00	40.15	79.44	-0.40	-0.35	18.21	18.21	207.70

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of August 26, 2010

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NASDAQ Listed OTC Companies (continued)
FPFC	First Place Fin. Corp. of OH*	3.60	16,974	61.1	5.71	2.43	3.68	-2.17	10.43	29.96	-2.04	-2.86	10.82	10.30	185.79
FSFG	First Savings Fin. Grp. of IN*	13.49	2,415	32.6	14.22	10.02	13.40	0.67	22.75	29.09	0.97	1.26	22.18	18.67	207.66
FFIC	Flushing Fin. Corp. of NY*	11.12	31,238	347.4	15.00	10.17	11.58	-3.97	-16.83	-1.24	0.87	0.96	12.15	11.58	136.12
FXCB	Fox Chase Bancorp, Inc. of PA*	9.53	14,547	138.6	11.22	8.00	9.35	1.93	3.14	7.08	-0.05	-0.13	14.19	14.19	85.44
GSLA	GS Financial Corp. of LA*	12.25	1,258	15.4	16.48	9.36	11.10	10.36	-21.47	-18.28	0.07	-0.45	22.57	22.57	217.77
GCBC	Green Co Bcrp MHC of NY (44.1)	16.40	4,119	29.7	I8.50	13.84	16.40	0.00	13.10	6.63	1.19	1.19	10.80	10.80	120.25
HFFC	HF Financial Corp. of SD*	9.40	6,942	65.3	13.00	8.05	9.50	-1.05	-25.22	-3.29	0.93	0.70	13.50	12.79	177.83
HMNF	HMN Financial, Inc. of MN*	4.20	4,310	18.1	6.85	3.20	4.32	-2.78	7.69	0.00	-2.42	-2.69	15.27	15.27	226.27
HBNK	Hampden Bancorp, Inc. of MA*	10.00	7,151	71.5	11.07	9.01	10.02	-0.20	-6.98	-6.10	-0.12	-0.12	13.13	13-13	80.81
HARL	Harleysville Svgs Fin Cp of PA*	15.39	3,674	56.5	16.20	12.02	15.42	-0.19	7.62	11.04	1.35	1.36	14.29	14.29	236.01
HBOS	Heritage Fn Gp MHC of GA (24.3) (8)	8.75	10,398	22.1	13.39	6.51	9.21	-4.99	-1.57	20.69	-0.12	-0.15	6.00	5.75	63.65
HIFS	Hingham Inst. for Sav. of MA*	38.47	2,124	81.7	38.50	28.31	35.09	9.63	22.13	25.35	4.32	4.28	32.47	32.47	457.52
HBCP	Home Bancorp Inc. Lafayette LA*	13.04	8,481	110.6	14.49	11.91	13.00	0.31	4.32	6.97	0.45	0.58	15.65	15.43	83.64
HOME	Home Federal Bancorp Inc of ID*	12.47	16,688	208.1	16.12	11.05	12.47	0.00	6.86	-6.31	0.35	-0.61	12.33	12.33	52.09
HFBC	HopFed Bancorp, Inc. of KY*	9.15	6,942	63.5	15.03	9.00	9.40	-2.66	-8.50	-2.03	0.36	0.16	13.80	13.66	159.38
HCBK	Hudson City Bancorp, Inc of NJ*	11.47	526,611	6,040.2	14.75	11.35	11.96	-4.10	-12.17	-16.46	1.07	0.99	10.53	10.23	115.71
ISBC	Investors Bcrp MHC of NJ (43.6)	10.91	114,894	546.0	14.50	8.87	11.16	-2.24	20.95	-0.27	0.45	0.40	7.74	7.52	77.17
JXSB	Jacksonville Bancorp Inc of IL*	10.43	1,924	20.1	15.97	8.12	10.12	3.06	-0.38	11.08	0.79	0.52	18.27	16.85	155.11
JFBI	Jefferson Bancshares Inc of TN*	3.20	6,659	21.3	7.28	3.05	3.39	-5.60	-48.55	-32.49	0.16	0 .04	12.03	8.37	99.59
KFBD	K-Fed Bancorp MHC of CA (33.3) (8)	7.52	13,290	33.3	10.39	7.26	7.42	1.35	-14.45	-14.45	0.25	0.25	7.13	6.82	65.22
KFFB	KY Fst Fed Bp MHC of KY (39.8)	9.57	7,851	29.9	13.82	7.80	9.60	-0.31	-30.70	-13.00	0.00	0.00	7.38	5.50	30.36
KRNY	Kearny Fin Cp MHC of NJ (26.0)	8.62	68,344	154.5	11.20	8.41	8.87	-2.82	-22.41	-14.40	0.09	0.10	7.05	5.85	32.95
LSBX	LSB Corp of No. Andover MA(8)*	20.85	4,507	94.0	20.99	9.40	20.71	0.68	98.57	114.73	1.17	0.77	14.22	14.22	176.82
LSBI	LSB Fin. Corp. of Lafayette IN*	9.78	1,554	15.2	13.00	8.27	9.71	0.72	-24.42	-0.20	0.54	0.29	22.20	22.20	243.62
LPSB	LaPorte Bancrp MHC of IN (45.0)	7.05	4,586	14.6	8.04	4.14	7.03	0.28	51.29	60.23	0.60	0.44	10.92	8.91	95.61
LSBK	Lake Shore Bnp MHC of NY (40.2)	8.05	6,075	19.7	8.50	7.46	8.25	-2.42	2.16	2.42	0.46	0.46	9.49	9.49	75.79
LEGC	Legacy Bancorp, Inc. of MA*	8.00	8,702	69.6	11.79	7.64	8.26	-3.15	-32.15	-18.86	-0.93	-0.48	13.66	11.90	109.89
LABC	Louisiana Bancorp, Inc. of LA*	14.75	4,208	62.1	16.59	13.51	14.80	-0.34	9.26	1.72	0.58	0.50	15.97	15.97	77.89
MSBF	MSB Fin Corp MHC of NJ (40.9)	6.90	5,226	14.7	9.45	6.37	7.26	-4.96	-21.14	-13.10	0.08	0.10	7.67	7.67	69.34
MGYR	Magyar Bancorp MHC of NJ (44.7)	3.25	5,783	8.4	5.36	2.91	3.89	-16.45	-19.35	-18.75	0.69	0.55	7.60	7.60	93.97
MLVF	Malvern Fed Bncp MHC PA (44.6)	7.39	6,103	20.1	9.85	7.30	8.20	-9.88	-24.21	-22.94	-0.16	-0.19	11.21	11.21	113.93
MFLR	Mayflower Bancorp, Inc. of MA*	8.20	2,086	17.1	8.93	5.68	8.15	0.61	7.19	22.39	0.56	0.31	9.82	9.81	122.50
EBSB	Meridian Fn Serv MHC MA (41.8)	10.75	22,506	101.6	12.30	8.20	10.95	-1.83	11.51	23.56	0.44	0.40	9.17	8.67	76.79
CASH	Meta Financial Group of IA*	34.90	3,083	107.6	37.88	17.10	35.00	-0.29	55.39	66.99	2.98	2.41	22.64	21.75	311.81
MFSF	MutualFirst Fin. Inc. of IN*	6.87	6,985	48.0	9.71	5.51	7.20	-4.58	-8.52	14.88	0.20	0.30	14.69	13.95	206.43
NASB	NASB Fin, Inc. of Grandview MO*	13.05	7,868	102.7	32.29	12.71	13.85	-5.78	-58.77	-43.97	1.29	-2.38	21.01	20.68	179.96
NECB	NE Comm Bncrp MHC of NY (45.0)	6.05	13,225	36.0	8.06	4.40	5.89	2.72	-21.22	-7.91	-0.18	-0.18	8.15	8.01	39.09
NHTB	NH Thrift Bancshares of NH*	10.00	5,772	57.7	11.93	8.77	10.20	-1.96	5.04	3.20	1.20	0.64	14.30	9.26	172.07
NVSL	Naug Vlly Fin MHC of CT (40.4) (8)	6.07	7,023	17.2	7.42	4.11	6.05	0.33	29.15	5.75	0.34	0.33	7.29	7.28	80.49
NFSB	Newport Bancorp, Inc. of RI*	11.75	3,639	42.8	12.99	10.91	11.88	-1.09	-2.89	-4.08	0.34	0.37	13.86	13.86	123.77
FFFD	North Central Bancshares of IA*	15.27	1,351	20.6	19.66	13.33	13.85	10.25	-4.56	-4.38	1.10	0.91	28.50	28.50	334.66
NFBK	Northfield Bcp MHC of NY (43.6)(8)	10.75	43,541	205.1	15.30	10.57	11.00	-2.27	-14.89	-20.49	0.34	0.32	9.18	8.81	50.71
NWBI	Northwest Bancshares Inc of PA*	10.81	110,775	1,197.5	12.79	8.56	10.96	-1.37	17.25	-4.08	0.38	0.48	11.83	10.24	73.45
OBAF	OBA Financial Serv. Inc of MD*	11.30	4,629	52.3	11.50	9.95	11.12	1.62	13.00	13.00	-0.23	0.11	17.27	17.27	81.79
OSHC	Ocean Shore Holding Co. of NJ*	10.64	7,308	77.8	11.81	7.68	10.38	2.50	23.86	18.88	0.71	0.71	13.66	13.66	109.30
OCFC	OceanFirst Fin. Corp of NJ*	11.49	18,823	216.3	13.91	9.37	11.86	-3.12	-16.92	1.77	0.81	0.75	10.35	10.35	117.92
OABC	OmniAmerican Bancorp Inc of TX*	11.09	11,903	132.0	12.35	10.12	11.25	-1.42	10.90	10.90	0.11	-0.04	16.88	16.88	94.94
ONFC	Oneida Financial Corp. of NY*	7.70	7,165	55.2	10.95	7.25	7.69	0.13	-19.62	-21.43	0.52	0.53	11.69	8.22	86.93
ORIT	Oritani Financial Corp of NJ*	9.42	56,202	529.4	11.43	8.31	9.43	-0.11	-0.74	2.95	0.15	0.16	11.45	11.45	44.08
PSBH	PSB Hldgs Inc MHC of CT (42.9)	4.03	6,529	11.3	5.33	2.61	4.30	-6.28	5.50	18.53	-0.71	0.35	6.78	5.65	75.84
PVFC	PVF Capital Corp. of Solon OH*	1.76	25,642	45.1	4.39	1.58	1.98	-11.11	-20.72	-9.28	-0.15	-0.34	3.33	3.33	34.68
PFED	Park Bancorp of Chicago IL*	4.26	1,193	5.1	8.60	3.14	4.26	0.00	-40.08	31.08	-4.07	-4.05	18.22	18.22	179.48
PVSA	Parkvale Financial Corp of PA*	6.60	5,529	36.5	12.39	6.41	7.11	-7.17	-19.61	-5.04	-3.27	-3.02	15.77	10.61	333.22
PBHC	Pathfinder BC MHC of NY (36.3)	6.00	2,485	5.4	8.00	5.11	6.30	-4.76	-7.12	7.14	0.74	0.63	9.97	8.43	159.49
PEOP	Peoples Fed Bancshrs Inc of MA*	10.19	7,142	72.8	10.85	10.10	10.37	-1.74	1.90	1.90	0.28	0.22	15.45	15.45	76.39
PBCT	Peoples United Financial of CT*	12.67	367,700	4,658.8	17.16	12.67	13.24	-4.31	-21.98	-24.13	0.22	0.23	14.72	9.89	59.70
PROV	Provident Fin. Holdings of CA*	5.31	11,407	60.6	10.49	2.43	5.33	-0.38	-34.04	92.39	0.10	-0.86	11.20	11.20	122.68
PBNY	Provident NY Bncrp, Inc. of NY*	7.95	38,628	307.1	10.62	7.86	8.07	-1.49	-18.96	-5.81	0.52	0.41	11.11	6.84	76.72
PBIP	Prudential Bncp MHC PA (29.3)	6.13	10,031	18.6	11.70	5.52	7.05	-13.05	-47.61	-35.61	0.32	0.35	5.63	5.63	53.66
PULB	Pulaski Fin Cp of St. Louis MO*	6.40	10,307	66.0	8.65	5.50	6.48	-1.23	-25.93	-4.48	-0.12	-0.39	8.07	7.67	134.67
RIVR	River Valley Bancorp of IN*	15.00	1,510	22.7	16.45	11.36	14.61	2.67	22.45	20.00	1.81	1.55	17.91	17.86	261.22
RVSB	Riverview Bancorp, Inc. of WA*	1.83	10,924	20.0	4.39	1.76	1.98	-7.58	-50.94	-18.30	-0.37	-0.36	7.85	5.48	79.04
RCKB	Rockville Fin MHC of CT (43.3)	11.43	18,853	93.3	14.43	8.82	10.90	4.86	-18.94	8.86	0.61	0.57	8.61	8.55	84.97
ROMA	Roma Fin Corp MHC of NJ (26.9)	10.27	30,781	85.5	13.19	10.11	10.51	-2.28	-20.02	-16.91	0.14	0.19	7.03	7.01	47.33
ROME	Rome Bancorp, Inc. of Rome NY*	9.50	6,778	64.4	9.95	7.61	9.32	1.93	13.91	19.35	0.53	0.49	9.04	9.04	48.63

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of August 26, 2010

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
SIFI	SI Fin Gp Inc MHC of CT (38.2)	6.00	11,777	27.0	7.00	4.15	6.60	-9.09	42.86	14.29	0.19	0.17	6.89	6.54	75.52
SVBI	Severn Bancorp, Inc. of MD*	4.37	10,067	44.0	6.57	1.55	4.37	0.00	19.73	73.41	-0.86	-0.88	7.85	7.82	99.56
SUPR	Superior Bancorp of AL(8)*	1.26	12,560	15.8	4.50	1.13	1.32	-4.55	-49.60	-61.70	-5.80	-6.35	11.02	9.85	267.38
THRD	TF Fin. Corp. of Newtown PA*	21.40	2,685	57.5	22.99	17.66	22.49	-4.85	21.73	12.81	1.47	1.27	27.31	25.62	268.44
TFSL	TFS Fin Corp MHC of OH (26.3)	9.00	308,315	730.8	14.46	9.00	9.23	-2.49	-21.05	-25.86	0.03	-0.04	5.71	5.68	35.48
TBNK	Territorial Bancorp, Inc of HI*	17.09	12,233	209.1	21.23	15.47	17.37	-1.61	6.88	-5.32	0.69	0.91	18.23	18.23	118.27
TSBK	Timberland Bancorp, Inc. of WA*	3.60	7,045	25.4	5.33	2.90	3.95	-8.86	-25.77	-18.92	-0.45	-0.27	9.93	9.04	103.96
TRST	TrustCo Bank Corp NY of NY*	5.33	76,873	409.7	7.18	5.22	5.46	-2.38	-16.33	-15.40	0.40	0.37	3.32	3.31	49.81
UCBA	United Comm Bncp MHC IN (40.7)	7.25	7,846	23.1	8.00	6.06	7.21	0.55	6.77	17.89	0.10	0.09	7.11	7.11	56.16
UCFC	United Community Fin. of OH*	1.29	30,898	39.9	2.30	1.15	1.33	-3.01	-11.03	-11.03	-0.88	-1.08	6.88	6.87	74.90
UBNK	United Financial Bncrp of MA*	13.66	16,359	223.5	15.16	11.31	13.76	-0.73	11.15	4.20	0.48	0.59	13.64	13.13	94.44
UWBK	United Western Bncp, Inc of CO*	0.49	29,377	14.4	5.56	0.44	0.52	-5.77	-90.81	-82.25	-3.17	-2.07	3.99	3.99	75.61
VPFG	ViewPoint Financal Group of TX*	9.09	34,865	316.9	12.73	8.61	9.31	-2.36	-8.37	-11.66	0.13	0.35	10.76	10.73	75.77
WSB	WSB Holdings, Inc. of Bowie MD*	2.30	7,896	18.2	4.65	1.70	2.50	-8.00	1.32	-0.86	-0.80	-0.87	6.61	6.61	52.90
WSFS	WSFS Financial Corp. of DE*	37.07	7,117	263.8	46.00	24.16	37.00	0.19	21.54	44.64	0.16	0.48	36.90	35.02	532.79
WVFC	WVS Financial Corp. of PA*	11.40	2,057	23.4	15.88	8.31	11.50	-0.87	-25.10	-20.00	0.44	0.52	14.15	14.15	183.37
WFSL	Washington Federal, Inc. of WA*	14.18	112,474	1,594.9	21.65	14.04	14.98	-5.34	-5.78	-26.68	0.94	1.32	16.15	13.87	122.72
WSBF	Waterstone Fin MHC of WI(26.2)	3.67	31,250	30.1	5.49	1.75	3.93	-6.62	-30.62	79.02	-0.28	-0.58	5.55	5.55	60.19
WAYN	Wayne Savings Bancshares of OH*	8.00	3,004	24.0	9.06	4.80	8.00	0.00	45.45	37.69	0.78	0.71	12.64	11.95	135.64
WFD	Westfield Fin. Inc. of MA*	7.48	29,244	218.7	10.37	7.23	7.48	0.00	-20.93	-9.33	0.14	0.13	8.19	8.19	42.23

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1
Weekly Thrift Market Line - Part Two
Prices As Of August 26, 2010

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. All Public Companies (no MHCs)

All Public Companies (110)	11.14	10.34	-0.17	0.36	2.33	-0.23	-0.63	3.93	57.04	1.77	18.32	69.82	8.10	77.62	17.69	0.24	2.03	31.90
NYSE Traded Companies (6)	9.48	6.61	-0.69	5.64	5.39	-0.94	6.08	4.69	38.02	2.56	19.89	85.72	8.55	127.25	20.60	0.37	2.80	58.79
AMEX Traded Companies (1)	9.74	9.30	0.94	9.99	11.71	0.91	9.68	2.35	49.04	1.48	8.54	82.89	8.07	87.19	8.82	1.42	4.81	41.04
NASDAQ Listed OTC Companies (103)	11.25	10.58	-0.15	0.04	2.08	-0.20	-1.02	3.89	59.25	1.72	18.39	68.73	8.07	74.54	17.63	0.22	1.96	30.53
California Companies (4)	7.45	7.45	0.05	-0.12	5.18	-0.23	-3.50	9.57	34.62	2.69	5.61	55.27	4.48	55.27	7.78	0.07	1.06	20.00
Florida Companies (2)	2.72	2.56	-3.33	-38.41	0.00	-3.46	-39.92	12.73	31.70	3.63	NM	59.44	1.35	69.74	NM	0.00	0.00	0.00
Mid-Atlantic Companies (34)	11.16	10.18	0.21	2.27	2.35	0.24	2.53	2.55	55.58	1.39	16.57	82.18	9.16	94.55	16.58	0.33	2.85	49.09
Mid-West Companies (31)	9.21	8.71	-0.39	-0.79	2.98	-0.62	-2.91	4.40	41.02	2.08	18.62	56.66	5.23	60.12	17.37	0.19	1.76	21.61
New England Companies (17)	14.17	12.56	0.30	2.80	2.79	0.30	2.67	1.08	123.75	1.14	21.04	83.52	11.91	97.92	20.96	0.30	2.29	28.50
North-West Companies (4)	11.73	10.43	-1.10	-6.73	-8.70	-0.99	-5.81	8.74	26.40	2.39	15.09	47.04	5.79	54.06	10.74	0.05	0.35	21.28
South-East Companies (12)	12.25	11.76	-0.54	-0.90	2.17	-0.45	0.15	4.07	63.01	2.11	17.72	62.08	8.18	64.87	16.61	0.23	1.52	8.21
South-West Companies (2)	15.99	15.97	0.15	1.23	1.21	0.21	1.93	0.85	60.85	1.02	NM	75.09	11.84	75.21	25.97	0.08	0.88	0.00
Western Companies (Excl CA) (4)	15.11	15.11	-0.45	4.01	4.08	-0.62	-9.32	0.25	48.36	1.94	26.31	69.82	12.66	69.82	23.01	0.20	1.61	53.15
Thrift Strategy (104)	11.17	10.41	-0.14	0.41	2.49	-0.19	-0.46	3.65	57.75	1.68	18.32	69.60	8.12	77.11	17.69	0.24	2.06	31.73
Mortgage Banker Strategy (3)	5.39	5.23	-1.77	0.95	1.88	-2.21	-8.18	10.29	35.66	4.41	NM	66.01	2.86	76.31	NM	0.02	0.38	40.00
Real Estate Strategy (l)	9.60	9.60	-0.43	-6.38	-8.52	-0.98	-14.47	0.00	0.00	5.02	NM	52.85	5.07	52.85	NM	0.00	0.00	0.00
Diversified Strategy (2)	15.79	12.31	0.21	0.96	1.08	0.24	1.38	2.30	71.35	1.80	NM	93.27	14.09	116.98	NM	0.55	3.09	0.00
Companies Issuing Dividends (69)	11.47	10.45	0.30	2.86	3.71	0.27	2.65	2.81	56.14	1.47	17.48	80.13	9.36	90.90	17.47	0.38	3.19	44.66
Companies Without Dividends (41)	10.56	10.15	-0.98	-4.78	-1.06	-1.10	-7.20	5.83	58.55	2.28	21.17	51.85	5.91	54.45	18.73	0.00	0.00	0.00
Equity/Assets <6% (14)	4.58	4.35	-2.43	-13.91	-11.43	-2.51	-17.61	8.10	41.08	3.41	NM	41.24	1.82	45.42	NM	0.07	1.17	0.00
Equity/Assets 6-12% (58)	8.88	8.37	0.11	1.86	3.28	0.02	0.79	3.75	57.78	1.67	15.58	70.81	6.13	76.14	16.01	0.28	2.14	30.14
Equity/Assets >12% (38)	16.60	15.19	0.13	0.75	1.72	0.11	0.85	2.44	62.65	1.39	23.40	77.35	13.04	90.00	21.04	0.23	2.14	35.52
Converted Last 3 Mths (no MHC) (7)	16.21	15.50	0.33	3.50	3.51	0.35	3.87	0.85	60.85	1.24	21.10	69.09	11.47	73.79	18.52	0.18	2.10	12.66
Actively Traded Companies (5)	8.71	7.93	0.25	3.06	0.70	0.35	3.91	0.00	0.00	1.70	11.33	79.92	7.07	87.10	9.68	0.38	1.92	20.31
Market Value Below $20 Million (23)	7.55	7.36	-1.30	-7.52	-2.11	-1.31	-10.04	6.05	37.72	2.40	12.97	43.37	3.42	44.25	19.31	0.08	0.84	27.19
Holding Company Structure (105)	11.17	10.36	-0.20	0.06	1.94	-0.25	-0.89	3.93	57.04	1.79	18.68	69.20	8.10	76.95	17.83	0.23	2.04	31.96
Assets Over $1 Billion (52)	11.49	10.34	-0.14	0.96	2.37	-0.20	-0.47	3.85	55.59	1.78	18.86	77.09	9.11	89.44	18.22	0.25	2.36	38.38
Assets $500 Million-$1 Billion (33)	10.27	9.59	-0.16	-0.13	1.69	-0.22	-0.47	4.75	46.53	1.90	18.25	61.54	6.75	66.24	12.91	0.22	1.57	21.80
Assets $250-$500 Million (20)	11.93	11.67	-0.03	2.16	3.71	-0.12	1.14	3.04	85.05	1.56	17.53	68.37	8.41	71.63	21.62	0.27	2.21	30.32
Assets less than $250 Million (5)	9.91	9.84	-1.00	-9.12	-0.70	-1.07	-9.93	3.11	31.58	1.58	16.46	55.88	5.39	56.18	21.40	0.14	0.91	74.73
Goodwill Companies (65)	10.36	9.01	-0.03	1.12	1.98	-0.05	0.86	3.35	56.98	1.64	17.65	71.90	7.60	85.15	16.92	0.30	2.54	34.49
Non-Goodwill Companies (45)	12.24	12.24	-0.36	-0.79	2.89	-0.48	-2.85	5.63	57.22	1.96	19.58	66.84	8.82	66.84	19.10	0.16	1.30	28.44
Acquirors of FSLIC Cases (1)	13.16	11.52	0.83	6.38	6.63	1.17	8.96	0.00	0.00	1.86	15.09	87.80	11.55	102.24	10.74	0.20	1.41	21.28

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of August 26, 2010
	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang-.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE (5)	ROI(5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. MHC Institutions

All Public Companies (32)	12. 89	12.24	0.19	1.90	1.43	0.27	2.50	4.95	37.13	1.33	19.10	100.55	13.47	106.60	19.95	0.17	1.93	24.35
NASDAQ Listed OTC Companies (32)	12. 89	12.24	0.19	1.90	1.43	0.27	2.50	4.95	37.13	1.33	19.10	100.55	13.47	106.60	19.95	0.17	1.93	24.35
Mid-Atlantic Companies (17)	12.56	12.11	0.21	2.58	2.40	0.31	3.11	8.94	24.62	1.46	17.84	99.35	12.75	103.83	18.70	0.17	1.92	27.10
Mid-West Companies (7)	15.61	14.45	0.16	0.81	0.81	0.00	-0.62	4.14	42.36	1.30	11.75	104.48	17.44	114.44	16.02	0.21	2.57	0.00
New England Companies (5)	10.03	9.42	0.18	0.97	-1.26	0.51	4.86	1.79	44.43	0.90	24.92	99.13	10.18	105.19	23.43	0.09	1.02	34.17
Thrift Strategy (32)	12.89	12.24	0.19	1.90	1.43	0.27	2.50	4.95	37.13	1.33	19.10	100.55	13.47	106.60	19.95	0.17	1.93	24.35
Companies Issuing Dividends (22)	13.70	13.13	0.17	1.94	1.12	0.27	2.52	6.10	40.60	1.29	19.56	103.57	14.52	108.73	20.25	0.25	2.84	48.70
Companies Without Dividends (10)	11.16	10.34	0.24	1.81	2.09	0.27	2.45	3.81	33.68	1.39	18.45	94.11	11.23	102.06	19.61	0.00	0.00	0.00
Equity/Assets 6-12% (19)	9.74	9.35	0.33	3.28	3.35	0.36	3.67	3.56	40.50	1.26	17.39	92.52	9.19	96.37	18.38	0.12	1.32	26.67
Equity/Assets >12% (13)	16.90	15.93	0.02	0.14	-1.01	0.15	1.01	6.90	32.43	1.42	24.23	110.76	18.91	119.61	25.20	0.22	2.71	17.39
Market Value Below $20 Million (2)	7.17	6.71	0.61	8.20	16.78	0.50	6.72	0.00	0.00	1.26	6.41	51.47	3.61	56.97	7.72	0.06	1.00	8.11
Holding Company Structure (29)	12.87	12.16	0.15	1.62	1.18	0.23	2.25	4.95	37.13	1.39	18.20	99.28	13.31	105.86	19.43	0.16	1.83	20.88
Assets Over $1 Billion (11)	13.66	12.96	0.39	2.81	1.77	0.31	1.94	3.96	38.65	1.20	24.52	123.17	17.12	130.23	26.46	0.11	1.16	7.87
Assets $500 Million-$1 Billion (10)	12.06	11.94	-0.27	-0.39	-0.50	-0.02	1.05	8.56	28.34	1.87	18.48	74.68	9.08	75.67	19.57	0.10	1.65	41.89
Assets $250-$500 Million (10)	11.40	10.94	0.32	2.72	2.54	0.45	4.29	2.07	42.36	1.09	12.78	91.93	10.73	96.09	13.67	0.24	2.64	31.80
Assets less than $250 Million (l)	24.31	19.31	0.00	0.00	0.00	0.00	0.00	1.30	54.31	0.87	NM	129.67	31.52	174.00	NM	0.40	4.18	0.00
Goodwill Companies (19)	13.76	12.51	0.25	2.13	1.80	0.32	3.03	2.68	42.70	1.14	20.85	107.41	15.41	119.04	22.07	0.12	1.36	14.84
Non-Goodwill Companies (13)	11.95	11.95	0.13	1.64	1.03	0.21	1.92	11.78	20.45	1.57	16.64	93.11	11.36	93.11	16.55	0.22	2.55	43.37
MHC Institutions (32)	12.89	12.24	0.19	1.90	1.43	0.27	2.50	4.95	37.13	1.33	19.10	100.55	13.47	106.60	19.95	0.17	1.93	24.35

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of August 26, 2010

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earnings	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	6.24	5.35	0.22	3.72	3.82	0.19	3.15	2.63	40.73	1.37	26.17	96.09	5.99	113.16	30.87	0.52	4.32	NM
BBX	BankAtlantic Bancorp Inc of FL*	1.66	1.34	-3.62	NM	NM	-3.74	NM	12.73	31.70	5.25	NM	84.62	1.40	105.22	NM	0.00	0.00	NM
FBC	Flagstar Bancorp, Inc. of MI*	5.85	5.85	-3.33	NM	NM	-4.99	NM	NA	NA	5.75	NM	43.51	2.55	43.51	NM	0.00	0.00	NM
NYB	New York Community Bcrp of NY*	12.97	7.39	1.34	10.37	7.56	1.65	12.83	1.95	17.20	0.48	13.22	124.70	16.17	232.84	10.68	1.00	6.41	NM
NAL	NewAlliance Bancshares of CT*	16.80	11.11	0.68	4.03	4.36	0.66	3.95	NA	NA	1.11	22.95	90.60	15.22	146.40	23.37	0.28	2.22	50.91
PFS	Provident Fin. Serv. Inc of NJ*	13.35	8.61	0.58	4.45	5.80	0.57	4.38	1.44	62.45	1.42	17.23	74.80	9.99	122.39	17.49	0.44	3.87	66.67

AMEX Traded Companies
TSH	Teche Hiding Cp of N Iberia LA*	9.74	9.30	0.94	9.99	11.71	0.91	9.68	2.35	49.04	1.48	8.54	82.89	8.07	87.19	8.82	1.42	4.81	41.04

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA*	16.76	16.76	-0.43	-2.43	-2.64	-0.43	-2.43	2.78	20.29	0.96	NM	94.44	15.83	94.44	NM	0.20	2.03	NM
ALLB	Alliance Bank MHC of PA (40.7)	10.83	10.83	0.22	2.07	1.92	0.22	2.07	NA	NA	1.46	NM	107.59	11.65	107.59	NM	0.12	1.54	NM
ABCW	Anchor BanCorp Wisconsin of WI (8)*	0.08	-0.10	-2.91	NM	NM	-3.09	NM	12.12	34.39	5.16	NM	NM	0.34	NM	NM	0.00	0.00	NM
AFCB	Athens Bancshares, Inc. of TN*	17.81	17.68	0.06	0.44	0.55	0.07	0.51	NA	NA	1.64	NM	60.40	10.75	60.94	NM	0.20	1.83	NM
ACFC	Atl Cst Fed Cp of GA MHC(34.9) (8)	6.17	6.15	-3.05	-43.03	NM	-2.63	-37.05	5.07	22.42	1.67	NM	57.14	3.52	57.28	NM	0.00	0.00	NM
BCSB	BCSB Bancorp, Inc. of MD*	8.11	8.10	-0.32	-3.13	-6.06	-0.34	-3.34	2.23	45.31	1.56	NM	61.22	4.96	61.30	NM	0.00	0.00	NM
BKMU	Bank Mutual Corp of WI*	11.41	10.01	0.16	1.36	2.35	-0.21	-1.81	NA	NA	1.52	NM	58.80	6.71	68.04	NM	0.12	2.35	NM
BFIN	BankFinancial Corp. of IL*	16.57	15.16	0.01	0.08	0.11	0.05	0.32	4.25	28.52	1.66	NM	71.43	11.84	79.42	NM	0.28	3.18	NM
BFED	Beacon Federal Bancorp of NY*	9.92	9.92	0.48	5.06	7.90	0.54	5.63	NA	NA	2.17	12.66	61.31	6.08	61.31	11.36	0.20	2.00	25.32
BNCL	Beneficial Mut MHC of PA(44.1)	13.52	11.17	0.55	3.96	3.69	0.50	3.58	2.49	41.90	1.81	27.13	104.21	14. 09	129.58	30.04	0.00	0.00	0.00
BHLB	Berkshire Hills Bancorp of MA*	14.00	8.16	-0.58	-3.95	-6.36	-0.58	-3.95	NA	NA	1.57	NM	63.69	8.92	116.64	NM	0.64	3.67	NM
BOFI	Bofi Holding, Inc. Of CA*	8.78	8.78	1.51	19.57	17.82	1.09	14.12	NA	NA	0.75	5.61	92.08	8.08	92.08	7.78	0.00	0.00	0.00
BYFC	Broadway Financial Corp, of CA*	3.13	3.13	-1.21	-19.26	NM	-1.16	-18.41	11.30	29.62	4.01	NM	28.89	0.90	28.89	NM	0.04	1.40	NM
BRKL	Brookline Bancorp, Inc. of MA*	18.51	17.10	0.96	5.17	4.67	0.89	4.81	0.61	187.53	1.41	21.40	110.31	20.42	121.53	23.00	0.34	3.70	NM
BFSB	Brooklyn Fed MHC of NY (28.2)	13.96	13.96	-2.64	-17.20	-27.48	-1.00	-6.53	19.04	21.80	5.15	NM	69.19	9.66	69.19	NM	0.04	1.02	NM
CITZ	CFS Bancorp, Inc of Munster IN*	10.30	10.29	-0.09	-0.87	-2.00	-0.06	-0.58	7-41	21.70	2.33	NM	43.17	4.45	43.21	NM	0.04	0.89	NM
CMSB	CMS Bancorp Inc of W Plains NY*	8.75	8.75	-0.10	-1.15	-1.37	-0.25	-2.83	NA	NA	0.46	NM	83.58	7.31	83.58	NM	0.00	0.00	NM
CBNJ	Cape Bancorp, Inc. of NJ*	12.21	10.27	-1.53	-12.61	-16.42	-1.32	-10.89	NA	NA	1.51	NM	76.81	9.37	93.33	NM	0.00	0.00	NM
CFFN	Capitol Fd Fn MHC of KS (29.5) (8)	11.23	11.23	0.83	7.38	3.64	0.82	7.30	0.71	25.69	0.29	27.44	198.84	22.34	198.84	27.73	2.00	7.75	NM
CARV	Carver Bancorp, Inc. of NY*	5.03	5.01	-0.51	-6.56	NM	-0.43	-5.54	NA	NA	2.40	NM	29.65	1.49	29.80	NM	0.10	2.07	NM
CEBK	Central Bncrp of Somerville MA*	6.80	6.41	0.33	4.15	10.00	0.36	4.45	NA	NA	0.74	10.00	50.70	3.45	54.07	9.32	0.20	1.83	18.35
CFBK	Central Federal Corp. of OH*	3.68	3.62	-5.31	NM	NM	-5.47	NM	5.05	72.44	4.41	NM	41.30	1.52	41.98	NM	0.00	0.00	NM
CHEV	Cheviot Fin Cp MHC Of OH(38.5)	19.97	19.97	0.49	2.44	2.25	0.44	2.18	NA	NA	0.45	NM	106.95	21.36	106.95	NM	0.44	5.20	NM
CBNK	Chicopee Bancorp, Inc. of MA*	16.88	16.98	-0.27	-1.55	-2.02	-0.13	-0.74	NA	NA	0.94	NM	76.22	12.94	76.22	NM	0.00	0.00	NM
CZWI	Citizens Comm Bncorp Inc of WI*	9.78	8.76	0.13	1.38	3.72	0.27	2.75	1.79	33.34	0.75	26.87	36.54	3.57	41.29	13.43	0.00	0.00	0.00
CSBC	Citizens South Bnkg Corp of NC*	7.04	6.87	-2.27	-22.36	NM	-0.94	-9.27	NA	NA	1.26	NM	79.48	5.60	81.60	NM	0.16	2.91	NM
CSBK	Clifton Svg Bp MHC of NJ(36.4)	15.75	15.75	0.72	4.33	3.56	0.72	4.33	NA	NA	0.43	28.07	121.31	19.10	121.31	28.07	0.24	2.95	NM
COBK	Colonial Financial Serv. of NJ*	11.22	11.22	0.34	4.58	5.00	0.50	6.77	NA	NA	0.84	20.00	60.84	6.82	60.84	13.52	0.00	0.00	0.00
CFFC	Community Fin. Corp. of VA*	6.81	6.81	0.57	6.40	17.75	0.57	6.40	NA	NA	1.62	5.63	46.40	3.16	46.40	5.63	0.00	0.00	0.00
DNBK	Danvers Bancorp, Inc. of MA*	11.63	10.42	0.58	4.94	4.04	0.54	4.53	0.81	79.58	0.98	24.77	109.81	12.77	124.16	26.98	0.08	0.53	13.11
DCOM	Dime Community Bancshars of NY*	7.59	6.33	0.89	12.05	8.23	0.92	12.40	0.50	112.94	0.67	12.14	138.64	10.52	168.40	11.80	0.56	4.43	53.85
DSBF	ESB Financial Corp. of PA*	8.91	6.87	0.66	7.79	8.32	0.69	8.16	0.30	107.90	0.93	12.02	89.24	7.95	118.31	11.48	0.40	3.11	37.38
ESSA	ESSA Bancorp, Inc. of PA*	16.55	16.55	0.46	2.68	3.27	0.41	2.38	NA	NA	0.95	30.56	84.23	13.94	84.23	34.38	0.20	1.82	55.56
EBMT	Eagle Bancorp Montanta of MT*	16.09	16.09	0.64	4.90	5.40	0.43	3.33	NA	NA	0.62	18.52	72.12	11.61	72.12	27.24	0.28	3.02	56.00
ESBK	Elmira Svgs Bank, FSB of NY*	7.56	5.08	0.65	6.00	10.44	0.49	4.53	NA	NA	1.00	9.58	83.07	6.28	126.78	12.70	0.80	5.00	47.90
FFDF	FFD Financial Corp of Dover OH*	9.08	9.08	0.48	5.13	6.07	0.37	3.95	NA	NA	1.09	16.46	83.73	7.61	83.73	21.40	0.68	4.54	74.73
FFCO	FedFirst Fin MHC of PA (42.5) (8)	12.34	12.00	0.25	2.09	2.82	0.25	2.09	NA	NA	1.14	35.43	71.37	8.81	73.70	35.43	0.00	0.00	0.00
FSBI	Fidelity Bancorp, Inc. of PA*	5.86	5.51	-0.45	-6.78	-20.98	-0.18	-2.72	2.30	34.90	1.46	NM	37.44	2.20	40.03	NM	0.08	1.57	NM
FABK	First Advantage Bancorp of TN*	19.72	19.72	0.20	1.02	1.59	0.19	0.96	NA	NA	1.29	NM	65.97	13.01	65.97	NM	0.20	1.87	NM
FBSI	First Bancshares, Inc. of MO*	11.22	11.16	-0.40	-3.73	-6.82	-0.45	-4.17	3.11	31.58	1.82	NM	54.98	6.17	55.30	NM	0.00	0.00	NM
FCAP	First Capital, Inc. of IN*	10.43	9.34	0.52	5.05	5.67	0.45	4.34	NA	NA	1.26	17.65	87.57	9.13	99.01	20.55	0.76	5.07	NM
FCLP	First Clover Leaf Fin Cp of IL*	13.81	11.84	0.20	1.52	2.64	0.16	1.22	NA	NA	1.50	37.93	58.06	8.02	69.31	NM	0.24	4.22	NM
FCFL	First Community Bk Corp of FL*	3.79	3.79	-3.05	-38.41	NM	-3.17	-39.92	NA	NA	2.00	NM	34.26	1.30	34.26	NM	0.00	0.00	NM
FDEF	First Defiance Fin. Corp of OH*	9.91	6.97	0.12	1.04	3.37	0.04	0.38	2.62	72.68	2.45	29.67	35.76	3.54	52.48	NM	0.00	0.00	0.00
FFNM	First Fed of N. Michigan of MI*	10.36	10.05	-2.72	-25.43	NM	-2.81	-26.24	NA	NA	1.87	NM	33.74	3.49	34.90	NM	0.00	0.00	NM
FFBH	First Fed. Bancshares of AR*	4.16	4.16	-5 84	NM	NM	-5.89	NM	12.45	37.37	6.70	NM	28. 52	1.19	28.52	NM	0 .00	0.00	NM
FFNW	First Fin NW, Inc of Renton WA*	14.29	14.29	-4.31	-25.04	NM	-4.40	-25.54	14.06	16.25	2.98	NM	40.79	5.83	40.79	NM	0.00	0.00	NM
FFCH	First Pin. Holdings Inc. of SC*	7.79	6.71	-1.18	-12.26	-25.05	-1.11	-11.62	NA	NA	3.34	NM	62.71	4.88	73.61	NM	0.20	2.04	NM
FFHS	First Franklin Corp. of OH*	7.76	7.76	-0.82	-10.78	-20.57	-1.32	-17.32	NA	NA	2.14	NM	54.48	4.23	54.48	NM	0.00	0.00	NM
FPTB	First PacTrust Bancorp of CA*	8.77	8.77	-0.19	-1.75	-4.17	-0.17	-1.53	NA	NA	2.44	NM	52.72	4.62	52.72	NM	0.20	2.08	NM
FPFC	First Place Fin. Corp. of OH*	5.82	5.56	-1.06	-12.77	NM	-1.49	-17.91	NA	NA	1.78	NM	33.27	1.94	34.95	NM	0.00	0.00	NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of August 26, 2010

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
FSFG	First Savings Fin. Grp. of IN*	10.68	9.15	0.53	4.42	7.19	0.69	5.74	NA	NA	1.20	13.91	60.82	6.50	72.25	10.71	0.00	0.00	0.00
FFIC	Flushing Fin. Corp. of NY*	8.93	8.54	0.65	7.40	7.82	0.72	8.16	2.80	21.76	0.79	12.78	91.52	8.17	96.03	11.58	0.52	4.68	59.77
FXCB	Fox Chase Bancorp, Inc. of PA*	16.61	16.61	-0.06	-0.51	-0.52	-0.16	-1.34	NA	NA	1.74	NM	67.16	11.15	67.16	NM	0.00	0.00	NM
GSLA	GS Financial Corp. of LA*	10.36	10.36	0.03	0.31	0.57	-0.21	-2.01	4.32	29.07	1.81	NM	54.28	5.63	54.28	NM	0.40	3.27	NM
GCBC	Green Co Bcrp MHC of NY (44.1)	8.98	8.98	1.03	11.53	7.26	1.03	11.53	NA	NA	1.34	13.78	151.85	13.64	151.85	13.78	0.70	4.27	58.82
HFFC	HF Financial Corp. of SD*	7.59	7.22	0.54	7.70	9.89	0.41	5.79	NA	NA	1.07	10.11	69.63	5.29	73.49	13.43	0.45	4.79	48.39
HMNF	HMN Financial, Inc. of MN*	6.75	6.75	-1.02	-10.69	NM	-1.13	-11.89	NA	NA	3.36	NM	27.50	1.86	27.50	NM	0.00	0.00	NM
HBNK	Hampden Bancorp, Inc. of MA*	16.25	16.25	-0.15	-0.90	-1.20	-0.15	-0.90	NA	NA	NA	NM	76.16	12.37	76.16	NM	0.12	1.20	NM
HARL	Harleysville Svgs Fin Cp of PA*	6.05	6.05	0.59	9.74	8.77	0.59	9.81	NA	NA	0.47	11.40	107.70	6.52	107.70	11.32	0.76	4.94	56.30
HBOS	Heritage Fn Gp MHC of GA (24.3) (8)	9.43	9.07	-0.23	-2.01	-1.37	-0.28	-2.52	NA	NA	1.55	NM	145.83	13.75	152.17	NM	0.36	4.11	NM
HIFS	Hingham Inst. for Sav. of MA*	7.10	7.10	0.99	13.99	11.23	0.98	13.86	NA	NA	0.86	8.91	118.48	8.41	118.48	8-99	0.92	2.39	21.30
HBCP	Home Bancorp Inc. Lafayette LA*	18.71	18.50	0.64	2.89	3.45	0.82	3.72	0.40	133.23	0.83	28.98	83.32	15.59	84.51	22.48	0.00	0.00	0.00
HOME	Home Federal Bancorp Inc of ID*	23.67	23.67	0.72	2.84	2.81	-1.26	-4.94	NA	NA	3.74	35.63	101.14	23.94	101.14	NM	0.22	1.76	62.86
HFBC	HopFed Bancorp, Inc. of KY*	8.66	8.58	0.24	2.86	3.93	0.11	1.27	NA	NA	1.35	25.42	66.30	5.74	66.98	NM	0.48	5.25	NM
HCBK	Hudson City Bancorp, Inc of NJ*	9.10	8.86	0.94	10.55	9.33	0.87	9.76	NA	NA	0.60	10.72	108.93	9.91	112.12	11.59	0.60	5.23	56.07
ISBC	Investors Bcrp MHC of NJ(43.6)	10.03	9.77	0.61	6.06	4.12	0.54	5.39	NA	NA	0.99	24.24	140.96	14.14	145.08	27.28	0.00	0.00	0.00
JXSB	Jacksonville Bancorp Inc of IL*	11.78	10.86	0.51	5.93	7.57	0.34	3.90	NA	NA	1.50	13.20	57.09	6.72	61.90	20.06	0.30	2.88	37.97
JFBI	Jefferson Bancshares Inc of TN*	12.08	8.73	0.16	1.33	5.00	0.04	0.33	NA	NA	2.17	20.00	26.60	3.21	38.23	NM	0.00	0.00	0.00
KFED	K-Fed Bancorp MHC of CA (33.3) (8)	10.93	10.51	0.38	3.56	3.32	0.38	3.56	4.13	37.15	1.73	30.08	105.47	11.53	110.26	30.08	0.44	5.85	NM
KFFB	KY Fst Fed Bp MHC of KY (39.8)	24.31	19.31	0.00	0.00	0.00	0.00	0.00	1.30	54.31	0.87	NM	129.67	31.52	174.00	NM	0.40	4.18	NM
KRNY	Kearny Fin Cp MHC of NJ (26.0)	21.40	18.43	0.28	1.28	1.04	0.31	1.42	NA	NA	0.84	NM	122.27	26.16	147.35	NM	0.20	2.32	NM
LSBX	LSB Corp of No. Andover MA (8)*	8.04	8.04	0.66	7.83	5.61	0.43	5.15	NA	NA	1.38	17.82	146.62	11.79	146.62	27.08	0.36	1.73	30.77
LSBI	LSB Fin. Corp. of Lafayette IN*	9.11	9.11	0.23	2.45	5.52	0.12	1.32	4.18	26.78	1.26	18.11	44.05	4.01	44.05	33.72	0.00	0.00	0.00
LPSB	LaPorte Bancrp MHC of IN (45.0)	11.42	9.52	0.67	5.59	8.51	0.49	4.10	1.50	66.21	1-49	11.75	64.56	7.37	79.12	16.02	0.00	0.00	0.00
LSBK	Lake Shore Bnp MHC of NY (40.2)	12.52	12.52	0.65	5.02	5.71	0.65	5.02	NA	NA	0.68	17.50	84.83	10.62	84.83	17.50	0.24	2.98	52.17
LEGC	Legacy Bancorp, Inc. of MA*	12.43	11.01	-0.85	-6.65	-11.63	-0.44	-3.43	2.50	39.57	1.44	NM	58.57	7.28	67.23	NM	0.20	2.50	NM
LABC	Louisiana Bancorp, Inc. of LA*	20.50	20.50	0.74	3.29	3.93	0.64	2.83	0.84	66.34	1.06	25.43	92.36	18.94	92.36	29.50	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (40.9)	11.06	11.06	0.12	1.03	1.16	0.15	1.28	NA	NA	NA	NM	89.96	9.95	89.96	NM	0.12	1.74	NM
MGYR	Magyar Bancorp MHC of NJ (44.7)	8.09	8.09	0.72	9.77	21.23	0.57	7.79	NA	NA	1.24	4.71	42.76	3.46	42.76	5.91	0.00	0.00	0.00
MLVF	Malvern Fed Bncp MHC PA (44.6)	9.84	9.84	-0.14	-1.41	-2.17	-0.17	-1.68	6.03	21.77	1.58	NM	65.92	6.49	65.92	NM	0.12	1.62	NM
MFLR	Mayflower Bancorp, Inc. of MA*	8.02	8.01	0.47	5.83	6.83	0.26	3.23	NA	NA	1.01	14.64	83.50	6.69	83.59	26.45	0.24	2.93	42.86
EBSB	Meridian Fn Serv MHC MA (41.8)	11.94	11.36	0.70	4.93	4.09	0.64	4.48	2.46	26.52	0.95	24.43	117.23	14.00	123.99	26.88	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	7.26	7.00	1.02	17.08	8.54	0.82	13.81	NA	NA	1.36	11.71	154.15	11.19	160.46	14.48	0.52	1.49	17.45
MFSF	MutualFirst Fin. Inc. of IN*	7.12	6.78	0.10	1.07	2.91	0.15	1.60	2.31	48.85	1.57	34.35	46.77	3.33	49.25	22.90	0.24	3.49	NM
NASB	NASB Fin, Inc. of Grandview MO*	11.67	11.51	0.67	6.15	9.89	-1.24	-11.35	NA	NA	2.67	10.12	62.11	7.25	63.10	NM	0.00	0.00	0.00
NECB	NE Comm Bncrp MHC of NY (45.0)	20.85	20.56	-0.46	-2.19	-2.98	-0.46	-2.19	8.19	12.99	1.43	NM	74.23	15.48	75.53	NM	0.12	1.98	NM
NHTB	NH Thrift Bancshares of NH*	8.31	5.54	0.74	7.80	12.00	0.39	4.16	NA	NA	1.52	8.33	69.93	5.81	107.99	15.63	0.52	5.20	43.33
NVSL	Naug Vlly Fin MHC of CT (40.4) (8)	9.06	9.05	0.43	4.78	5.60	0.42	4.64	NA	NA	1.05	17.85	83.26	7.54	83.38	18.39	0.12	1.98	35.29
NFSB	Newport Bancorp, Inc. of RI*	11.20	11.20	0.27	2.40	2.89	0.30	2.62	0.30	259.65	1.00	34.56	84.78	9.49	84.78	31.76	0.00	0.00	0.00
FFFD	North Central Bancshares of IA*	8.52	8.52	0.33	3.09	7.20	0.27	2.55	3.55	56.02	2.48	13.88	53.58	4.56	53.58	16.78	0.04	0.26	3.64
NFBK	Northfield Bcp MHC of NY (43.6) (8)	18.10	17.50	0.73	3.75	3.16	0.68	3.53	2.88	30.08	2.47	31.62	117.10	21.20	122.02	33.59	0.20	1.86	58.82
NWBI	Northwest Bancshares Inc of PA*	16.11	14.25	0.55	4.03	3.52	0.69	5.10	1.87	49.45	1.36	28.45	91.38	14.72	105.57	22.52	0.40	3.70	NM
OBAF	OBA Financial Serv. Inc of MD*	21.12	21.12	-0.26	-1.79	-2.04	0.12	0.86	NA	NA	0.49	NM	65.43	13.82	65.43	NM	0.00	0.00	NM
OSHC	Ocean Shore Holding Co. of NJ*	12.50	12.50	0.68	6.05	6.67	0.68	6.05	NA	NA	0.61	14.99	77.89	9.73	77.89	14.99	0.24	2.26	33.80
OCFC	OceanFirst Fin. Corp of NJ*	8.78	8.78	0.75	8.53	7.05	0.69	7.89	NA	NA	1.02	14.19	111.01	9.74	111.01	15.32	0.48	4.18	59.26
OABC	OmniAmerican Bancorp Inc of TX*	17.78	17.78	0.12	0.90	0.99	-0.04	-0.33	NA	NA	1.16	NM	65.70	11.68	65.70	NM	0.00	0.00	0.00
ONFC	Oneida Financial Corp. of NY*	13.45	9.46	0.60	6.84	6.75	0.61	6.97	NA	NA	1.17	14.81	65.87	8.86	93.67	14.53	0.53	6.88	NM
ORIT	Oritani Financial Corp of NJ*	25.98	25.98	0.40	2.59	1.59	0.43	2.76	NA	NA	1.69	NM	82.27	21.37	82.27	NM	0.30	3.18	NM
PSBH	PSB Hldgs Inc MHC of CT (42.9)	8.94	7.56	-0.96	-11.25	-17.62	0.47	5.55	2.63	18.50	0.92	NM	59.44	5.31	71.33	11.51	0.00	0.00	NM
PVFC	PVF Capital Corp. of Solon OH*	9.60	9.60	-0.43	-6.38	-8.52	-0.98	-14.47	NA	NA	5.02	NM	52.85	5.07	52.85	NM	0.00	0.00	NM
PFED	Park Bancorp of Chicago IL*	10.15	10.15	-2.22	-20.44	NM	-2.21	-20.34	NA	NA	2.66	NM	23.38	2.37	23.38	NM	0.00	0.00	NM
PVSA	Parkvale Financial Corp of PA*	4.73	3.23	-0.96	-12.53	NM	-0.88	-11.58	NA	NA	1.83	NM	41.85	1.98	62.21	NM	0.20	3.03	NM
PBHC	Pathfinder BC MHC of NY (36.3)	6.25	5.34	0.49	6.62	12.33	0.42	5.64	NA	NA	1.28	8.11	60.18	3.76	71.17	9.52	0.12	2.00	16.22
PEOP	Peoples Fed Bancshrs Inc of MA*	20.23	20.23	0.37	NM	2.75	0.29	NM	NA	NA	0.85	36.39	65.95	13.34	65.95	NM	0.00	0.00	0.00
PBCT	Peoples United Financial of CT*	24.66	18.03	0.38	1.54	1.74	0.40	1.61	NA	NA	1.13	NM	86.07	21.22	128.11	NM	0.62	4.89	NM
PROV	Provident Fin. Holdings of CA*	9.13	9.13	0.08	0.95	1.88	-0.67	-8.18	7.85	39.62	3.57	NM	47.41	4.33	47.41	NM	0.04	0.75	40.00
PBNY	Provident NY Bncrp, Inc. of NY*	14.48	9.44	0.68	4.74	6.54	0.54	3.73	1.11	94.66	1.82	15.29	71.56	10.36	116.23	19.39	0.24	3.02	46.15
PBIP	Prudential Bncp MHC PA (29.3)	10.49	10.49	0.62	5.80	5.22	0.68	6.34	NA	NA	0.99	19.16	108.88	11.42	108.88	17.51	0.20	3.26	62.50
PULB	Pulaski Fin Cp of St. Louis MO*	5.99	5.71	-0.09	-1.07	-1.88	-0.28	-3.48	4.78	40.43	2.14	NM	79.31	4.75	83.44	NM	0.38	5.94	NM
RIVR	River Valley Bancorp of IN*	6.86	6.84	0.70	9.51	12.07	0.60	8.15	NA	NA	0.87	8.29	83.75	5.74	83.99	9.68	0.84	5.60	46.41
RVSB	Riverview Bancorp, Inc. of NA*	9.93	7.15	-0.47	-4.60	-20.22	-0.45	-4.48	5.66	40.04	2.72	NM	23.31	2.32	33.39	NM	0.00	0.00	NM
RCKB	Rockville Fin MHC of CT (43.3)	10.13	10.07	0.73	7.34	5.34	0.69	6.86	1.08	75.89	0.94	18.74	132.75	13.45	133.68	20.05	0.24	2.10	39.34
ROMA	Roma Fin Corp MHC of NJ (26.9)	14.85	14.82	0.32	1.99	1.36	0.44	2.70	NA	NA	1.18	NM	146.09	21.70	146.50	NM	0.32	3.12	NM
ROME	Rome Bancorp, Inc. of Rome NY*	18.59	18.59	1.08	5.94	5.58	1.00	5.49	NA	NA	0.89	17.92	105.09	19.54	105.09	19.39	0.36	3.79	67.92
SIFI	SI Fin Gp Inc MHC of CT (38.2)	9.12	8.70	0.25	2.86	3.17	0.23	2.56	0.97	56.81	0.80	31.58	87.08	7.94	91.74	35.29	0.12	2.00	63.16
SVBI	Severn Bancorp, Inc. of MD*	7.88	7.86	-0.88	-8.01	-19.68	-0.90	-8.19	12.02	28.26	4.04	NM	55.67	4.39	55.88	NM	0.00	0.00	NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1 (continued)
weekly Thrift Market Line - Part Two
Prices As Of August 26, 2010

		Key Financial Ratios							Assets Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Field	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
SUPR	Superior Bancorp of AL (8)*	4.12	3.70	-2.23	-35.71	NM	-2.44	-39.10	12.91	18.32	3.13	NM	11.43	0.47	12.79	NM	0.00	0.00	NM
THRD	TF Fin. Corp. of Newtown PA*	10.17	9.60	0.55	5.50	6.87	0.48	4.75	NA	NA	1.28	14.56	78.36	7.97	83.53	16.85	0.80	3.74	54.42
TFSL	TFS Fin Corp MHC of OH (26.3)	16.09	16.02	0.09	0.53	0.33	-0.11	-0.70	3.48	31.13	1.32	NM	157.62	25.37	158.45	NM	0.00	0.00	0.00
TBNK	Territorial Bancorp, Inc of HI*	15.41	15.41	0.59	4.29	4.04	0.78	5.66	0.25	48.36	0.28	24.77	93.75	14.45	93.75	18.78	0.28	1.64	40.58
TSBK	Timberland Bancorp, Inc. of WA*	9.55	8.77	-0.45	-3.65	-12.50	-0.27	-2.19	6.49	22.92	2.00	NM	36.25	3.46	39.82	NM	0.00	0.00	NM
TRST	TrustCo Bank Corp NY of NY*	6.67	6.65	0.83	12.46	7.50	0.77	11.53	1.44	70.98	1.68	13.33	160.54	10.70	161.03	14.41	0.26	4.88	65.00
UCBA	United Comm Bncp MHC IN (40.7)	12.66	12.66	0.19	1.41	1.38	0.17	1.27	NA	NA	NA	NM	101.97	12.91	101.97	NM	0.44	6.07	NM
UCFC	United Community Fin. of OH*	9.19	9.17	-1.14	-12.17	NM	-1.40	-14.94	9.31	18.91	2.22	NM	18.75	1.72	18.78	NM	0.00	0.00	NM
UBNK	United Financial Bncrp of MA*	14.44	13.98	0.55	3.56	3.51	0.68	4.38	1.20	52.43	0.89	28.46	100.15	14.46	104.04	23.15	0.32	2.34	66.67
UWBK	United Western Bncp, Inc of CO*	5.28	5.28	-3.75	NM	NM	-2.45	-41.32	NA	NA	3.13	NM	12.28	0.65	12.28	NM	0.00	0.00	NM
VPFG	Viewpoint Financal Group of TX*	14.20	14.16	0.17	1.55	1.43	0.46	4.18	0.85	60.85	0.88	NM	84.48	12.00	84.72	25.97	0.16	1.76	NM
WSB	WSB Holdings, Inc. of Bowie MD*	12.50	12.50	-1.44	-11.83	NM	-1.56	-12.87	NA	NA	3.71	NM	34.80	4.35	34.80	NM	0.00	0.00	NM
WSFS	WSFS Financial Corp. of DE*	6.93	6.60	0.03	0.38	0.43	0.09	1.14	2.30	71.35	2.47	NM	100.46	6.96	105.85	NM	0.48	1.29	NM
WVFC	WVS Financial Corp. of PA*	7.72	7.72	0.23	2.96	3.86	0.27	3.50	NA	NA	NA	25.91	80.57	6.22	80.57	21.92	0.64	5.61	NM
WFSL	Washington Federal, Inc. of WA*	13.16	11.52	0.83	6.38	6.63	1.17	8.96	NA	NA	1.86	15.09	87.80	11.55	102.24	10.74	0.20	1.41	21.28
WSBF	Waterstone Fin MHC of WI (26.2)	9.22	9.22	-0.46	-5.10	-7.63	-0.96	-10.56	10.27	17.79	2.37	NM	66.13	6.10	66.13	NM	0.00	0.00	NM
WAYN	Wayne Savings Bancshares of OH*	9.32	8.86	0.58	6.40	9.75	0.53	5.82	NA	NA	1.22	10.26	63.29	5.90	66.95	11.27	0.24	3.00	30.77
WFD	Westfield Fin. Inc. of MA*	19.39	19.39	0.34	1.64	1.87	0.31	1.52	NA	NA	1.64	NM	91.33	17.71	91.33	NM	0.24	3.21	NM

EXHIBIT IV-2

Historical Stock Price Indices

Exhibit IV-2
Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2000:	Quarter 1	10921.9	1498.6	4572.8	545.6	421.24
	Quarter 2	10447.9	1454.6	3966.1	567.8	387.37
	Quarter 3	10650.9	1436.5	3672.8	718.3	464.64
	Quarter 4	10786.9	1320.3	2470.5	874.3	479.44

2001:	Quarter 1	9878.8	1160.3	1840.3	885.2	459.24
	Quarter 2	10502.4	1224.4	2160.5	964.5	493.70
	Quarter 3	8847.6	1040.9	1498.8	953.9	436.60
	Quarter 4	10021.5	1148.1	1950.4	918.2	473.67

2002:	Quarter 1	10403.9	1147.4	1845.4	1006.7	498.30
	Quarter 2	9243.3	989.8	1463.2	1121.4	468.91
	Quarter 3	7591.9	815.3	1172.1	984.3	396.80
	Quarter 4	8341.6	879.8	1335.5	1073.2	419.10

2003:	Quarter 1	7992.1	848.2	1341.2	1096.2	401.00
	Quarter 2	8985.4	974.5	1622.8	1266.6	476.07
	Quarter 3	9275.1	996.0	1786.9	1330.9	490.90
	Quarter 4	10453.9	1112.0	2003.4	1482.3	548.60

2004:	Quarter 1	10357.7	1126.2	1994.2	1585.3	562.20
	Quarter 2	10435.5	1140.8	2047.8	1437.8	546.62
	Quarter 3	10080.3	1114.6	1896.8	1495.1	556.00
	Quarter 4	10783.0	1211.9	2175.4	1605.6	595.10

2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80

2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60

2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
As of Aug. 26, 2010		9985.8	1047.2	2118.7	521.4	239.3

(1)	End of period data.

Sources:  SNL Financial and The Wall Street Journal.

EXHIBIT IV-3

Historical Thrift Stock Indices

Index Values

	Index Values				Price Appreciation (%)
	07/30/10	06/30/10	12/31/09	07/31/09	1 Month	YTD	LTM
All Pub. Traded Thrifts	585.7	564.5	587.0	571.1	3.76	-0.21	2.55
MHC Index	3,058.5	3,070.1	2,962.4	2,943.6	-0.38	3.24	3.90

Stock Exchange Indexes
NYSE-Alt Thrifts	294.9	293.9	331.6	358.2	0.36	-11.07	-17.66
NYSE Thrifts	121.5	110.8	110.2	93.5	9.63	10.24	29.87
OTC Thrifts	1,551.8	1,520.1	1,597.4	1,598.3	2.08	-2.86	-2.91

Geographic Indexes
Mid-Atlantic Thrifts	2,529.6	2,413.0	2,420.4	2,260.5	4.83	4.51	11.90
Midwestern Thrifts	2,024.4	2,032.3	2,084.0	2,268.2	-0.39	-2.86	-10.75
New England Thrifts	1,550.9	1,486.2	1,682.2	1,700.9	4.35	-7.80	-8.82
Southeastern Thrifts	252.4	248.2	238.6	308.7	1.69	5.78	-18.24
Southwestern Thrifts	302.9	302.4	339.0	352.6	0.16	-10.64	-14.08
Western Thrifts	53.5	50.3	56.6	45.4	6.48	-5.40	17.89

Asset Size Indexes
Less than $250M	768.8	767.0	810.0	965.0	0.25	-5.08	-20.33
$250M to $500M	2,432.8	2,460.4	2,247.4	2,346.0	-1.12	8.25	3.70
$500M to $1B	1,117.6	1,105.1	1,096.7	1,192.8	1.14	1.91	-6.30
$1B to $5B	1,437.9	1,380.8	1,393.3	1,508.6	4.14	3.20	-4.68
Over $5B	296.5	285.1	301.5	280.6	4.00	-1.66	5.69

Pink Indexes
Pink Thrifts	143.0	146.5	142.1	162.1	-2.39	0.64	-11.80
Less than $75M	423.6	446.0	406.8	491.6	-5.03	4.11	-13.85
Over $75M	143.5	146.9	142.8	162.5	-2.26	0.49	-11.64

Comparative Indexes
Dow Jones Industrials	10,465.9	9,774.0	10,428.1	9,171.6	7.08	0.36	14.11
S&P 500	1,101.6	1,030.7	1,115.1	987.5	6.88	-1.21	11.56

All SNL indexes are market-value weighted, i.e., an institution’s effect on an index is proportionate to that institution’s market capitalization. All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1,164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, Ml, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

AUGUST 2010	SNLFinancial

EXHIBIT IV-4

Market Area Acquisition Activity

Exhibit IV-4
Louisiana Thrift Acquisitions 2006-Present

						Target Financials at Announcement						Deal Terms and Pricing at Announcement
						Total				NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

07/02/2008	02/12/2009	First Trust Corp.	LA	Globe Bancorp, Inc.	LA	27,589	20.24	0.22	0.57	0.00	NA	5.2	NA	93.14	93.14	NM	18.85	3.20
11/15/2007	04/22/2008	First NBC Bank Holding Co.	LA	Dryades Bancorp, Inc.	LA	80,154	3.49	-0.09	NA	NA	NA	3.0	NA	104.30	104.30	NM	5.72	0.56
01/04/2007	07/30/2007	First Guaranty Bancshares Inc.	LA	Homestead Bancorp, Inc.	LA	131,886	9.04	0.33	3.80	0.52	58.66	13.1	17.600	127.02	127.02	43.63	9.92	5.07
06/30/2006	06/30/2006	Home Bank	LA	Crowley Building & Loan Association	LA	33,963	10.83	0.52	5.68	0.24	180.95	NA	NA	NA	NA	NA	NA	NA

				Averages:		68,398	10.90	0.24	3.35	0.25	119.81	7.1		108.15	108.15	43.63	11.50	2.94
				Medians:		57,059	9.94	0.27	3.80	0.24	119.81	5.2		104.30	104.30	43.63	9.92	3.20

Source: SNL Financial, LC.

EXHIBIT IV-5

Minden Bancorp, Inc.
Director and Senior Management Summary Resumes

Exhibit IV-5
Minden Bancorp, Inc.
Director and Senior Management Summary Resumes

			Year
		Principal Occupation During	Term	Director
Name	Age	the Past Five Years/Public Directorships	Expires	Since(1)

Russell A. Adams	85	Director and Secretary of the Board of Directors. Retired. Previously, served as managing officer of MBL Bank, Minden, Louisiana, from 1960 to 1987. Mr. Adams brings to the Board perspective and experience gained as a director for fifty years and managing officer of MBL Bank for more than 25 years.	2013	1960

Jack E. Byrd, Jr.	63	Director. President and CEO of Minden Bancorp since January 2008; previously Senior Financial Advisor of Minden Bancorp and MBL Bank since April 2, 2007; previously President, Regions Bank of North Louisiana, from 1999 to March 2007; previously President of Minden Bank & Trust Company from 1989 until its merger with Regions Bank in 1999.	2013	2007

		As President and Chief Executive Officer, Mr. Byrd brings to the Board knowledge of Minden Bancorp’s operations, as well as perspective on its strengths, challenges and opportunities. He also brings more than 30 years of involvement in community banking in Webster Parish.

John P. Collins	62	Director. Owner and President of A.J. Price, Inc., an auto parts store, Minden, Louisiana, since 1970 and owner and President of A.J. Price Tire, LLC, Benton, Louisiana, since 2005.	2012	2000

		Mr. Collins brings to the Board entrepreneurial and business management experience from successfully managing a business for 40 years. Mr. Collins also lives and works in Minden.

A. David Evans	69	Chairman of the Board. President and Chief Executive Officer of MBL Bank from July 1989 to January 2008 and of Minden Bancorp from July 2002 to January 2008.	2011	1989

Mr. Evans brings to the Board knowledge of Minden Bancorp’s operations through his service as President and Chief Executive Officer of Minden Bancorp for six years and of MBL Bank for 19 years. He also brings extensive knowledge of and familiarity with the market area in which we operate.

Exhibit IV-5 (continued)
Minden Bancorp, Inc.
Director and Senior Management Summary Resumes

Michael S. Harper	59	Director. President and owner of Harper Motors, Inc., Minden, Louisiana from 1996 to present; President and owner of Julian Foy Motors, Inc., Many, Louisiana since 2003. Mr. Harper brings to the Board his entrepreneurial and business management experience from successfully operating two automobile dealerships in Webster Parish as well as his in-depth knowledge of the communities that we serve.	2013	2004
A. Loye Jones	78	Director. Owner and pharmacist of Loye’s Pharmacy, Inc., Minden, Louisiana, since 1963; owner of JHELO, Inc. Properties. Mr. Jones brings extensive entrepreneurial experience and business management experience from his successful operation of a pharmacy for more than 40 years as well as his deep knowledge and understanding of the communities that we serve.	2011	1981
F. Dare Lott, Jr.	60	Director. Veterinarian and owner of the Minden Animal Clinic, Minden, Louisiana, since 1974; President of Plantation Farm, ______, Louisiana, since 2009; owner and President of PetCare Animal Hospital, Houghton, Louisiana since 2006; President of IZO Equine Associates, ______, Louisiana, since 2002. Mr. Lott brings to the Board his entrepreneurial and business management experience from successfully managing a number of businesses including operating a successful veterinary practice for more than 35 years. He also has extensive knowledge of Minden and the surrounding communities.	2012	1981
Michael W. Wise	51	Director. Certified Public Accountant with Jamieson Wise and Martin, Minden, Louisiana, since 1980. Mr. Wise brings to the Board extensive financial experience as well as experience in public accounting resulting from his operation of an accounting firm for 30 years.	2012	2000
R.E. Woodard, III	57	Director. Certified financial planner for Lincoln Financial Group, an insurance and investment management company headquartered in Philadelphia, Pennsylvania, since 1975. Mr. Woodard brings to the Board his extensive knowledge of the insurance industry as well as his knowledge of the local business community.	2011	2000

(1)	Includes a service as a director of MBL Bank.

Exhibit IV-5 (continued)
Minden Bancorp, Inc.
Director and Senior Management Summary Resumes

Executive Officers Who Are Not Directors

Name	Age	Principal Occupation During the Past Five Years
Becky T. Harrell	58	Chief Financial Officer and Treasurer of MBL Bank since July 2002. Treasurer of Minden Bancorp since 2002.

Michael P. Burton	50
Senior Vice President and Senior Loan Officer as well as Secretary of Minden Bancorp since July 2002. Senior Loan Officer of MBL Bank from April 2001 to June 2002 and Senior Vice President and Senior Loan Officer since July 2002.

EXHIBIT IV-6

Minden Bancorp, Inc.
Pro Forma Regulatory Capital Ratios

Exhibit IV-6
Minden Bancorp, Inc.
Pro Forma Regulatory Capital Ratios

			Pro Forma at June 30, 2010 based on sale at $10.00 per share
	MBL Bank Historical at June 30, 2010		Minimum 1,105,000 Shares		Midpoint 1,300,000 Shares		Maximum 1,495,000 Shares		15% Above Maximum 1,719,250 Shares

	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)
	(Dollars in thousands)
GAAP capital	$22,447	11.25%	$26,637	13.02%	$27,465	13.36%	$28,293	13.70%	$29,245	14.08%

Tier 1 leverage capital:
Actual	$21,733	10.94%	$25,923	12.72%	$26,751	13.07%	$27,579	13.41%	$28,531	13.79%
Requirement	7,949	4.00	8,150	4.00	8,189	4.00	8,228	4.00	8,273	4.00
Excess	$13,784	6.94%	$17,773	8.72%	$18,562	9.07%	$19,351	9.41%	$20,258	9.79%

Tier 1 risk-based capital:
Actual	$21,733	19.13%	$25,923	22.62%	$26,751	23.35%	$27,579	23.99%	$28,531	24.77%
Requirement	4,543	4.00	4,583	4.00	4,591	4.00	4,599	4.00	4,607	4.00
Excess	$17,190	15.13%	$21,340	18.62%	$22,160	19.35%	$22,980	19.99%	$23,923	20.77%

Total risk-based capital:
Actual	$22,786	20.06%	$26,976	23.54%	$27,804	24.22%	$28,602	24.90%	$29,584	25.68%
Requirement	9,087	8.00	9,167	8.00	9,182	8.00	9,198	8.00	9,216	8.00
Excess	$13,699	12.06%	$17,809	15.54%	$18,622	16.22%	$19,434	16.90%	$20,368	17.68%
Reconciliation of capital infused into MBL Bank:
Net proceeds infused			$5,025		$6,000		$6,475		$8,096
Less:
Common stock acquired by employee stock ownership plan			(442)		(520)		(598)		(688)
Less:
Shares acquired by stock recognition plan			(393)		(462)		(531)		(611)
Pro forma increase in GAAP and regulatory capital			$4,190		$5,015		$5,846		$6,798
Reconciliation of capital infused into MBL Bank:

(1)	Adjusted total or adjusted risk-weighted assets, as appropriate.

Source:  Minden Bancorp, Inc.’s prospectus.

EXHIBIT IV-7

Minden Bancorp, Inc.
Pro Forma Analysis Sheet

EXHIBIT IV-7
PRO FORMA ANALYSIS SHEET
Minden Bancorp, Inc.
Prices as of August 26, 2010

			Subject		Peer Group		Louisiana Companies						All Public
Valuation Midpoint Pricing Multiples		Symbol	at Midpoint		Average		Median		Average		Median		Average		Median
Price-earnings multiple	=	P/E	85.17	x	15.50	x	15.18	x	20.98	x	25.43	x	18.32	x	15.19	x
Price-core earnings multiple	=	P/CE	10.46	x	19.20	x	18.66	x	20.27	x	22.48	x	17.69	x	16.20	x
Price-book ratio	=	P/B	64.60%		68.94%		64.63%		78.21%		83.11%		69.82%		67.16%
Price-tangible book ratio	=	P/TB	64.60%		71.62%		69.60%		79.59%		85.85%		77.62%		73.61%
Price-assets ratio	=	P/A	10.53%		8.10%		6.20%		12.06%		11.83%		8.10%		6.77%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$264,000	(12 Mths 6/10)	ESOP Stock (% of Offering) (E)	4.00%
Pre-Conversion Core Earnings (YC)(2)	$2,125,000	(12 Mths 6/10)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)(3)	$23,311,000		ESOP Amortization (T)	20.00	Years
Pre-Conv. Tang. Book Value (B)(3)	$23,311,000		Stock Program (% of Offering) (M)	3.55%
Pre-Conversion Assets (A)	$199,593,000		Stock Programs Vesting (N)	5.00	Years
Reinvestment Rate (R)	1.79%		Fixed Expenses	$1,000,000
Tax rate (TAX)	34.00%		Variable Expenses	1.00%
After Tax Reinvest. Rate (R)	1.18%		Percentage Sold (PCT)	58.6027%
Est. Conversion Expenses (1)(X)	7.69%		MHC Assets	$0
Insider Purchases	$1,265,000		Options as % of Offering (O1)	8.88%
Price/Share	$10.00		Estimated Option Value (O2)	1.70%
Foundation Cash Contribution (FC)	0.00%		Option Vesting Period (O3)	5.00	Years
Foundation Stock Contribution (FS)	0.00	% Shares	% of Options taxable (O4)	25.00%
Foundation Tax Benefit (FT)	$0		Louisiana Shares Tax(L)	$52,000

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y-L)	V=	$22,183,280
1 - P/E * PCT * ((1-X-E-M-FS)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))

2.	V=	P/Core E * (YC-L)	V=	$22,183,280
1 - P/Core E * PCT * ((1-X-E-M-FS)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))

3.	V=	P/B * (B+FT)	V=	$22,183,280
		1 - P/B * PCT * (1-X-E-M-FC-FS)

4.	V=	P/TB * (B+FT)	V=	$22,183,280
		1 - P/TB * PCT * (1-X-E-M-FC-FS)

5.	V=	P/A * (A+FT)	V=	$22,183,280
		1 - P/A * PCT * (1-X-E-M-FC-FS)

Shares
Conclusion	2nd Step Offering Shares	2nd Step Exchange Shares	Full Conversion Shares	Plus: Foundation Shares	Total Market Capitalization Shares	Exchange Ratio
Supermaximum	1,719,250	1,214,489	2,933,739	0	2,933,739	2.1488
Maximum	1,495,000	1,056,077	2,551,077	0	2,551,077	1.8685
Midpoint	1,300,000	918,328	2,218,328	0	2,218,328	1.6248
Minimum	1,105,000	780,579	1,885,579	0	1,885,579	1.3811

Market Value

Conclusion	2nd Step Offering Value	2nd Step Exchange Shares Value	Full Conversion $ Value	Foundation Value	Total Market Capitalization $ Value
Supermaximum	$17,192,500	$12,144,890	$29,337,390	$0	$29,337,390
Maximum	$14,950,000	$10,560,770	$25,510,770	0	$25,510,770
Midpoint	$13,000,000	$9,183,280	$22,183,280	0	$22,183,280
Minimum	$11,050,000	$7,805,790	$18,855,790	0	$18,855,790

(1) Estimated offering expenses at midpoint of the offering.

EXHIBIT IV-8

Minden Bancorp, Inc.
Pro Forma Effect of Conversion Proceeds

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Minden Bancorp, Inc.
At the Minimum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$18,855,790
	Exchange Ratio	1.3811

	2nd Step Offering Proceeds	$11,050,000
	Less: Estimated Offering Expenses	1,000,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$10,050,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$10,050,000
	Less: Cash Contribution to Foundation	(0)
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(442,000)
	Less: RRP Stock Purchases (2)	(392,589)
	Net Proceeds to be Reinvested	$9,215,411
	Estimated after-tax net incremental rate of return	1.18%
	Earnings Increase	$108,871
	Less: Louisiana Shares Tax	($44,000)
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(14,586)
	Less: Stock Programs Vesting (4)	(51,822)
	Less: Option Plan Vesting (5)	(3,053)
	Net Earnings Increase	($4,590)

3.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended June 30, 2010 (reported)		$264,000	($4,590)	$259,410
	12 Months ended June 30, 2010 (core)		$2,125,000	($4,590)	$2,120,410

4.	Pro Forma Net Worth	Before Conversion	Net Addition to Equity	Tax Benefit of Foundation	After Conversion

	June 30, 2010	$23,311,000	$9,215,411	$0	$32,526,411
	June 30, 2010 (Tangible)	$23,311,000	$9,215,411	$0	$32,526,411

5.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion

	June 30, 2010	$199,593,000	$9,215,411	$0	$208,808,411

(1)	Includes ESOP purchases of 4.00% of the second step offering.
(2)	Includes RRP purchases of 3.55% of the second step offering.
(3)	ESOP amortized over 20 years, tax effected at:	34.00%
(4)	RRP amortized over 5 years, tax effected at:	34.00%
(5)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Minden Bancorp, Inc.
At the Midpoint of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$22,183,280
	Exchange Ratio	1.6248

	2nd Step Offering Proceeds	$13,000,000
	Less: Estimated Offering Expenses	1,000,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$12,000,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$12,000,000
	Less: Cash Contribution to Foundation	(0)
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(520,000)
	Less: RRP Stock Purchases (2)	(461,868)
	Net Proceeds to be Reinvested	$11,018,132
	Estimated after-tax net incremental rate of return	1.18%
	Earnings Increase	$130,168
	Less: Louisiana Shares Tax	($52,000)
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(17,160)
	Less: Stock Programs Vesting (4)	(60,967)
	Less: Option Plan Vesting (5)	(3,592)
	Net Earnings Increase	($3,551)

3.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended June 30, 2010 (reported)		$264,000	($3,551)	$260,449
	12 Months ended June 30, 2010 (core)		$2,125,000	($3,551)	$2,121,449

4.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion

	June 30, 2010	$23,311,000	$11,018,132	$0	$34,329,132
	June 30, 2010 (Tangible)	$23,311,000	$11,018,132	$0	$34,329,132

5.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion

	June 30, 2010	$199,593,000	$11,018,132	$0	$210,611,132

(1)	Includes ESOP purchases of 4.00% of the second step offering.
(2)	Includes RRP purchases of 3.55% of the second step offering.
(3)	ESOP amortized over 20 years, tax effected at:	34.00%
(4)	RRP amortized over 5 years, tax effected at:	34.00%
(5)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Minden Bancorp, Inc.
At the Maximum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$25,510,770
	Exchange Ratio	1.8685

	2nd Step Offering Proceeds	$14,950,000
	Less: Estimated Offering Expenses	1,000,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$13,950,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$13,950,000
	Less: Cash Contribution to Foundation	(0)
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(598,000)
	Less: RRP Stock Purchases (2)	(531,148)
	Net Proceeds to be Reinvested	$12,820,852
	Estimated after-tax net incremental rate of return	1.18%
	Earnings Increase	$151,466
	Less: Louisiana Shares Tax	($61,000)
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(19,734)
	Less: Stock Programs Vesting (4)	(70,112)
	Less: Option Plan Vesting (5)	(4,131)
	Net Earnings Increase	($3,511)

3.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended June 30, 2010 (reported)		$264,000	($3,511)	$260,489
	12 Months ended June 30, 2010 (core)		$2,125,000	($3,511)	$2,121,489

4.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion

	June 30, 2010	$23,311,000	$12,820,852	$0	$36,131,852
	June 30, 2010 (Tangible)	$23,311,000	$12,820,852	$0	$36,131,852

5.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion

	June 30, 2010	$199,593,000	$12,820,852	$0	$212,413,852

(1)	Includes ESOP purchases of 4.00% of the second step offering.
(2)	Includes RRP purchases of 3.55% of the second step offering.
(3)	ESOP amortized over 20 years, tax effected at:	34.00%
(4)	RRP amortized over 5 years, tax effected at:	34.00%
(5)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Minden Bancorp, Inc.
At the Supermaximum Value

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$29,337,390
	Exchange Ratio	2.1488

	2nd Step Offering Proceeds	$17,192,500
	Less: Estimated Offering Expenses	1,000,000
	2nd Step Net Conversion Proceeds (Including Foundation)	$16,192,500

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$16,192,500
	Less: Cash Contribution to Foundation	(0)
	Less: Stock Contribution to Foundation	0
	Less: ESOP Stock Purchases (1)	(687,700)
	Less: RRP Stock Purchases (2)	(610,823)
	Net Proceeds to be Reinvested	$14,893,977
	Estimated after-tax net incremental rate of return	1.18%
	Earnings Increase	$175,957
	Less: Louisiana Shares Tax	($71,000)
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(22,694)
	Less: Stock Programs Vesting (4)	(80,628)
	Less: Option Plan Vesting (5)	(4,751)
	Net Earnings Increase	($3,116)

3.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended June 30, 2010 (reported)		$264,000	($3,116)	$260,884
	12 Months ended June 30, 2010 (core)		$2,125,000	($3,116)	$2,121,884

4.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion

	June 30, 2010	$23,311,000	$14,893,977	$0	$38,204,977
	June 30, 2010 (Tangible)	$23,311,000	$14,893,977	$0	$38,204,977

5.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion

	June 30, 2010	$199,593,000	$14,893,977	$0	$214,486,977

(1)	Includes ESOP purchases of 4.00% of the second step offering.
(2)	Includes RRP purchases of 3.55% of the second step offering.
(3)	ESOP amortized over 20 years, tax effected at:	34.00%
(4)	RRP amortized over 5 years, tax effected at:	34.00%
(5)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

EXHIBIT IV-9

Peer Group Core Earnings Analysis

RP® Financial, LC.

Exhibit IV-9
Core Earnings Analysis
Comparable Institution Analysis
For the 12 Months Ended June 30, 2010

					Less:	Estimated
		Net Income	Less: Net	Tax Effect	Extraordinary	Core Income		Estimated
Comparable Group		to Common	Gains(Loss)	@ 34%	Items	to Common	Shares	Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)

FFDF	FFD Financial Corp. of Dover OH (1)	$925	($326)	$111	$0	$710	1,011	$0.70
FABK	First Advantage Bancorp of TN	$708	($81)	$28	$0	$655	4,188	$0.16
FCAP	First Capital, Inc. of IN	$2,370	($490)	$167	$0	$2,047	2,788	$0.73
FSFG	First Savings Financial Group of IN	$2,337	$1,083	($368)	$0	$3,052	2,415	$1.26
GSLA	GS Financial Corp. of LA	$91	($996)	$339	$0	($566)	1,258	($0.45)
LSBI	LSB Financial Corp. of Lafayette IN	$835	($589)	$200	$0	$446	1,554	$0.29
LABC	Louisiana Bancorp, Inc. of LA	$2,420	($476)	$162	$0	$2,106	4,208	$0.50
FFFD	North Central Bancshares of IA	$1,485	($391)	$133	$0	$1,227	1,351	$0.91
RIVR	River Valley Bancorp of IN	$2,727	($591)	$201	$0	$2,337	1,510	$1.55
WAYN	Wayne Savings Bancshares of OH	$2,348	($307)	$104	$0	$2,145	3,004	$0.71

(1) Financial information is for the quarter ending March 31, 2010.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

EXHIBIT V-1

RP® Financial, LC.
Firm Qualifications Statement

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and other financial services companies.

STRATEGIC PLANNING SERVICES
RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES
RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and supporting the implementation of post-acquisition strategies. RP® is also expert in de novo charters, shelf charters and negotiating acquisitions of troubled institutions. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES
RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, purchase accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES
RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (29)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (25)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (26)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (23)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (22)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (19)	(703) 647-6552	tbiddle@rpfinancial.com
Janice Hollar, Senior Vice President (24)	(703) 647-6554	jhollar@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com